SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ADVANCED MEDICAL OPTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1700 E. St. Andrew Place, Santa Ana, CA 92705 (714) 247-8200

March 25, 2003

Dear Stockholder:

We invite you to attend our annual meeting of stockholders on Wednesday, April 30, 2003, at 10:00 a.m., to be held at our headquarters located at 1700 E. St. Andrew Place, Santa Ana, California.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and the procedures for the meeting. It also describes how the company’s board of directors operates and gives certain information about the company. In addition, you will note that for your convenience we have included the company’s financial statements for 2002 as Exhibit A to the proxy statement.

We hope you will be able to attend this first annual meeting following our spin-off from Allergan, Inc. on June 29, 2002. If you need special assistance at the meeting, please contact our Investor Relations department at the address above.

William R. Grant	James V. Mazzo

Chairman of the Board	President and Chief Executive Officer

1700 E. St. Andrew Place, Santa Ana, CA 92705 (714) 247-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	April 30, 2003

Time:	10:00 a.m.

Place:	Advanced Medical Optics, Inc.
1700 E. St. Andrew Place
Santa Ana, California

Purpose:

•	To elect three directors
•	To approve the Advanced Medical Optics, Inc. 2002 Bonus Plan to enable us to meet tax deductibility requirements of Section 162(m) of the Internal Revenue Code
•	To approve the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan to enable us to meet tax deductibility requirements of Section 162(m) of the Internal Revenue Code
•	To consider such other business as may properly come before the meeting or any adjournment of the meeting

YOUR VOTE IS IMPORTANT. YOU MAY VOTE YOUR SHARES BY EITHER (1) CALLING THE TOLL-FREE NUMBER SET FORTH ON YOUR PROXY CARD; (2) ACCESSING THE INTERNET AS INDICATED ON YOUR PROXY CARD; OR (3) SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING.

By Order of the Board of Directors

Aimee S. Weisner
Corporate Vice President, General Counsel and Secretary

March 25, 2003

ADVANCED MEDICAL OPTICS, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, APRIL 30, 2003

GENERAL INFORMATION

The approximate date on which the enclosed proxy card and this proxy statement are first being sent to stockholders is March 25, 2003.

Outstanding Shares.

On March 6, 2003, 28,765,357 shares of common stock (exclusive of 12,654 shares held in treasury) were outstanding. Each common share has one vote.

Who May Vote

Stockholders of Advanced Medical Optics, Inc. as of the company’s record date, March 6, 2003, may vote.

How To Vote

You may vote by proxy or in person at the meeting. To vote by proxy, you may vote in one of the following three ways:

•	Complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope;

•	Call the toll-free number listed on the proxy card; or

•	Access the Internet as indicated on the proxy card.

Even if you plan to attend the meeting, we recommend that you vote prior to the meeting. You can always change your vote as described below.

How Proxies Work

Advanced Medical Optics, Inc.’s board of directors is asking for your proxy. By giving us your proxy, you authorize the proxy holders (members of Advanced Medical Optics management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish us to vote your shares, your shares will be voted “for” all director candidates, “for” the approval of the 2002 Bonus Plan, and “for” the approval of the 2002 Incentive Compensation Plan. Proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. Generally, you need to either call the toll-free number, vote by accessing the Internet, or sign and return all of your proxy cards to vote all of your shares. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from them. Shares registered in your name and shares held in the Advanced Medical Optics 401(k) Plan are covered by a separate proxy card. If a proxy card representing shares in the Advanced Medical Optics 401(k) Plan is not voted, those shares will be voted by the trustee of the Plan in accordance with the direction of the company’s corporate benefits committee.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Advanced Medical Optics (also known as treasury shares) are not voted and do not count for this purpose.

Changing Your Vote

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying the Secretary of Advanced Medical Optics in writing at the address under “Questions?” on page 35.

Votes Needed

Director nominees receiving the largest number of votes cast are elected, up to the maximum number of directors fixed by the board to be elected at the meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Approval of the Bonus Plan, approval of the Incentive Compensation Plan and any other matter properly brought before the meeting requires the favorable vote of a majority of the shares of common stock represented at the meeting, in person or by proxy. Abstentions and broker non-votes are counted as if they were votes against each of these proposals.

Attending In Person

Only stockholders, their designated proxies and guests of Advanced Medical Optics may attend the meeting.

ELECTION OF DIRECTORS

(Proposal 1)

General

The first proposal to be voted on at the meeting is the election of three directors. Each of these directors is to be elected as a Class I director for a three-year term expiring at the 2006 annual meeting. The board of directors has nominated Dr. William J. Link, Mr. Michael A. Mussallem and Mr. David E.I. Pyott for these directorships. All of these individuals are currently serving as AMO directors. As part of a private letter ruling request to the IRS regarding our spin-off from Allergan, no director of Allergan can remain both a director of AMO and Allergan for more than one year following the spin-off. Therefore, we expect that Mr. Pyott, the Chairman of the Board, President and Chief Executive Officer of Allergan, will resign from our board mid-year. Biographical information about each of these nominees is included in “Director Information” below.

The Board of Directors recommends a vote “FOR” all nominees.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the board will either select a substitute nominee or reduce the size of the board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee, in the discretion of the proxy holders.

In accordance with our bylaws, directors are elected by a plurality of the votes of shares represented and entitled to be voted at the meeting. That means the three nominees will be elected if they receive more affirmative votes than any other nominees.

Director Information

Our board of directors is separated into three classes, each with a three-year term. The current term of the Class I directors will expire at the 2003 annual meeting, the current term of the Class II directors will expire at the 2004 annual meeting and the current term of the Class III directors will expire at the 2005 annual meeting.

Set forth below is biographical and other information about the persons who will make up the board following the annual meeting, assuming election of the nominees named above.

Nominees for Election as Directors—Term Expiring 2006

William J. Link, Ph.D. Class I Age: 56 Director since June 2002 Board committees: Audit and Finance; Science and Technology

Dr. Link is Managing Director and a co-founder of Versant Ventures, a venture capital firm located in Newport Beach, California investing in early-stage health care companies. Prior to co-founding Versant Ventures in 1999, Dr. Link was a general partner at Brentwood Venture Capital, where he invested in a number of early-stage companies. From 1986 to 1997, Dr. Link was Chairman and Chief Executive Officer of Chiron Vision, a subsidiary of Chiron Corporation founded by Dr. Link, which specialized in ophthalmic surgical products and which was later sold to Bausch and Lomb in 1997. Prior to Chiron Vision, Dr. Link founded and served as President of American Medical Optics, a division of American Hospital Supply Corporation, which was sold to Allergan in 1986. Before entering the health care industry, Dr. Link was an assistant professor in the Department of Surgery at the Indiana University School of Medicine. Dr. Link earned his bachelor’s, master’s and doctorate degrees in mechanical engineering from Purdue University.

Michael A. Mussallem Class I Age: 50 Director since June 2002 Board committees: Audit and Finance; Organization, Compensation and Corporate Governance

Mr. Mussallem is the Chairman of the Board and Chief Executive Officer of Edwards Lifesciences Corporation, a position he has held since 2000, when Edwards Lifesciences was spun off from Baxter International, Inc. Mr. Mussallem joined Baxter in 1979 and was the Group Vice President of Baxter’s CardioVascular business from 1994 to 2000 and Group Vice President of Baxter’s Biopharmaceutical business from 1998 to 2000. Mr. Mussallem serves on the boards of Edwards Lifesciences Corporation and World Heart Corporation.

David E.I. Pyott Class I Age: 49 Director since October 2001 Board committees: Science and Technology

Mr. Pyott has served as President and Chief Executive Officer of Allergan since January 1998. He has been a Director of Allergan since 1998 and Chairman since 2001. Previously, he was head of the Nutrition Division and a member of the Executive Committee of Novartis AG from 1995 until December 1997. From 1992 to 1995, Mr. Pyott was President and Chief Executive Officer of Sandoz Nutrition Corp., Minneapolis, Minnesota and General Manager of Sandoz Nutrition, Barcelona, Spain from 1990 to 1992. Prior to that, Mr. Pyott held various positions within the Sandoz Nutrition group from 1980. He is a member of the boards of directors of Allergan, Avery-Dennison Corporation and Edwards Lifesciences Corporation.

Directors Continuing in Office—Term Expiring 2004
William R. Grant Class II Age: 78 Director since October 2001 Board committees: Audit and Finance; Organization, Compensation and Corporate Governance

Mr. Grant is the Chairman of the Board of Directors, a position he has held since January 2002. He is a co-founder of Galen Associates, Inc., a venture capital firm in the health care industry, and has been its Chairman since 1989. Mr. Grant has over 40 years of experience in the investment banking and risk-capital fields, including substantial experience in the health care industry. From 1987 to 1989 he was Chairman of New York Life International Investment, Inc. Mr. Grant is also a Director of Ocular Sciences, Inc., Vasogen Inc., Quest Diagnostics Incorporated and Massey Energy Company.

Christopher G. Chavez Class II Age: 47 Director since June 2002 Board committees: Organization, Compensation and Corporate Governance; Science and Technology

Mr. Chavez joined Advanced Neuromodulation Systems as President, Chief Executive Officer and Director in April 1998. Prior to joining ANS, Mr. Chavez was Vice President of Worldwide Marketing and Strategic Planning for Eastman Kodak’s Health Imaging Division where the division’s five worldwide profit centers reported to him. From 1981 to 1997, Mr. Chavez was with Johnson & Johnson Medical, Inc., a major division of Johnson & Johnson. While with J&J, he progressed through several positions in finance, strategic planning, domestic and international marketing, new business development and general management. His most recent position was Vice President and General Manager of the Infection Prevention Business Unit, one of four worldwide business units with approximately one-half billion dollars in sales.

Directors Continuing in Office—Term Expiring 2005

James V. Mazzo Class III Age: 45 Director since October 2001 Board committees: Science and Technology

Mr. Mazzo is our President and Chief Executive Officer and has been a member of our board of directors since October 2001. Prior to the spin-off, Mr. Mazzo served in various positions at Allergan, most recently as Allergan’s Corporate Vice President, and President, Surgical and CLCP Businesses. From April 1998 to January 2002, Mr. Mazzo was Allergan’s Corporate Vice President and President, Europe/Africa/Middle East Region. From January 2001 to January 2002, Mr. Mazzo also assumed the duties of President of Allergan’s Global Surgical Business, and from May 1998 to January 2001, he was the President of Global Lens Care Products for Allergan. From June 1997 to May 1998, he was Senior Vice President, U.S. Eyecare/Rx Sales and Marketing, and prior to that he served 11 years in a variety of positions at Allergan, including Director, Marketing (Canada), Vice President and Managing Director (Italy) and Senior Vice President, Northern Europe. Mr. Mazzo first joined Allergan in 1980.

James O. Rollans Class III Age: 60 Director since June 2002 Board committees: Audit and Finance; Organization, Compensation and Corporate Governance

Mr. Rollans is Group Executive of Investor Relations and Corporate Communications for Fluor Corporation, where he is responsible for leading the company’s external affairs, including the Investor Relations, Corporate Communications, Community and Government Relations functions. Prior to assuming this role in February 2002, Mr. Rollans served as Group Executive of Business Services (from February 2001). Joining Fluor in 1982, Mr. Rollans’ tenure with the company has included several positions at the senior executive level, including that of Senior Vice President and Chief Administrative Officer from 1994 to 1998; Senior Vice President and Chief Financial Officer from 1998 to 1999 and from 1992 to 1994; and Vice President of Corporate Communications from 1982 to 1992. He also served as the first President and Chief Executive Officer of Fluor Signature Services, the former business services enterprise of Fluor Corporation from 1999 to 2001. Mr. Rollans is a member of the Boards of Directors of Fluor Corporation and Flowserve Corporation.

Attendance at Meetings

The board of directors of the company met seven times in 2002. Each of the directors attended 75% or more of the aggregate number of regularly scheduled and special board and committee meetings held during the year.

Director Compensation

In 2002, our non-employee directors other than our Chairman received an annual cash retainer of $24,000 and an additional fee of:

•	$1,200 for attending each board meeting,

•	$1,000 for each committee member attending a committee meeting, and

•	$1,500 for each committee chairperson presiding over a committee meeting.

Additionally, our non-employee directors other than our Chairman are entitled to participate in our Incentive Compensation Plan, receiving 20,000 options upon initial election and 6,500 options per year thereafter.

For 2002, our Chairman of the Board received an annual cash retainer of $150,000 and meeting fees as set forth above. The Chairman, as a non-employee director, also received an initial stock option grant of options to purchase 40,000 shares of our common stock at the time of our spin-off, and will receive options to purchase 13,000 shares annually thereafter.

Effective January 2003, the annual cash retainer portion of our non-employee directors’ compensation was changed, as follows:

•	Chairman of the Board: $150,000

•	Chairman of the Audit and Finance Committee: $34,000

•	Chairman of the Organization, Compensation and Corporate Governance Committee: $29,000

•	Chairman of the Science and Technology Committee: $29,000

•	Other Board Members: $24,000

In addition, meeting fees were changed, as follows

•	Full Board: $1,200 per meeting

•	Committee: $1,000 per meeting

Effective April 2003, the non-employee directors may elect to forego some or all of their annual cash retainer in lieu of restricted shares of our stock issued under our 2002 Incentive Compensation Plan, with a face value equal to the amount of the annual cash retainer foregone. These restricted shares vest at the next following annual meeting.

Committees of the Board of Directors

We are managed under the direction of our board of directors. Our board of directors has established an Audit and Finance Committee, an Organization, Compensation and Corporate Governance Committee and a Science and Technology Committee.

Audit and Finance Committee

The Audit and Finance Committee is comprised of Dr. Link and Messrs. Rollans, Grant and Mussallem. Our Board has determined that none of the committee members has a relationship to AMO that may interfere with the exercise of his independence from management and the company. None of the Audit and Finance Committee members is a former employee of the company. None of the Audit and Finance Committee members has a business relationship with the company, or is a partner, controlling stockholder or executive officer of an entity that has a material business relationship with the company. In addition, there is no Audit and Finance Committee member who is employed as an executive of another company where any of the company’s executives serve on that other firm’s compensation committee. No member of the Audit and Finance Committee is an immediate family member of an individual who is an executive officer of the company or any of its affiliates. Each member of the Audit and Finance Committee is financially literate, in accordance with the qualifications set forth by the company’s board of directors in its business judgment. In addition, at least one member of the Audit and Finance Committee has accounting or related financial management expertise, as the board of directors interprets this qualification in its business judgment.

In 2002, the Audit and Finance Committee met three times after its formation in June 2002. The board of directors has adopted a written Charter setting forth the authority and responsibilities of the Audit and Finance Committee, a copy of which is attached to this proxy statement as Exhibit D. The Audit and Finance Committee reviews the scope of the audit by the independent auditors, inquires into the effectiveness of our accounting and internal control functions, and recommends to the board of directors any changes in the appointment of independent auditors that the committee may deem to be in the best interests of the company and its stockholders. The Audit and Finance Committee also assists the board of directors in establishing and monitoring compliance with the ethical business practice standards of the company. The committee also has a finance oversight role, including the periodic evaluation of our finance function, capital structure and debt and equity policies and programs. Our independent auditors and our internal financial personnel have regular private meetings and unrestricted access with this committee.

The report of the committee begins on page 32.

Organization, Compensation and Corporate Governance Committee

Our Organization, Compensation and Corporate Governance Committee is comprised of Messrs. Mussallem, Chavez, Grant and Rollans. This committee met three times in 2002 following its formation in June 2002. The Organization, Compensation and Corporate Governance Committee determines the compensation of executive officers and outside directors, exercises authority of the board of directors concerning employee benefit plans and advises the board of directors on other compensation and employee benefit matters. In addition, this committee makes recommendations to the board of directors regarding candidates for election as directors of the company. The committee also advises the board of directors on board committee structure and membership and corporate governance matters. The Organization, Compensation and Corporate Governance Committee consists solely of directors who are independent of management.

The Organization, Compensation and Corporate Governance Committee will consider director candidates proposed by stockholders. To be considered by the committee for the 2004 annual meeting, stockholder submissions must be received at the offices of the company to the attention of the Secretary, Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, California 92705, between December 31, 2003 and January 30, 2004.

The report of the committee begins on page 23.

Science and Technology Committee

Our Science and Technology Committee is comprised of Dr. Link and Messrs. Chavez, Mazzo and Pyott. The functions of this committee include reviewing our research and development programs and projects to evaluate investment allocations, our portfolio of strategic patents and major technology-based transactions. This committee met twice in 2002 following its formation in June 2002.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In January 2003, the board of directors approved the “Corporate Governance Guidelines,” which are published below. These guidelines are being published in this proxy statement to inform our stockholders of the Board’s current thinking with respect to selected corporate governance issues that we think may be of interest to stockholders. These are guidelines, not rigid rules, and their publication in this proxy statement should not be interpreted as a representation that they will be strictly followed in each instance. Our board will continue to assess these guidelines and it is likely that changes or exceptions to the guidelines will be considered from time to time.

Role of the Board of Directors

1.	The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board’s role is to oversee management. The Board also acts as an advisor and counselor to senior management and ultimately monitors its performance. The Board has complete access to the Company’s management. The Board also has access, as necessary and appropriate, to independent legal, financial and accounting advisors to assist in their duties to the Company and its stockholders.

2.	The Board of Directors shall support a corporate environment of internal controls, fiscal accountability, ethical standards and compliance with applicable governance policies, laws and regulations. Under Delaware law, each director owes duties of loyalty and care to the Company and is expected to act in the best interests of the Company’s stockholders as a whole.

3.	It is the general policy of the Company that all major decisions be considered by the Board as a whole. The Board has delegated certain basic responsibilities to three committees: Audit and Finance; Organization, Compensation and Corporate Governance (“OCCG”); and Science and Technology. The responsibilities of these committees are set forth in their respective charters, which shall be publicly available at all times.

4.	The OCCG is responsible for setting annual and long-term performance goals for the CEO and for evaluating his or her performance against those goals on an annual basis. The evaluation is submitted for consideration by the outside directors of the Board in an executive session. The evaluation is then used in the consideration of the CEO’s compensation.

5.	The OCCG is also responsible for undertaking an annual assessment of the Board’s performance. This report will be discussed with the full Board. The assessment will focus on the Board’s contribution as a whole and areas in which the Board or management believes a better contribution could be made.

6.	The Board plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The Board or the OCCG should also receive at that time an assessment of persons considered potential successors to certain senior management positions and the Company’s management development plans.

7.	The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholders. It is the policy of the Company that designated management speaks for the Company.

Composition of the Board of Directors

8.	The members and chairs of Board committees are recommended to the Board by the OCCG in consultation with the Chairman and Chief Executive Officer. The Audit and Finance Committee and the OCCG are

comprised solely of independent directors. Committee members will be rotated as needed. Each committee is responsible for preparing an annual self-evaluation.

9.	It is the policy of the Company that the Board consists of a majority of independent directors and that the number of directors not exceed a number that can function efficiently as a body. The OCCG will analyze the independence of its members annually and report to the Board. After receiving the OCCG’s report, the Board shall annually review the affiliations of each outside director to determine his or her independence. The Company generally classifies a director as “independent” if the director meets the following criteria:

(a)	is not and has not been employed by the Company in an executive capacity within the five years immediately prior;

(b)	is not and has not been affiliated with or employed by a current or former auditor of the Company within the five years immediately prior;

(c)	is not and has not been in the prior five years part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that currently employs the director;

(d)	does not beneficially own and is not affiliated with an entity that owns more than 20% of the Company’s common stock;

(e)	is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to the Company;

(f)	is not affiliated with a significant customer or supplier of the Company;

(g)	does not have significant personal services contracts with the Company;

(h)	is not affiliated with a tax-exempt entity that receives significant contributions from the Company; and

(i)	does not share a home with and is not a spouse; parent; sibling; child; mother or father-in-law; son or daughter-in-law; or brother or sister-in-law of any person described by (a) through (h).

“Significant” means amounts exceeding 5% of either entity’s gross revenues.

The Board may make exceptions to the above classification on a case by case basis.

For purposes of membership on the Audit and Finance Committee, in order to be “independent” its members must receive no compensation from the Company other than director fees (be they in cash, equity or some other form) and may not serve on the audit committees of more than five public companies at any time without prior Board approval.

10.	The OCCG, in consultation with the Chairman and Chief Executive Officer, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The OCCG considers and recommends to the full Board candidates to fill new positions created by expansion and vacancies. Board candidates are selected for their character, judgment, business experience and acumen. Scientific expertise and familiarity with issues affecting the Company are also relevant. Final approval of a new candidate is determined by the OCCG before the decision to invite someone to join the Board is made.

11.	The roles of Chairman of the Board and Chief Executive Officer need not be separate. The Board will make this decision in each circumstance in the best interests of the stockholders.

12.	Individual directors who change the responsibility they held when they were elected to the Board should tender their resignations to the OCCG for consideration. The OCCG will then recommend to the Board the action, if any, to be taken with respect to the resignation.

13.

The Board does not believe that it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations.

14.	The Company is committed to the continuous education of its Board members. New directors will receive an orientation about the Company, its industry and its corporate governance philosophy.

Board and Committee Meetings

15.	The outside directors will meet in executive session at regularly scheduled meetings. The Chairman, if an outside director, will preside over such meetings. If the Chairman is not an outside director, a director will be selected by a majority of the outside directors to chair such discussions.

16.	The Chairman and the CEO set the agenda for Board meetings, and the committee chairs set the agendas for the committee meetings. Any member of the Board may request that an item be included on the agenda.

17.	Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings where necessary to allow the directors to prepare for discussion of the items at the meeting. Directors are expected to review such materials prior to the meeting so that Board meeting time may be conserved and discussion time focused on questions that the Board may have about the materials.

18.	Regular attendance at Board meetings is important. Directors should attend meetings in person whenever possible. Managers other than the CEO are encouraged to attend Board meetings as necessary.

Director Compensation

19.	The OCCG will evaluate director compensation periodically with information provided by Company management and outside consultants. Changes in Board compensation, if any, will be made with the full discussion and approval by the Board.

20.	Each director is encouraged to maintain ownership of the Company’s common stock. In furtherance of this objective, the Board adopted resolutions on January 28, 2003, which encourage each outside director to own a minimum number of shares of the Company’s common stock equal to three times the director’s annual cash retainer, within five years of the individual first becoming a director.

Stock Ownership Guidelines

In January 2003, we adopted stock ownership guidelines for our directors (as discussed in the Guidelines above) and executive officers. Within five years of January 2003, we would like each of our executive officers to own a number of shares having a value computed as follows:

•	Chief Executive Officer, 3.5 times base salary

•	Corporate Vice President, 2 times base salary

•	Vice Presidents and Senior Vice Presidents, 1 times base salary

APPROVAL OF THE ADVANCED MEDICAL OPTICS, INC.

2002 BONUS PLAN

Proposal 2

General

Our board of directors has approved the Advanced Medical Optics, Inc. 2002 Bonus Plan, regarding annual bonuses to be paid to our management level employees. Allergan, as our sole stockholder before the spin-off, also approved the plan. We are seeking public stockholder approval of the plan to enable us to meet the tax deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

The following is a summary of the principal features of the plan. The summary is qualified by and subject to the actual provisions of the plan attached to this proxy statement as Exhibit B.

Summary of the Bonus Plan

The primary purposes of the plan are to attract and retain highly qualified individuals; to obtain from each the best possible performance; and to include in such individual’s compensation package an annual incentive component which is tied to the accomplishment of specific corporate and individual objectives that enhance value for our stockholders. We seek stockholder approval of the plan in order to permit us to deduct from our taxes compensation paid to the CEO and other highly paid executives in the form of bonus. Without stockholder approval of the plan, bonus compensation paid to the CEO and certain other executives will count toward the $1 million tax deductibility limit, and we are likely to lose a substantial tax benefit.

The plan is administered by the Organization, Compensation and Corporate Governance Committee of the board of directors (the “Committee”). The plan limits the constituency of the Committee to directors who are considered outside directors for purposes of Tax Code Section 162(m). Under the terms of the plan, all regular full-time and part-time employees scheduled to work 20 or more hours per week in salary grades 6E and above (in the United States and Puerto Rico) and 7E and above (outside of the United States and Puerto Rico) are eligible for participation. In total, this represents approximately 180 people.

Incentive compensation under the plan is based on the achievement of performance objectives established by the Committee for each plan year. Plan years coincide with calendar years. Until further notice and resubmission to stockholders for approval, the performance objectives will be based on any of the following criteria, either alone or in any combination, and measured either on an absolute basis, relative basis against a pre-established target, and/or peer group, or prior year’s performance as the Committee determines:

•	revenue (sales),

•	cash flow,

•	earnings per share (including earnings before interest, taxes and amortization),

•	return on equity,

•	total stockholder return,

•	return on capital,

•	return on assets or net assets,

•	income or net income,

•	operating income or net operating income,

•	operating profit or net operating profit,

•	operating margin, or

•	market share.

No later than 90 days from the beginning of each plan year (or such longer time permitted by Section 162(m)), the Committee will establish, in writing, the specific performance objectives which must be achieved in order for any award to be earned, the objective bonus formula for computing a bonus if the performance objectives are achieved, and targeted bonus for each 162(m) participant for the plan year. The maximum bonus that may be earned by any 162(m) participant in any given calendar year may not exceed $2,000,000.

If the performance objectives are satisfied, the Committee shall certify in writing, prior to the payment of any performance award, that such objectives were satisfied. Awards under the plan which are based on achieving certain performance objectives, the amount of which are determined by formula, will qualify as performance-based compensation, assuming stockholder approval of the plan is obtained. However, the plan does not limit the Committee’s authority to grant additional bonus awards outside of the plan. Any such additional awards would not qualify as performance-based compensation for purposes of Tax Code Section 162(m) and would be subject to the $1 million deduction limitation. Awards under the plan are payable only in cash.

If a change in control (as defined in the 2002 Incentive Compensation Plan) occurs during a plan year, participants are paid a bonus prorated to the effective date of the change in control, and all performance objectives will be deemed to be met at the greater of 100% of the target or the actual prorated year-to-date performance. Participants must be employed by us or our successor on the effective date of the change in control in order to receive the prorated payment, unless employment is terminated for retirement, death or disability or otherwise without cause.

If stockholders do not approve this proposal, the plan will still remain in effect.

The board of directors recommends that stockholders vote FOR the approval of the Advanced Medical Optics, Inc. 2002 Bonus Plan.

APPROVAL OF THE ADVANCED MEDICAL OPTICS, INC.

2002 INCENTIVE COMPENSATION PLAN

Proposal 3

General

Our board of directors has approved the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan. Allergan, as our sole stockholder before the spin-off, also approved the plan. We designed the plan to allow for the grant of certain types of awards that conform to the requirements for tax deductible “performance-based” compensation under Section 162(m) of the Tax Code. The purpose of submitting the plan to our public stockholders at this Annual Meeting is to allow awards granted under the plan to our executive officers to qualify as “performance-based” compensation under Section 162(m) of the Tax Code. This will allow us to preserve the tax-deductibility of awards without regard to the limitations of Section 162(m) of the Tax Code.

The following is a summary of the principal features of the plan. The summary is qualified by and subject to the actual provisions of the plan attached to this proxy statement as Exhibit C.

Summary of the Incentive Compensation Plan

Purpose and Eligibility

The purpose of the plan is to advance our interests and those of our stockholders by affording our directors, employees and consultants an opportunity to acquire or increase a proprietary interest in AMO or to otherwise benefit from our success through the grant of stock options, dividend equivalents, restricted stock, stock appreciation rights, stock payments, performance awards or other awards granted or sold under the plan (collectively referred to in this proxy statement as “incentive awards”). We thereby seek to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts our success in large measure depends.

All of our regular, full-time employees, our independent directors, and certain consultants are eligible to receive incentive awards under the plan if selected by the Organization, Compensation and Corporate Governance Committee (the “Committee”) of our board of directors. Currently, all of our approximately 2,000 employees are eligible for selection, in addition to our six independent directors. The target population for regular grants of awards is approximately 180 employees.

In connection with our spin-off, we granted approximately 2.6 million nonqualified stock options under the plan to our employees who held unvested options under the Allergan, Inc. 1989 Incentive Compensation Plan. See page 24 of this proxy statement for more information on how those Allergan stock options were converted into AMO options.

Administration, Amendment and Termination

The Committee administers our plan and is comprised of two or more persons appointed by our board of directors. All Committee members must be both “independent directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and “independent directors” for purposes of Section 162(m) of the Tax Code. The Committee has the authority to interpret the plan, determine the terms and conditions of incentive awards and make all other determinations necessary and/or advisable for the administration of the plan. The Committee may, with the consent of a participant, amend the terms of any existing incentive award previously granted to the participant, in a manner consistent with the plan. The Committee may not, however, reduce the exercise price of an outstanding stock option without first obtaining approval from our stockholders. The Committee also has authority to prescribe, amend and rescind rules and regulations relating to the plan.

Our board of directors may alter, amend, suspend or terminate the plan at any time. However, no such action may increase the maximum number of shares that may be sold or issued under the plan or alter the class of eligible participants without the approval of the stockholders.

Dividend Equivalents

The Committee may, in its discretion and at no additional cost, grant a holder of an incentive award denominated in shares of our common stock an amount payable in cash, common stock or a combination thereof that is equivalent to the amount of dividends paid to stockholders who own an equal number of shares of common stock.

Option Grants to Employees and Consultants

Stock options granted under the plan may be incentive stock options intended to qualify under the provisions of Tax Code Section 422 (“ISO”) or nonqualified stock options which do not so qualify. The Committee determines the exercise price of common stock that is subject to an option at the date the option is granted. The exercise price may be less than the fair market value on the date of grant of the common stock subject to an option; however, the exercise price for an ISO may not be less than the fair market value on the date of grant of the common stock subject to such ISO. Options may be exercised as determined by the Committee provided that an ISO may not be exercised after ten years from the date of grant.

The plan provides for automatic acceleration of vesting of options in the event of a change in control or an employee’s termination due to death, total disability or job elimination. In the event employment terminates for cause, all options, vested and unvested, expire on the date of termination. In all other situations, options are exercisable upon termination only to the extent vested, unless otherwise determined by the Committee.

Option Grants to Independent Directors

Our plan provides for automatic annual grants of stock options to our independent directors. Upon being appointed Chairman of our Board, an independent director receives an option to purchase 40,000 shares of common stock. On the date of each annual meeting of stockholders thereafter, the Chairman receives an option to purchase 13,000 shares. For the other independent directors, the plan provides for an initial grant of an option to purchase 20,000 shares and thereafter 6,500 per year. Our board of directors may also grant additional options to our independent directors at any time, including in lieu of cash director fees.

Unless otherwise determined by the board, the exercise price of all director options is equal to the fair market value, and the options vest on the day preceding the next annual meeting of stockholders. All director options have a term of ten years and accelerate vesting upon a change in control.

Performance Awards

The Committee may grant awards, payable in cash, common stock or a combination thereof to employees and consultants, with the terms and conditions determined by the Committee at the time of grant. The Committee shall determine the performance criteria to be utilized to calculate the value of the performance awards, the term of such performance awards, the event or events giving rise to the right to payment of a performance award, and the form (cash and/or common stock) and time of payment of performance awards.

The performance criteria may be any one of the following:

•	net income;

•	pre-tax income;

•	operating income;

•	cash flow;

•	earnings per share;

•	return on equity;

•	return on invested capital or assets;

•	cost reduction or savings;

•	funds from operations;

•	appreciation in the fair market value of our common stock; or

•	earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

Restricted Stock

The Committee may award restricted stock to employees, consultants and independent directors. Shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in the plan and in any statement evidencing the grant. The Committee determines the purchase price (if any), terms of payment of the purchase price, restrictions upon the restricted stock and when such restrictions shall lapse.

Upon a participant’s termination of employment, consultancy or directorship for death or total disability, restrictions on all shares lapse. In the event an employee is terminated for job elimination, restrictions lapse on a prorated number of shares. In all other cases, all shares of restricted stock are forfeited and are repurchased by us if the participant paid any purchase price.

Stock Appreciation Rights

The Committee may approve the grant to employees or consultants of a stock appreciation right, or a right to receive a number of shares of common stock or, in the discretion of the Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares subject to the right during such period as is specified by the Committee. They may be related or unrelated to stock options.

Stock Payments

The Committee may approve payments in shares of our common stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any regular, full-time employee or consultant in cash.

Securities Subject to Plan

The aggregate number of shares of common stock issuable under the plan is 6.7 million (including options to purchase approximately 2.6 million shares issued when Allergan options were converted to AMO options at the time of our spin-off). Shares subject to the unexercised portion of any incentive award that expires, terminates or is canceled and shares issued pursuant to an incentive award that we reacquire will again become available for the grant of further incentive awards under the plan.

The plan provides that the maximum number of shares with respect to which incentive awards may be granted to any individual in any given calendar year is 500,000. The maximum dollar amount of performance awards paid in cash in the aggregate to any individual in any calendar year is $500,000.

The maximum number of shares issuable under the plan, the number and kind of shares or other securities subject to then outstanding incentive awards, and the price for each share or other unit of any other securities subject to then outstanding incentive awards, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of our properties, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to such shares of common stock (or any stock or securities received with respect to such common stock) or a reduction in the value of the outstanding shares of common stock by reason of an extraordinary cash dividend.

On March 6, 2003, the closing price of the Company’s common stock on the New York Stock Exchange was $12.48 per share.

New Plan Benefits

The following automatic grants of stock options to our independent directors are the only benefits determinable for 2003 under any plan submitted to you for approval at this meeting. Each nominee for election as a director will receive 6,500 options in 2003 as part of this automatic grant.

Advanced Medical Optics, Inc.

2002 Incentive Compensation Plan

Name and Position	Number of Non-Qualified Stock Options

Non-Executive Director Group	45,500

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment which will generally apply to incentive awards made under the plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of an incentive award will depend on the specific nature of the incentive award. Such an incentive award may, depending on the conditions applicable to the incentive award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Employees that participate in the plan are advised to consult with their own tax advisor for particular federal, as well as state and local, income and any other tax advice.

Incentive Stock Options.    Pursuant to the plan, employees may be granted options which are intended to qualify as ISOs under the provisions of Section 422 of the Tax Code. Generally, the optionee is not taxed and we are not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO (“ISO Shares”) at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such ISO or (b) two years after the date of grant of such ISO, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (4) we will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and we will not be entitled to any deduction.

The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee’s “alternative minimum taxable income” (“AMTI”) in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual’s AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

Nonqualified Options.    The grant of an option or other similar right to acquire stock which does not qualify for treatment as an ISO is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and we will be entitled to a tax deduction equal to such amount.

Restricted Stock.    Incentive awards under the plan may also include the grant or sale of restricted stock. Unless the recipient makes an election within 30 days after the receipt of the restricted stock, the recipient generally will not be taxed on the receipt of restricted stock until the restrictions on such stock expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and we will be entitled to a deduction) in an amount equal to the excess of the fair market value of the stock at that time over the purchase price (if any). However, if the recipient makes an election within 30 days of the receipt of restricted stock, he or she will recognize ordinary income (and we will be entitled to a deduction) equal to the excess of the fair market value of the stock on the date of receipt (determined without regard to vesting restrictions) over the purchase price (if any).

Stock Appreciation Rights.    Recipients of SARs generally do not recognize income upon the grant of such rights. When a participant elects to receive payment of an SAR, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of common stock received, and we are entitled to a deduction equal to such amount.

Performance Awards, Dividends, and Dividend Equivalents.    A payment made under a performance award (e.g., stock and cash bonuses), dividends, and dividend equivalent payments is taxable as ordinary income when actually or constructively received by the recipient. As to any performance award paid in common stock, the amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date received. We are entitled to deduct the amount of a performance award, dividends, and dividend equivalent payments when such amounts are taxable as compensation to the recipient.

Miscellaneous Tax Issues.    Incentive awards may be granted under the plan which do not fall clearly into the categories described above. The federal income tax treatment of these incentive awards will depend upon the specific terms of such awards. Generally, we will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with incentive awards made under the plan.

Special rules will apply in cases where a recipient of an incentive award pays the exercise or purchase price of the incentive award or applicable withholding tax obligations under the plan by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the incentive award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

The plan generally provides for accelerated vesting or payment of incentive awards in connection with a change in ownership or control. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Tax Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such payment. Recipients of incentive awards are advised to consult their tax advisors as to whether accelerated vesting of an incentive award in connection with a change of ownership or control would give rise to an excess parachute payment.

We generally obtain a deduction equal to the ordinary income recognized by the recipient of an incentive award. Our deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options, restricted stock, SARs, and performance awards) may be limited under Tax Code Section 162(m) to $1 million (per person) annually if this plan is not approved by our public stockholders. The $1 million annual limit generally only applies to nonperformance-based compensation paid to our CEO and our other four most highly compensated officers.

If stockholders do not approve this proposal, the plan will still remain in effect.

The board of directors recommends that stockholders vote FOR the approval of the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan.

OWNERSHIP OF OUR STOCK

Beneficial Owners of More than 5% of the Company’s Common Stock.    The following table sets forth information with respect to the beneficial ownership of our outstanding common stock, as of January 31, 2003, by each person who is known by us to be the beneficial owner of 5% or more of our common stock:

Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Class
Wellington Management Company, LLP 75 State Street Boston, MA 02109	3,428,166	(2)	11.93%

Greenlight Capital, LLC 420 Lexington Avenue, Suite 1740 New York, NY 10170	3,120,000	(3)	10.86%

(1)	Beneficial ownership is calculated based on 28,735,868 shares of our common stock outstanding as of January 31, 2003 (excluding treasury shares). Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Based solely on information contained in the Schedule 13G/A dated February 14, 2003, filed with the Securities and Exchange Commission by Wellington Management Company, LLP, which reported ownership of our stock as of December 31, 2002. According to such Schedule 13G/A, Wellington Management Company, LLP is an investment adviser that may be deemed to beneficially own 3,428,166 shares of our common stock, which are held of record by its clients. Of such aggregate number of shares, Wellington Management Company, LLP reports that it has sole power to vote or direct the vote of none of such shares, shared power to vote or direct the vote of 2,208,100 of such shares, sole power to dispose or direct the disposition of none of such shares, and shared power to dispose or to direct the disposition of all of such shares.

(3)	Based solely on information contained in the Schedule 13G/A dated November 14, 2002, filed with the Securities and Exchange Commission by Greenlight Capital, LLC, which reported ownership of our stock as of October 9, 2002. According to such Schedule 13G/A, Greenlight Capital, LLC, together with its principals, David Einhorn and Jeffrey A. Keswin, has sole power to vote and dispose of all of such shares.

Security Ownership of Directors and Executive Officers.    Presented below is information concerning the amount of company stock beneficially owned by:

•	each director and director nominee,

•	each non-director officer named in the Summary Compensation Table appearing on page 26,

•	and all directors and executive officers of the company as a group.

All numbers stated are as of March 1, 2003, and include beneficial ownership of shares of common stock. Except as otherwise indicated, sole voting and investment power exists with respect to all shares listed as beneficially owned. No individual named below beneficially owns more than 1% of the company’s outstanding voting stock. The shares beneficially owned by all directors and executive officers as a group constitute 1.81% of the company’s outstanding voting stock, based upon 28,752,070 shares outstanding (excluding treasury shares). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days of March 1, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Rights to Acquire Beneficial Ownership (3)	Total

William R. Grant	5,641		40,000	45,641

Christopher G. Chavez	—		20,000	20,000

William J. Link, Ph.D.	—		20,000	20,000

James V. Mazzo	4,156	(4)	154,434	158,590

Michael A. Mussallem	—		20,000	20,000

David E.I. Pyott	9,272		20,000	29,272

James O. Rollans	—		20,000	20,000

Holger Heidrich, Ph.D.	10,043		85,256	95,299

Richard A. Meier	15,005		—	15,005

C. Russell Trenary, III	2		—	2

Aimee S. Weisner	342		31,857	32,199

All current directors and executive officers (16 persons, including those named above)	45,725		484,212	529,937

(1)	The business address of each stockholder is c/o Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, California 92705.

(2)	In addition to shares held in the individual’s sole name, this column also includes shares held in various trusts and, for employees, includes shares held in trust for the benefit of the named employee in the Advanced Medical Optics, Inc. 401(k) Plan as of March 1, 2003.

(3)	Shares which the party or group has the right to acquire within 60 days after March 1, 2003 upon the exercise of stock options granted under the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan.

(4)	Includes 16 shares held in trust for a minor child of Mr. Mazzo’s.

COMPARISON OF CUMULATIVE TOTAL RETURN

The following chart shows a comparison of the total cumulative return based upon a $100 investment from July 1, 2002 (the date on which our common stock began regular trading on the New York Stock Exchange) through December 31, 2002, of our common stock, the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Small Cap Healthcare Equipment and Services Index. Data for the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Small Cap Healthcare Equipment and Services Index assume reinvestment of dividends. We have never paid dividends on our common stock, and have no current plans to do so. Historical results are not necessarily indicative of future performance.

Performance Graph

		7/1/2002	9/30/2002	12/31/2002
AMO	Return	0.00	-7.58	16.33
	Index	100.00	92.42	116.33

S&P 500	Return	0.00	-15.47	-8.34
	Index	100.00	84.53	91.66

S&P Small Cap Healthcare Equipment & Services Index	Return	0.00	-2.86	-0.30
	Index	100.00	97.14	99.70

Section 16(a) Beneficial Ownership Reporting Compliance

The company’s directors and executive officers are required to file reports with the Securities and Exchange Commission concerning their ownership of company stock. Based on the company’s review of such reports, all officer and director reports were filed on a timely basis and there are no known failures to file by directors and executive officers during 2002. Prior to our spin-off, Allergan owned 100% of our shares of common stock. Allergan filed its Form 3, Initial Statement of Beneficial Ownership of Securities, on June 4, 2002, 20 days after it was due.

EXECUTIVE OFFICERS

Set forth below are the names and ages of each of our executive officers, their positions with the company, and summaries of their backgrounds and business experience. (For information on the business experience of Mr. Mazzo, the Company’s President and Chief Executive Officer, see “Directors Continuing in Office—Term Expiring 2005” on page 4 above.)

Max Akedo, 57, is President and Representative Director of AMO Japan. Mr. Akedo served as President and Representative Director of Allergan Japan from June 1999 until the spin-off. Prior to joining Allergan Japan, Mr. Akedo was General Manager of Novartis Consumer Health Japan since April 1997 and General Manager of Bristol Myers Squibb Lion KK since 1984.

Robert F. Gallagher, 44, has been our Vice President, Controller since February 2002. Mr. Gallagher has over 16 years of financial management experience in our industry. He previously served in a variety of positions at Bausch & Lomb and its acquired business, Chiron Vision, since 1995, most recently as Vice President, Finance of Bausch & Lomb’s Global Surgical Products business. From 1985 to 1995, Mr. Gallagher was employed by Allergan in various financial management positions of increasing responsibility, including Vice President, Controller for North East Asia and Controller for Puerto Rico operations.

Holger Heidrich, Ph.D., 50, is our Corporate Vice President and President of our Europe, Africa, Asia Pacific region. Prior to joining us, Dr. Heidrich served as Senior Vice President and Head of Surgical Business of Allergan in the Europe/Africa/Middle East region from May 1998 to January 2002. From July 1996 to January 2002, Dr. Heidrich also assumed the duties of Head of Central Europe Area and Managing Director of Allergan Germany/ Austria. From 1990 to 1996, Dr. Heidrich was Director of the Contact Lens Care Division of Allergan in Central Europe. From 1986 to 1989, Dr. Heidrich served as Division Director, Pharmaceutical & Surgical, at Pharm-Allergan GmbH, an Allergan subsidiary. He joined Allergan in 1985 as Marketing & Sales Director for Germany. Prior to joining Allergan, Dr. Heidrich held sales and marketing positions at Montedison Pharmaceutical and Ciba Geigy, and was Assistant Professor in Economics at the University Freiburg in Germany.

Richard A. Meier, 43, has served as our Corporate Vice President and Chief Financial Officer since April 2002. Prior to joining us, Mr. Meier was Executive Vice President and Chief Financial Officer of ICN Pharmaceuticals, Inc. Before joining ICN, Mr. Meier was a Senior Vice President with the investment banking firm of Schroder & Co. Inc. in New York from 1996 until joining ICN in 1998. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney and Manufacturers Hanover Corporation. Mr. Meier has also held positions with the private equity firm of Australia Capital Equity and Windsor Hall Partners, as well as a financial management role with Greyhound Lines, Inc.

Francine D. Meza, 46, has served as our Senior Vice President, Human Resources since June 2002. From 1984 through our spin-off in June 2002, Ms. Meza served in various human resources positions at Allergan and its acquired business, American Medical Optics. Most recently, Ms. Meza was Vice President, Human Resources for worldwide operations at Allergan from March 1995.

Peter P. Nolan, 47, has served as our Senior Vice President, Operations, since February 2003, and was our Vice President, Operations from May 2002. Prior to joining us, Mr. Nolan was employed by GN ReSound Corporation since 1994, where from 1998 to 2002 he held the position Senior Vice President, Global Operations.

From 1996 to 1998, he was Vice President of Manufacturing, in addition to serving as General Manager of ReSound Ireland Ltd. From 1985 to 1994, Mr. Nolan held a number of management positions with Wang Laboratories Ireland B.V., including General Manager, Manufacturing Manager and Manager, European Software and Manufacturing Distribution Center. Prior to joining Wang Laboratories, Mr. Nolan held various manufacturing and materials management positions with Digital Equipment International B.V., Atari Ltd., Varian Instruments, Ltd., and Westinghouse Electronics Ltd.

Jane E. Rady, 54, has been our Corporate Vice President, Strategy and Technology since April 2002. Prior to joining us, Ms. Rady was a director and the Chief Executive Officer of Integrated Genomics, Inc. From 1984 to 2000, Ms. Rady was employed by G.D. Searle & Co./Monsanto in various capacities including President and General Manager of Searle’s international joint venture, Lorex Pharmaceuticals Ltd., Vice President of Corporate Licensing & Business Development, and Vice President of Strategic Planning.

C. Russell Trenary, III, 45, has been our Corporate Vice President and President, Americas Region since April 2002. From 1996 to November 2001, Mr. Trenary was the President of Sunrise Technologies International, Inc., and from 1997 to November 2001, he held the additional title of Chief Executive Officer. Sunrise filed a Chapter 7 bankruptcy in September 2002, nearly one year after Mr. Trenary’s departure. From 1995 to 1996, Mr. Trenary was Senior Vice President, Worldwide Sales and Marketing, of Vidamed, Inc. Mr. Trenary began his career in 1981 with American Hospital Supply Corporation, which was acquired by Allergan in 1986 and which was the basis of Allergan’s entering the ophthalmic surgical products business. While at Allergan from 1987 to 1995, Mr. Trenary held positions of increasing responsibility in the surgical products business, culminating as Senior Vice President and General Manager of AMO Surgical Products, a position he held from 1991 to 1995.

Aimee S. Weisner, 34, is our Corporate Vice President, General Counsel and Secretary, and also serves as our Chief Ethics Officer. Ms. Weisner served as Vice President and Assistant General Counsel of Allergan from January 2002 through June 2002 and as an Assistant Secretary of Allergan from November 1998 to April 2002. Prior to January 2002, Ms. Weisner served as Corporate Counsel of Allergan, which she joined in 1998. From 1994 to 1998, Ms. Weisner was an attorney with the law firm of O’Melveny & Myers LLP.

EXECUTIVE COMPENSATION

Report of the Organization, Compensation and Corporate Governance Committee

The Organization, Compensation and Corporate Governance Committee is comprised of four independent, non-employee directors and is responsible for administering the compensation program for our executive officers. In determining the appropriate compensation for the executive officers, including the named executive officers, the committee relies on input from leading compensation consultants and also reviews the recommendations of management. The committee has provided the following report on executive compensation for inclusion in this proxy statement.

Compensation Philosophy for Executive Officers.    Our executive compensation program is designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. Our executive compensation program is designed to provide:

•	levels of base compensation that are competitive with comparable optical medical device companies;

•	annual incentive compensation that varies in a consistent manner with the achievement of corporate and individual performance objectives; and

•	long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering our executive compensation program, we attempt to strike an appropriate balance among these various elements. The proportions of these components of compensation vary among the officers depending on their levels of responsibility, but generally a significant amount of pay for executive officers is comprised of long-term, at-risk pay to focus management on the long-term success of stockholders.

Compensation Elements.

Base Salary.    The committee regularly reviews each executive officer’s base salary. Base salaries are targeted at the 50th percentile of salaries of executive officers in comparator companies and are adjusted by the committee to recognize varying levels of responsibility, prior experience, and breadth of knowledge. Increases in base salary are driven primarily by individual performance and competitive market practice. Individual performance is evaluated based on sustained levels of individual contribution to the corporation.

Annual Incentives.    We implemented the 2002 Bonus Plan in July 2002, immediately after our spin-off. The plan promotes our pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate financial, operational and individual performance goals. Achievement of corporate objectives determines the funding of the plan and is measured by pre-established financial performance targets. Once funded, the bonus pool is allocated to our business units based on each unit’s respective results, and then within the business units the achievement of individual objectives determines the amount of the bonus pool awarded to individual executives.

For 2002 the committee established a corporate financial goal tied to earnings per share for the period of July through December. The bonus pool generated was then allocated to the business units and functions based on performance relative to operating cash flow and revenue growth targets, and for our research and development organization an additional element regarding milestone achievement.

Long-term Incentives.    We established our 2002 Incentive Compensation Plan at the time of our spin-off. Our long-term incentives are primarily in the form of stock option awards. However, restricted stock may also be granted on a selected basis to attract, retain and motivate key executives critical to our long-term success. In addition, performance units and performance shares may also be granted in the future to further align executive compensation with our financial success. The objective of these awards is to advance our longer-term interests and those of our stockholders and to complement incentives tied to annual performance. These awards will provide rewards to executives based upon the creation of incremental stockholder value. Our goal is to target the 75th percentile of our comparator group for establishing long-term incentives.

Stock options will only produce value to executives if the price of our stock appreciates, thereby directly linking the interests of executives with those of stockholders. We base the size of stock option grants on competitive practices of comparator companies, with adjustments made based on individual factors such as the executive’s performance in the prior year and the executive’s potential for continued sustained contributions to our success. In order to preserve the linkage between the interests of executives and those of stockholders, the executives are expected to use the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish a significant level of direct ownership in accordance with our stock ownership guidelines.

At the time of our spin-off, unvested Allergan stock options granted under Allergan’s 1989 Incentive Compensation Plan held by our employees (including some of our named executive officers) were cancelled and reissued under our 2002 Incentive Compensation Plan as options to purchase our common stock. The reissued options retained approximately the same economic value as the related cancelled options. The number of shares purchasable under each reissued option, and the exercise price for each option, were determined by using conversion ratios required by generally accepted accounting principles. All other terms and conditions of the converted stock options remained substantially the same as those in effect prior to our spin-off.

To recognize the achievements and efforts undertaken to accomplish the spin-off, and to motivate and retain our employees, we granted stock options to most of our employees worldwide (including the named executive officers). This special, one-time “Founders Grant” was made at fair market value in July 2002, vests ratably over four years, and terminates ten years from the date of grant.

Compensation of the Chief Executive Officer.    Mr. Mazzo’s annual base salary was set at $450,000 for 2002 (effective June 29, 2002). In determining Mr. Mazzo’s base salary for 2002, the committee considered competitive data, his experience level, and his performance as Chief Executive Officer of the company. The committee awarded Mr. Mazzo a bonus of $266,780 for the period of July through December 2002. The committee determined the award by considering the following factors, among others:

•	Mr. Mazzo led a successful execution of the spin-off in a challenging economic environment and effectively accommodated all of the corporation’s important constituencies (such as customers, employees, analysts and stockholders) through communications and investor relations programs;

•	the corporation exceeded the earnings per share, revenue and operating cash flow targets established by the committee for funding Mr. Mazzo’s bonus; and

•	Mr. Mazzo led the corporation in adopting an ethics and compliance program and exemplary corporate governance standards, establishing AMO’s commitment to legal and ethical conduct as the corporation’s highest priority.

As part of our Founders Grant in July 2002, the committee granted to Mr. Mazzo options to purchase 240,000 shares of our common stock. The committee considered a number of factors in determining the number of options, including competitive market data, the performance of the businesses transferred to us from Allergan during the first half of 2002, and Mr. Mazzo’s individual performance in leading the successful execution of our spin-off. Mr. Mazzo also received stock options at the time of the spin-off when certain unvested Allergan options were converted into AMO options, as discussed above.

Policy Regarding Section 162(m).    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless certain requirements are met. The committee has considered the impact of this tax code provision. We attempt, to the extent practical, to implement compensation policies and practices that maximize the benefit of tax laws for our stockholders by seeking performance-based exemptions under the tax laws. However, from time to time the committee may award compensation which is not fully deductible if the committee determines that the award is consistent with its philosophy and is in the best interests of AMO and its stockholders.

We designed the 2002 Bonus Plan and the 2002 Incentive Compensation Plan to meet the criteria of Section 162(m). Accordingly, we have submitted both plans to the stockholders for approval at this meeting in order to meet the stockholder approval requirements of Section 162(m).

The Organization, Compensation and Corporate Governance Committee:

Michael A. Mussallem, Chair

Christopher G. Chavez

William R. Grant

James O. Rollans

Compensation Tables

We did not have any employees or pay any salaries until after our spin-off from Allergan on June 29, 2002. Although certain of the individuals who serve as our executive officers were performing services in connection with our businesses prior to June 29, 2002, those individuals were employed by Allergan during such period, were not dedicated exclusively to our businesses and, in fact, devoted substantial time and effort to other Allergan businesses or to the Allergan organization in general. Accordingly, no information on the compensation of executive officers earned before June 29, during the pre-spin period of 2002, is included. The individuals named in the following tables are described elsewhere in this proxy statement as the “named executive officers,” and they include the company’s chief executive officer and the four other most highly compensated executive officers of the company for the period June 29, 2002 through December 31, 2002.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Other Annual Compen- sation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#) (4)	LTIP Payouts ($)	All Other Compen- sation ($) (5)
James V. Mazzo, President and Chief Executive Officer	2002	$225,000	$266,780	$301,220	(3)	—	508,515	—	$55,824

Richard A. Meier, Corporate Vice President and Chief Financial Officer	2002	162,500	120,100	—		—	100,000	—	4,317

Holger Heidrich, Ph.D., Corporate Vice President and President, Europe, Africa, Asia Pacific Region(6)	2002	159,157	63,400	—		—	296,177	—	4,038

C. Russell Trenary, III, Corporate Vice President and President, Americas Region	2002	130,000	58,500	—		—	80,000	—	5,405

Aimee S. Weisner, Corporate Vice President, General Counsel and Secretary	2002	107,500	75,300	—		(7)	169,504	—	3,144

(1)	The amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2)	The amounts shown represent bonus performance awards which were paid in February 2003 under our Bonus Plan for services rendered during July – December 2002.

(3)	As a U.S. employee working abroad, Mr. Mazzo is entitled to certain payments in accordance with our expatriate policy. These amounts are paid to offset the costs of maintaining two households and the costs to live abroad that he incurs because of the assignment and include $163,155 for tax equalization, $61,652 for housing and $46,072 in educational costs for his children. Mr. Mazzo was assigned to the U.K. in 1998 to manage the Europe/Africa/Middle East Region of Allergan. Mr. Mazzo plans to relocate to the U.S. in mid-2003.

(4)

In connection with our spin-off from Allergan, employees who transferred from Allergan and who held certain unvested Allergan stock options at the time of the spin-off were granted unvested AMO stock options under our 2002 Incentive Compensation Plan. Such converted options cover adjusted numbers of shares and have adjusted exercise prices that were calculated as required in accordance with generally accepted accounting principles to preserve for the respective holders the intrinsic value of the original Allegan stock options at the time of the spin-off. For Mr. Mazzo, the foregoing table includes an aggregate of 268,515 such converted options; for Dr. Heidrich, 216,177 converted options; and for Ms. Weisner, 89,504 converted options.

(5)	The total amounts shown in this column for the 2002 fiscal year consist of company contributions to our 401(k) Plan (or in the case of Dr. Heidrich, who is based in Germany, company contributions to a pension plan, which is comparable to a retirement savings plan), the cost of term life insurance and payment in lieu of vacation.

Name	Retirement	Insurance	Vacation
Mr. Mazzo	$0	$1,305	$54,519
Mr. Meier	3,447	870	—
Dr. Heidrich	3,622	416	—
Mr. Trenary	4,550	855	—
Ms. Weisner	2,688	456	—

Additional amounts, if any, contributed by the company to participants’ respective 401(k) accounts following completion of a fiscal year, which the company terms profit sharing contributions, are excluded from this table but will be included in future years’ Summary Compensation Tables. Such contributions, if any, are made in mid-February to participants who were employed by the company on the last day of the prior fiscal year.

(6)	Dollar amounts shown for Dr. Heidrich were converted from Euros to Dollars using the conversion rate as of December 31, 2002. Dr. Heidrich participates in a pension plan, the terms of which are governed by German law. Under this plan, the company, through its German subsidiary, accrues benefits to be paid to Dr. Heidrich upon his retirement. The amount accrued is determined annually by German authorities. If Dr. Heidrich were to retire at age 65, assuming he remains an employee of the company through his retirement date, his estimated benefit under this pension plan would be $137,564 per year.

(7)	As part of the spin-off transaction, Ms. Weisner received 71 shares of AMO restricted stock, which was paid as a dividend on a January 1999 Allergan restricted stock grant. The AMO restricted shares had a value of $781.00 on June 29, 2002, and had a value of $849.87 on December 31, 2002. These shares vested on January 25, 2003. No dividends were paid on these shares.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal 2002	Exercise or Base Price Per Share (1)	Expiration Date	Grant Date Present Value ($)(8)

James V. Mazzo	70,997	(1)(2)	1.38%	$5.7112	01-25-06	458,149
	105,586	(1)(3)	2.05%	8.9401	01-24-07	480,822
	91,932	(1)(4)	1.78%	13.7150	02-02-08	300,059
	240,000	(7)	4.65%	8.9900	07-29-12	920,704

Richard A. Meier	100,000	(7)	1.94%	8.9900	07-29-12	383,627

Holger Heidrich, Ph.D.	19,114	(1)(2)	0.37%	5.7112	01-25-09	123,344
	63,715	(1)(5)	1.24%	7.0347	12-10-09	368,834
	48,242	(1)(3)	0.94%	8.9401	01-24-10	219,686
	85,106	(1)(4)	1.65%	13.7150	02-02-11	277,780
	80,000	(7)	1.55%	8.9900	07-29-12	306,901

C. Russell Trenary, III	80,000	(7)	1.55%	8.9900	07-29-12	306,901

Aimee S. Weisner	7,585	(1)(2)	0.15%	5.7112	01-25-09	48,947
	42,477	(1)(6)	0.82%	7.0347	12-10-09	245,891
	12,136	(1)(3)	0.24%	8.9401	01-24-10	55,265
	27,306	(1)(4)	0.53%	13.7150	02-02-11	89,125
	80,000	(7)	1.55%	8.9900	07-29-12	306,901

(1)	In connection with our spin-off from Allergan, employees who transferred from Allergan and who held certain unvested Allergan stock options at the time of the spin-off were granted unvested AMO stock options under our 2002 Incentive Compensation Plan. Such converted options cover adjusted numbers of shares and have adjusted exercise prices that were calculated in a manner required by generally accepted accounting principles in order to preserve for the respective holders the intrinsic value of the original Allegan stock options at the time of the spin-off. The original Allergan options had been granted under that company’s 1989 Incentive Compensation Plan and had original exercise prices equal to the fair market value of Allergan’s common stock on the date of grant. For Mr. Mazzo, the foregoing table includes an aggregate of 268,515 such converted options; for Dr. Heidrich, 216,177 converted options; and for Ms. Weisner, 89,504 converted options.

(2)	Options vested in January 2003.

(3)	One half of the options vested in January 2003; the remainder vest in January 2004.

(4)	One third of the options vested in February 2003, another third vest in February 2004, with the remainder vesting in February 2005.

(5)	13,653 options vested in December 2002; the remainder vest in December 2003.

(6)	9,102 options vested in December 2002; the remainder vest in December 2003.

(7)	Stock options granted to the named executives under the company’s 2002 Incentive Compensation Plan, which vest ratably over four years from the date of grant (July 29, 2002), expire on the 10th anniversary of the date of grant, and have an exercise price equal to the fair market value of our common stock on the date of grant.

(8)	Based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the Black-Scholes model: market price of stock, $8.99-$12.00; exercise price of option, $5.71-$13.72; expected stock volatility, 42%; risk-free interest rate, 2.10% to 4.08%; expected life, one to five years; dividend yield, 0.0%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding outstanding options to purchase our common stock held by the named executive officers at the end of 2002. None of the named executive officers exercised AMO options during 2002. No stock appreciation rights were held by the named executive officers at the end of such year.

	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

James V. Mazzo	—	508,515	—	$1,479,471

Richard A. Meier	—	100,000	—	$298,000

Holger Heidrich, Ph.D.	13,653	282,524	$67,382	$751,270

C. Russell Trenary, III	—	80,000	—	$238,400

Aimee S. Weisner	9,102	160,402	$44,921	$487,360

(1)	Based on $11.97, which was the closing price of our common stock on the New York Stock Exchange on December 31, 2002.

Compensation Committee Interlocks and Insider Participation

No member of our Organization, Compensation and Corporate Governance Committee is a current or former officer or employee of AMO or any of our subsidiaries. None of our executive officers serve on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or Organization, Compensation and Corporate Governance Committee.

Equity Compensation Plans Approved by Stockholders

All of our equity compensation plans were approved by Allergan, Inc., as our sole stockholder, prior to our spin-off from Allergan.

As set forth under Proposal 3 above, the purpose of submitting the 2002 Incentive Compensation Plan to our public stockholders is to allow awards granted under the plan to our executive officers to qualify as “performance-based” compensation under Section 162(m) of the Tax Code. This will allow us to preserve the tax-deductibility of awards without regard to the limitations of Section 162(m) of the Tax Code.

The following table sets forth, for each of our equity compensation plans, the number of outstanding option grants and the number of shares remaining available for issuance as of the end of fiscal 2002.

Equity Compensation Plan Information

Category of Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Security Holders	5,005,513	(1)	$9.7866	2,281,722	(2)
Equity Compensation Plans Not Approved by Security Holders	0		—	0
Total	5,005,513		$9.7866	2,281,722

(1)	Includes 2,550,063 shares issued upon conversion of Allergan stock options as a consequence of our spin-off.

(2)	Includes 287,235 shares currently authorized for issuance, in the aggregate, under our 2002 Employee Stock Purchase Plan and 2002 International Stock Purchase Plan. These plans contain evergreen features which provide that each year on October 1 (though October 1, 2011), the number of authorized shares (for both plans, on an aggregate basis) increases by the lesser of 290,000 shares or 1% of our shares of common stock outstanding. Also includes 150,000 shares authorized for issuance under our Irish Savings Related Share Option Scheme and 150,000 shares authorized for issuance under our AMO (Ireland) Share Participation Scheme. All of such shares have been registered with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

We entered into employment agreements with each of the named executive officers, effective June 29, 2002. Each has a term of three years and may be automatically extended for successive one-year terms unless either party to the agreement elects in writing not to extend the term. The agreements set forth the general principles of the executives’ compensation and benefits arrangements. Mr. Mazzo’s agreement also provides for his service as a director of AMO.

Termination by Us Without Cause or by the Executive for Good Reason.    In the event that the executive is terminated by us other than for “cause,” or if the executive terminates his or her employment for “good reason,” the executive will receive severance pay that includes:

•	a prorated portion of the executive’s targeted annual bonus;

•	an amount representing the executive’s unused accrued vacation time (at his or her base salary rate) through the date of termination;

•	continued medical and other welfare plan coverage for the executive and his or her eligible dependents for twelve months;

•	a severance payment calculated by multiplying the executive’s annual compensation by two (three in the case of Mr. Mazzo). For the purposes of this severance payment calculation, the executive’s annual compensation is defined as the sum of (i) the higher of the executive’s then-current base salary or his or her highest annual salary within the five-year period ending at the time of his or her termination plus (ii) a management bonus increment, which is equal to the higher of 100% of his or her then-current annual target bonus rate or the average of the two highest of the last five bonuses paid by us to the executive.

The employment agreements define “cause” to include, among other things, the conviction of the executive of any felony, material misconduct, or refusal to comply with the written instructions of our board of directors. The employment agreements also define “good reason” to include any material change in the executive’s duties or the material reduction or adverse modification of the executive’s compensation.

Change of Control.    In the event the executive’s employment is terminated by us without cause, or by him or her for good reason, 120 days prior to or within two years after a change in control event occurs, the employment agreements provide that the executive will receive a severance payment equal to three times “annual compensation” using the same method of calculation described above. The agreements also provide that all of the executives’ stock options, incentive compensation awards and restricted stock that are outstanding at the time of the termination will immediately become fully exercisable, payable or free from restrictions, respectively. The applicable exercise period for any stock option or other award will continue for the length of the exercise period specified in the grant of the award as determined without regard to the executive’s termination of employment. The executive will also be allowed to continue to participate for three years following his or her termination in all of our employee benefit plans that were available to him or her before termination.

Restrictive Covenants.    The executives have agreed not to disclose our confidential information to any other person or entity for a period of five years or to solicit any of our employees for a period of two years.

Repatriation and Relocation Loan.    We have agreed to repatriate Mr. Mazzo and his household from the United Kingdom. As part of his repatriation, we will pay the travel and moving costs associated with moving his household to California, as well as any temporary living expenses incurred while Mr. Mazzo establishes a permanent residence in California. To further assist in his repatriation, we agreed to pay Mr. Mazzo a tax-free allowance equal to one month’s salary and to provide him a five-year, interest-free relocation loan of up to

$500,000. Such loan is evidenced by a promissory note dated July 3, 2002, which is secured by real property purchased by Mr. Mazzo. The principal amount of $500,000 is payable upon the earlier to occur of (a) 60 days following Mr. Mazzo’s termination of employment; (b) the date of any sale or other transfer of the property; or (c) July 3, 2007. We made this loan to Mr. Mazzo before adoption of the Sarbanes-Oxley Act of 2002. As of December 31, 2002, the full amount of this loan was outstanding.

Excise Tax Gross-Up.    In the event that any payment or benefits an executive receives pursuant to the employment agreements is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, he or she is entitled to an excise tax gross-up payment to the full extent of his or her corresponding excise tax liability.

Allergan

Until June 29, 2002, we were a wholly-owned subsidiary of Allergan, Inc. David Pyott, our director, is the Chairman of the Board, President and Chief Executive Officer of Allergan. At the time of our spin-off, we entered into a Transitional Services Agreement and a Manufacturing Agreement, each of which expires in June 2005. During the last half of 2002, we paid Allergan approximately $6.6 million for transitional services, and Allergan paid us approximately $550,000 for transitional services. During this time period we also bought products from Allergan under the Manufacturing Agreement in an aggregate amount of approximately $31.8 million.

At the time of our spin-off, we also entered into a Tax Sharing Agreement with Allergan. One of Allergan’s obligations to us under the Tax Sharing Agreement was to indemnify us for any taxes (and associated penalties and interest) we incurred as a result of the restructuring activities undertaken to effectuate the spin-off. As a result, Allergan indemnified us for approximately $5.3 million in aggregate in 2002.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee (the “AFC”) of the board of directors of Advanced Medical Optics, Inc. issues the following report for inclusion in the company’s proxy statement in connection with the company’s annual meeting scheduled for April 30, 2003.

1.	The AFC has reviewed and discussed the audited financial statements for the year ending December 31, 2002, with management of the company and with the company’s independent auditors, KPMG LLP.

2.	The AFC has discussed those matters required by Statement on Auditing Standards No. 61 with KPMG LLP.

3.	The AFC has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, confirming KPMG’s independence, and has discussed with the independent auditors the auditors’ independence from the company and its management (including whether the independent auditors’ provision of information technology services, if any, and other non-audit services to the company is compatible with the auditors’ independence).

4.	After the discussions referenced in paragraphs 1 through 3 above, the AFC recommended to the board of directors that the audited financial statements for the fiscal year ending December 31, 2002 be included or incorporated by reference in the Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Audit and Finance Committee

James O. Rollans, Chairman

William R. Grant

William J. Link, Ph.D.

Michael A. Mussallem

INDEPENDENT AUDITORS

Audit Fees

KPMG LLP fees for its annual audit and review of financial statements including the company’s Form 10-Q’s for 2002 were $902,000.

Financial Information Systems and Implementation Fees

KPMG LLP was not engaged during 2002 to perform, and thus no fees were paid for, any services related to financial information system design or implementation.

All Other Fees

KPMG LLP fees for services unrelated to the annual audit and quarterly reviews for 2002 were $345,300. These services consist principally of issuance of letters to underwriters, statutory audits of foreign subsidiaries, and tax compliance and other accounting related services.

We have not formally selected our auditors for 2003 as we are currently in the process of formally retaining our auditors.

Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to answer questions of stockholders.

ADDITIONAL INFORMATION

Other Business

We do not expect any business to come up for stockholder vote at the meeting other than the items described in this booklet. If other business is properly raised, your proxy card authorizes the proxy holders to vote as they deem appropriate. The company’s Bylaws contain provisions regarding matters which may properly be brought before the stockholders at an annual meeting. The most recently revised Bylaws are attached as Exhibit 3.2 to the company’s Form 10 filed with the Securities and Exchange Commission.

Stockholder Proposals for Next Year

In order to be eligible for inclusion in the company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal (including the submission of nominees for directors) must be received by the company to the attention of the Secretary at its principal executive offices not later than the close of business on November 26, 2003. Stockholder proposals and nominations received by the company between December 31, 2003 and January 30, 2004 may also be considered at next year’s annual meeting of stockholders but may not be included in the proxy materials for next year’s annual meeting of stockholders.

How We Solicit Proxies

Advanced Medical Optics pays the costs of soliciting proxies. We are paying Mellon Investor Services a fee of $8,000 plus expenses to help with the solicitation. In addition to this mailing, the company may solicit proxies personally, electronically or by telephone. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

People Needing Special Assistance

If you plan to attend the annual meeting, we can provide reasonable assistance to help you participate in the meeting if you let us know in advance. Please call or write our Investor Relations department at least two weeks before the meeting at the number or address under “Questions?” below.

Annual Report

The summary Annual Report to Stockholders for the year ended December 31, 2002 accompanies the proxy material being mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material. The company will provide, without charge, a copy of its most recent Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

Questions?

If you have questions or need more information about the annual meeting, write to the

Investor Relations Department

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705

or call us at (714) 247-8200.

For additional information about the company, we invite you to visit Advanced Medical Optics, Inc.’s Internet site at www.amo-inc.com. Internet site materials are for your general information and are not part of this proxy solicitation. According to rules of the Securities and Exchange Commission (“SEC”), the information presented in this proxy statement under the captions “Report of the Organization, Compensation and Corporate Governance Committee,” “Report of the Audit and Finance Committee” and “Comparison of Cumulative Total Return” shall not be deemed to be “soliciting material” or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the company under the aforementioned Acts shall be interpreted as incorporating by reference the information presented under the specified captions. YOUR VOTE IS VERY IMPORTANT! Please vote by calling the toll-free number set forth on your proxy card or by signing and promptly returning your proxy card in the enclosed envelope.

EXHIBIT A

ADVANCED MEDICAL OPTICS, INC.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations	A-2

Consolidated Balance Sheets as of December 31, 2002 and 2001	A-16

Consolidated Statements of Earnings for the Years Ended December 31, 2002, 2001 and 2000	A-17

Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the Years Ended December 31, 2002, 2001 and 2000	A-18

Consolidated Statements of Cash Flows for the Years Ended December 31, 2002, 2001 and 2000	A-19

Notes to Consolidated Financial Statements	A-20

Independent Auditors’ Report	A-45

Report of Management	A-46

Quarterly Results (Unaudited)	A-47

Selected Financial Data	A-48

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis presents the factors that had a material effect on AMO’s cash flows and results of operations during the three years ended December 31, 2002, and the Company’s financial position at that date. This discussion and analysis should be read in conjunction with the historical consolidated financial statements of AMO and related notes thereto included elsewhere in this Form 10-K.

Overview

AMO is a global leader in the development, manufacture and marketing of medical devices for the eye and contact lens care products. Our products in the ophthalmic surgical market include intraocular lenses, phacoemulsification systems, viscoelastics and surgical packs used in cataract surgery, and microkeratomes used in refractive surgery. Our eye care products include disinfecting solutions to destroy harmful microorganisms in and on the surface of contact lenses, daily cleaners to remove undesirable film and deposits from contact lenses, enzymatic cleaners to remove protein deposits from contact lenses and lens rewetting drops to provide added wearing comfort.

We have operations in approximately 20 countries and sell our products in approximately 60 countries. As part of Allergan, we had organized our operations into four regions: North America, Latin America, Asia Pacific and Europe. Operations for the Europe Region included sales to customers in Africa and the Middle East, and operations in the Asia Pacific Region included sales to customers in Australia and New Zealand. Since the spin-off, we have organized our operations into three regions:

•	Americas (North and South America);
•	Europe, Africa and Asia Pacific (excluding Japan, but including Australia and New Zealand); and
•	Japan.

Separation from Allergan

Allergan spun-off its existing optical medical device business by contributing all of the assets related to the two business lines that comprise the optical medical device business to us and distributing all of our outstanding shares of stock to its stockholders. We had no material assets, liabilities or activities as a separate corporate entity until Allergan’s contribution to us of the optical medical device business. The contribution of assets and distribution to Allergan stockholders was completed on June 29, 2002. As a result of the spin-off, we are an independent public company and, Allergan no longer maintains any stock ownership in us.

Allergan did not account for our business on the basis of separate legal entities, subsidiaries, divisions or segments. The accompanying consolidated financial statements through June 28, 2002 include those assets, liabilities, revenues and expenses directly attributable to our operations and allocations of certain Allergan corporate assets, liabilities and expenses. These amounts have been allocated on a basis that was considered by Allergan management to reflect most fairly or reasonably the utilization of the services provided to us or the benefit obtained by us. All material intercompany balances have been eliminated. The financial information included herein does not necessarily reflect what the financial position and results of our operations would have been had we operated as a stand-alone public entity during all pre-spinoff periods presented, and may not be indicative of our future operations or financial position.

As part of Allergan, we historically participated in various Allergan administered functions including shared services surrounding selling, general and administrative expenses, retirement and other post-retirement benefit plans, income taxes and cash management. Our allocated portion of the expenses for these services are included in selling, general and administrative expenses in our consolidated statements of earnings. For the years ended December 31, 2002 (through June 28, 2002), 2001 and 2000, these allocated expenses were $23.2 million, $34.0 million, and $40.8 million, respectively.

Our income historically has been included in consolidated income tax returns filed by Allergan, and most of the related income taxes have been paid by Allergan. Allergan has managed its tax position for the benefit of its entire portfolio of businesses. Allergan’s tax methodologies and elections are not necessarily reflective of the tax methodologies and elections that we would have followed or will follow as a stand-alone company. Our income tax expense has been recorded as if we filed tax returns separate from Allergan.

Cash and equivalents consist of cash in banks, money market mutual funds and repurchase agreements with financial institutions with original maturities of 90 days or less. Prior to the spin-off, we had participated in a centralized cash management program administered by Allergan. Cash and equivalents at December 31, 2001 include only those amounts that were to be considered part of our operations upon spin-off.

Prior to the spin-off, we entered into several agreements with Allergan in connection with, among other things, transitional services, employee matters, manufacturing and tax sharing.

The transitional services agreement sets forth charges generally intended to allow Allergan to fully recover the allocated costs of providing the services, plus all out-of-pocket costs and expenses, except that we pay to Allergan a commission related to our products that are sold by them during the transition period. We recover costs from Allergan in a similar manner for services provided by us.

Under the manufacturing agreement, Allergan manufactures certain of our eye care products and VITRAX® viscoelastics for a period of up to three years from the date of the spin-off. We purchase these products from Allergan at a price equal to Allergan’s fully allocated costs plus 10%. During 2002 (subsequent to the spin-off), we purchased $31.8 million of product from Allergan. We are currently pursuing alternative manufacturing sources. If we are unable to either build or obtain regulatory approvals for new facilities or locate and obtain regulatory approvals for third party manufacturers to produce our products in a timely fashion, our business may be materially harmed.

The tax sharing agreement governs Allergan’s and our respective rights, responsibilities and obligations with respect to taxes for any tax period ending before, on or after the spin-off. Generally, Allergan is liable for all pre-spin-off taxes except that we will indemnify Allergan for all pre-spin-off taxes attributable to our business for the current taxable year. In addition, the tax sharing agreement provides that Allergan is liable for taxes that are incurred as a result of restructuring activities undertaken to effectuate the spin-off.

We and Allergan have made representations to each other and to the Internal Revenue Service in connection with the private letter ruling that Allergan has received regarding the tax-free nature of the spin-off of our common stock by Allergan to its stockholders. If either we or Allergan breach our representations to each other or to the Internal Revenue Service, or if we or Allergan take or fail to take, as the case may be, actions that result in the spin-off failing to meet the requirements of a tax-free spin-off pursuant to Section 355 of the Internal Revenue Code, the party in breach will indemnify the other party for any and all resulting taxes.

Critical Accounting Policies

Revenue and Accounts Receivable

We recognize revenue from product sales when title and risk of loss transfer to the customer, with the exception of intraocular lenses, which are generally distributed on a consignment basis and recognized as revenue upon implantation in a patient. We generally permit returns of product from a customer if the product is returned in a timely manner, in good condition, and through the normal channels of distribution. Return policies in certain international markets can be more stringent and are based on the terms of contractual agreements with customers. Allowances for returns are provided for based upon an analysis of our historical patterns of returns matched against the sales from which they originated. Historically, product returns have been within the amounts reserved.

The allowance for doubtful accounts is determined by analyzing specific customer accounts and assessing the risk of uncollectibility based on insolvency, disputes or other collection issues. In addition, we routinely analyze the different receivable aging categories and establish reserves based on the length of time receivables are past due.

Inventories

Inventories are valued at the lower of first-in, first-out cost or market. On a regular basis, we evaluate inventory balances for excess quantities and obsolescence by analyzing estimated demand, inventory on hand, sales levels and other information. Based on these evaluations, inventory balances will be reduced, if necessary.

Deferred Taxes

We account for income taxes using the asset and liability method, which recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We regularly review historical and anticipated future pre-tax results of operations to determine whether we will be able to realize the benefit of net deferred tax assets.

Comparing Fiscal Years Ended December 31, 2002, 2001 and 2000

Net sales.    The following table sets forth, for the periods indicated, net sales by major product line.

	Year Ended December 31,
	2002	2001	2000
	(in thousands)
Ophthalmic surgical	$270,395	$253,143	$248,773
Eye care	267,692	289,952	321,800

Total net sales	$538,087	$543,095	$570,573

U.S.	28.1%	30.8%	31.3%
International (excluding U.S.)	71.9%	69.2%	68.7%

Net sales for 2002 decreased by $5.0 million or 0.9%, to $538.1 million in 2002 from $543.1 million in 2001. The decrease in net sales in 2002 compared to 2001 was the result of a decrease in sales of our private-label eye care products partially offset by an increase in sales of our ophthalmic surgical products. Foreign currency fluctuations in 2002 increased sales by $5.2 million, or 0.9%, as compared to average rates in effect in 2001.

Global sales of our ophthalmic surgical products increased by $17.3 million, or 6.8%, from 2001 to 2002. Sales of our ophthalmic surgical products in the United States increased $1.2 million, or 1.2%, between 2001 and 2002, primarily due to growing acceptance of the SOVEREIGN® with WHITESTAR™ technology, our technologically advanced phacoemulsification system, and the higher growth associated with SENSAR® acrylic intraocular lens. International sales of our ophthalmic surgical products increased by $16.1 million, or 10.6%, between 2001 and 2002 primarily due to sales increases in phacoemulsification equipment and the SENSAR® acrylic intraocular lens and favorable foreign currency changes, which were partially offset by a sales decrease in silicone intraocular lenses. At constant currency rates, international ophthalmic surgical sales increased by $12.9 million, or 8.6%, between 2001 and 2002. We believe that global sales of ophthalmic surgical products will continue to grow due to increased sales of our SOVEREIGN® with WHITESTAR™ phacoemulsification systems and the SENSAR® and the CLARIFLEX® intraocular lenses, both with the OPTIEDGE™ design. Additionally, the two new UNFOLDER® insertion devices launched in late 2002 should favorably impact sales of our foldable acrylic and silicone lenses.

Global sales of our eye care products decreased by $22.3 million, or 7.7%, from 2001 to 2002. Sales of our eye care products in the United States decreased $17.2 million, or 26.7%, between 2001 and 2002, primarily due to management’s decision to exit the lower-margin sales of private-label eye care products. International sales of our eye care products decreased by $5.1 million, or 2.2%, between 2001 and 2002 primarily due to the decrease in private-label sales partially offset by an increase in sales of our COMPLETE® branded products as compared to 2001. At constant currency rates, international eye care sales decreased by $7.1 million, or 3.1%, between 2001 and 2002. In the future, we expect the impact of reduced private-label product sales will be offset by continued growth in sales of our COMPLETE® branded products.

Net sales for 2001 decreased by $27.5 million, or 4.8%, to $543.1 million in 2001 from $570.6 million in 2000. At constant currency rates, sales increased by $0.7 million in 2001 compared to 2000. At constant currency rates, the increase in net sales in 2001 compared to 2000 was the result of an increase in sales of our ophthalmic surgical products, offset by a decrease in sales of our eye care products. Foreign currency fluctuations in 2001 decreased sales by $28.2 million, or 4.9%, as compared to average rates in effect in 2000.

Global sales of our ophthalmic surgical products increased by $4.4 million, or 1.8%, from 2000 to 2001. In the United States, sales of our ophthalmic surgical products decreased $1.6 million, or 1.6%, while internationally, sales of our ophthalmic surgical products increased $6.0 million or 4.2% over the same period. At constant currency rates, international sales of our ophthalmic surgical products increased $16.9 million, or 12.0%. This increase was primarily attributable to sales increases in the SENSAR® acrylic intraocular lens and AMADEUS™ microkeratome, offset in part by sales decreases in PMMA intraocular lenses, silicone intraocular lenses and phacoemulsification equipment. International sales of our ophthalmic surgical products in 2001 were negatively impacted primarily by the weakening of the Japanese yen and the euro versus the dollar, representing an $10.9 million, or 7.6%, unfavorable currency impact.

Global sales of our eye care products decreased by $31.8 million, or 9.9%, from 2000 to 2001. Sales of our eye care products in the United States decreased $9.8 million, or 13.3%, between 2000 and 2001, primarily due to a decrease in sales of private-label multi-purpose systems, peroxide-based disinfection systems, and ancillary products. International sales of our eye care products decreased $22.0 million, or 8.9%, between 2000 and 2001 primarily as a result of the weakening Japanese yen and euro versus the dollar, which represented $17.3 million of the decrease in international sales. At constant currency rates, international eye care sales decreased $4.7 million, or 1.9%, primarily attributable to the decrease in sales of peroxide-based disinfection and ancillary products partially offset by an increase in sales of our COMPLETE® branded products.

The following table sets forth, for the periods indicated, net sales by geographic region:

	Year Ended December 31,
	2002	2001	2000
	(in thousands)
United States	$151,283	$167,280	$178,764
Europe/Africa/Asia Pacific	217,779	208,370	220,713
Japan	145,135	137,287	138,053
Other	23,890	30,158	33,043

Total net sales	$538,087	$543,095	$570,573

We organize our operations into three regions: the Americas, which is comprised of North and South America, Europe/Africa/Asia Pacific and Japan.

The U.S. information is presented separately as it is our headquarters country, and U.S. sales represented 28.1%, 30.8% and 31.3% of total net sales in 2002, 2001, and 2000, respectively. Additionally, sales in Japan represented 27.0%, 25.3%, and 24.2% of total net sales in 2002, 2001 and 2000, respectively. No other country, or any single customer, generated over 10% of total net sales in any of these years.

Net sales in the United States decreased $16.0 million in 2002 as compared to 2001. Net sales in Europe/Africa/Asia Pacific increased $9.4 million in 2002 as compared to 2001 including the favorable impact of $10.3 million primarily from the strengthening of the euro versus the dollar. Net sales in Japan for 2002 increased $7.8 million including the negative impact of $3.5 million from the weakening of the Japanese yen versus the dollar. Net sales in the Other geographic segment for 2002 decreased by $6.3 million as compared to 2001 primarily due to reduced sales in Latin America.

Net sales in the United States decreased $11.5 million in 2001 as compared to 2000. Net sales in Europe/Africa/Asia Pacific decreased $12.3 million including the negative impact of $7.8 million primarily from the weakening of the euro versus the dollar in 2001 as compared to 2000. Net sales in Japan decreased $0.8 million including the negative impact of $17.8 million from the weakening of the Japanese yen versus the dollar in 2001 as compared to 2000. Net sales in the Other geographic segment for 2001 decreased by $2.9 million as compared to 2000 primarily due to a $2.6 million decrease resulting from the weakening of the Brazilian real versus the dollar.

For additional information relating to our geographic operating segments, including operating income or loss and total assets, see Note 12 of Notes to Consolidated Financial Statements.

Income and expenses.    The following table sets forth certain statement of earnings items as a percentage of net sales:

	Year Ended December 31,
	2002	2001	2000
Net sales	100.0%	100.0%	100.0%
Cost of sales	38.0	39.1	40.6

Gross margin	62.0	60.9	59.4
Other operating costs and expenses:
Selling, general and administrative	43.8	41.0	42.2
Research and development	5.6	5.3	5.2
Restructuring charge reversal	—	—	(0.4)

Operating income	12.6	14.6	12.4
Loss on investments, net	(0.7)	(0.1)	—
Unrealized (loss) gain on derivative instruments	(0.6)	0.2	—
Other non-operating expense, net	(3.0)	(0.7)	(0.4)

Earnings before income taxes	8.3%	14.0%	12.0%

Net earnings	4.8%	10.1%	8.6%

Gross margin.    Our gross margin increased as a percent of net sales by 1.1 percentage points from 60.9% in 2001 to 62.0% in 2002 and by 1.5 percentage points from 59.4% in 2000 to 60.9% in 2001. Our gross margin in 2002 was negatively impacted by the June 2002 write-off of $2.6 million of inventory deemed unusable due to our spin-off from Allergan. The increase in gross margin as a percent of net sales in 2002 as compared to 2001 was primarily the result of decreased sales of low margin private-label products and a change in product sales mix to higher margin surgical products, including the SENSAR® and CLARIFLEX® intraocular lenses. In 2003, we expect our eye care product gross margin percentage to be slightly reduced by the full year impact of our manufacturing agreement with Allergan, partially offset by improved ophthalmic surgical product gross margins. The increase in gross margin as a percent of net sales in 2001 as compared to 2000 was primarily the result of higher gross margins achieved on sales of eye care products, partially offset by a change in product sales mix to lower margin surgical products.

Selling, general and administrative.    Selling, general and administrative expenses increased as a percent of net sales by 2.8 percentage points to 43.8% in 2002 from 41.0% in 2001. The percentage increase in 2002 was primarily the result of increased general and administrative expenses incurred in preparation for the spin-off and as we began operations as an independent public company partially offset by lower selling expenses and a reduction in goodwill amortization of $9.0 million. Beginning in 2002, we no longer amortize goodwill in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” Selling, general and administrative expenses decreased as a percent of net sales by 1.2 percentage points to 41.0% in 2001 from 42.2% in 2000. This decrease was the result of a dollar and percentage of sales decrease in promotion related expenses including samples and in general and administrative expenses.

Research and development.    Research and development expenses increased as a percent of net sales by 0.3 percentage points to 5.6% in 2002 from 5.3% in 2001. Research and development spending increased in 2002 as a result of an increase in spending for research efforts in the ophthalmic surgical business, partially offset by a decrease in research and development spending for the eye care business. Our increased investment in the ophthalmic surgical business resulted in the successful launch of two new intraocular lens insertion devices, the SILVER Z™ and the EMERALD T™, and the successful European launch of the VERISYSE™ phakic intraocular lens for the correction of hyperopia, myopia and astigmatism. We also expect to launch our new SOVEREIGN® COMPACT™ phacoemulsification system in 2003. Research and development expenses as a percent of net sales were comparable in 2001 and 2000.

Non-operating expense.    Non-operating expense was $23.3 million, $3.2 million and $2.3 million in 2002, 2001 and 2000, respectively. We recorded an unrealized loss on derivative instruments of $3.2 million in 2002 compared to an unrealized gain of $1.3 million in 2001. We recorded as “unrealized loss (gain) on derivative instruments” the mark to market adjustments on the outstanding foreign currency options which we entered into or were allocated as part of Allergan’s overall risk management strategy to reduce the volatility of expected earnings in currencies other than U.S. dollar. 2002 includes a $3.9 million charge for the permanent impairment of two equity investments and early debt extinguishment costs of $3.5 million associated with the prepayment of debt in Japan in June 2002. As of December 31, 2002, we have no other equity investments. Interest expense increased $10.5 million in 2002 compared with 2001 primarily due to the $300.0 million of debt incurred just prior to the spin-off.

Income taxes.    The effective tax rate in 2002 was 41.9%, up from the 27.1% effective tax rate in 2001. The increase in 2002 was primarily attributable to the provision of U.S. federal and state income taxes and foreign withholding taxes on the portion of undistributed earnings of non-U.S. subsidiaries expected to be remitted, which was not provided for in the prior year. Effective June 29, 2002, income taxes are provided on taxable income at the statutory rates applicable to such income.

In accordance with Emerging Issues Task Force Issue No. 94-10, “Accounting by a Company for the Income Tax Effects of Transactions among or with Its Shareholders under FASB Statement No. 109”, we established deferred tax assets of approximately $17.5 million through a credit to equity for all differences resulting from the spin-off in the financial reporting and tax bases of certain assets and liabilities. These differences occurred in jurisdictions where the transfer of assets and liabilities to us in the spin-off was deemed to be a taxable transaction. In such situations, the tax bases were adjusted to reflect the fair market value of the assets and liabilities on the spin-off date whereas the financial reporting bases were unchanged.

Our effective tax rate in 2001 was 27.1%, down from the 27.9% effective tax rate in 2000. The decrease in 2001 was primarily attributable to the changes in the valuation allowance on deferred tax assets that were realized in 2001, partially offset by a shift in the mix of earnings from lower tax rate jurisdictions in Ireland and Puerto Rico to higher tax rate jurisdictions, primarily in the United States and Japan.

As a result of an improvement in profitability in Japan in 2001, we were able to utilize $2.7 million of our net operating loss carryforward benefit to offset taxes currently payable and realize the benefits associated with $6.3 million of deferred tax assets in Japan, for which we previously had established a valuation allowance. Previously, management did not believe that realization of these benefits was “more likely than not,” and had provided a $9.0 million valuation allowance for these deferred tax assets in prior years. In 2001, we determined, based solely on our judgment, that realization of the deferred tax assets of $6.3 million had become “more likely than not” and, accordingly, we reversed the valuation allowance previously established. As a result of the realization of these deferred tax assets, our valuation allowance on deferred tax assets and our income tax expense were reduced, and our net earnings were increased, by approximately $9.0 million in 2001. We do not anticipate that our future provision for income taxes will include tax benefits similar to those recognized in 2001.

We believe our future effective income tax rate will remain higher than our 2001 and 2000 effective tax rates due to our mix of domestic and international taxable income or loss and the various tax and treasury strategies that we implement, including a determination of our policy regarding the repatriation of future accumulated foreign earnings. We expect our effective tax rate to be between 38% and 40% in 2003.

Net earnings.    Net earnings were $25.9 million in 2002 compared to $55.0 million in 2001. The $29.1 million decrease in net earnings in 2002 is primarily the result of the $11.3 million decrease in operating income and an increase in non-operating expense of $20.1 million, partially offset by a decrease in income tax expense of $1.9 million.

Net earnings were $55.0 million in 2001 compared to $49.2 million in 2000. The $5.8 million increase in 2001 net earnings is primarily the result of the $8.7 million increase in operating income, and the $1.3 million unrealized gain on derivative instruments, substantially offset by the increase in all other non-operating expenses of $2.2 million, the $1.6 million increase in income tax expense and the $0.4 million after-tax effect of the adoption of Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities.”

Seasonality.    Traditionally, we have realized a seasonal trend in our sales and net earnings, with the smallest portion of our ophthalmic surgical sales being realized in the first quarter and with sales gradually increasing from the second to fourth quarter. This seasonality is primarily attributable to higher sales of our ophthalmic surgical products in the fourth quarter. We believe sales of our ophthalmic surgical products are comparatively higher in the fourth quarter because hospitals, ambulatory surgical centers and other customers increase spending as they reach their year-end and are able to spend the remainder of their annual budgeted amounts.

Liquidity and Capital Resources

Management assesses our liquidity by our ability to generate cash to fund operations. Significant factors in the management of liquidity are: funds generated by operations; levels of accounts receivable, inventories, accounts payable and capital expenditures; adequate lines of credit; and financial flexibility to attract long-term capital on satisfactory terms.

Historically, we have generated cash from operations in excess of working capital requirements, and we expect to do so in the future. Net cash provided by operating activities in 2002 was $116.6 million compared to $75.8 million in 2001 and $93.6 million in 2000. Operating cash flow increased in 2002 compared to 2001 primarily as a result of improved management of inventory and an increase in accounts payable and accrued expenses and other liabilities, partially offset by lower net earnings and an increase in other assets. Operating cash flow decreased in 2001 compared to 2000 primarily as a result of an increase in other assets and a reduction in accounts payable, partially offset by the increase in net earnings and improved management of trade receivables.

Net cash used in investing activities was $22.1 million, $14.5 million and $11.0 million in 2002, 2001, and 2000, respectively. Expenditures for property, plant and equipment totaled $16.7 million, $5.9 million and $6.6 million in 2002, 2001 and 2000, respectively. The 2002 expenditures are primarily comprised of improvements to our recently leased headquarters and also include expansion of manufacturing facilities and a variety of other projects designed to improve productivity. The 2001 and 2000 expenditures included expansion of manufacturing facilities and a variety of other projects designed to improve productivity. We expect to invest approximately $16.0 million to $18.0 million in property, plant and equipment in 2003. Expenditures for demonstration (demo) and bundled equipment, primarily phacoemulsification and microkeratome surgical equipment, were $5.0 million, $6.4 million and $4.1 million in 2002, 2001 and 2000, respectively. We maintain demo and bundled equipment to facilitate future sales of similar equipment and related products to our customers. We expect to invest approximately $3.0 million to $5.0 million in demo and bundled equipment in 2003. Expenditures for capitalized internal-use software were $0.9 million, $3.1 million and $0.5 million 2002, 2001 and 2000, respectively. We capitalize internal-use software costs after technical feasibility has been established. We expect to invest approximately $1.0 million to $3.0 million in capitalized software in 2003.

Net cash used in financing activities was $21.9 million in 2002 which was comprised of $305.6 million of long-term debt borrowings offset by long-term debt repayments of $136.4 million, $5.6 million of net proceeds from the settlement of an interest rate swap, and $196.7 million of net distributions to Allergan. Net transfers to Allergan ceased as of June 28, 2002 as a result of the spin-off. In January 2003, we repaid an additional $25.0 million of our term loan.

Net cash used in financing activities was $66.2 million in 2001, composed primarily of $58.6 million in distributions to Allergan, net of advances, and $7.6 million in net repayments of debt. Net cash used in financing activities was $71.7 million in 2000, composed primarily of $76.7 million in distributions to Allergan, net of advances, partially offset by $5.0 million in net debt borrowings.

As of the spin-off date, we incurred $300.0 million of debt with an estimated weighted average interest rate of 6.89%, including the benefit of interest rate swaps. We used approximately $258.1 million of these credit facilities to repay indebtedness borrowed from Allergan to purchase various assets from Allergan, make a distribution to Allergan in exchange for various assets contributed to us, and repay a portion of Allergan’s debt assumed by us in connection with the spin-off. As of December 31, 2002, we had repaid $25.0 million of this debt. We also entered into a new $35.0 million revolving credit facility to fund future capital expenditures and working capital, if needed. At December 31, 2002, approximately $17.9 million of the senior revolving credit facility has been reserved to support letters of credit issued on our behalf with the remainder available for future borrowings.

A majority of cash generated from operations prior to June 28, 2002 was transferred to Allergan. The net effect of these cash transfers has been reflected in the “Allergan, Inc. net investment” account in the equity section of our consolidated balance sheets.

Our cash position includes amounts denominated in foreign currencies, and the repatriation of those cash balances from some of our non-U.S. subsidiaries may result in additional tax costs. However, these cash balances are generally available without legal restriction to fund ordinary business operations.

We believe that the net cash provided by our operating activities, supplemented as necessary with borrowings available under our revolving credit facility and existing cash and equivalents, will provide sufficient resources to meet our working capital requirements, debt service and other cash needs over the next year.

We are dependent, in part, upon the reimbursement policies of government and private health insurance companies. Government and private sector initiatives to limit the growth of health care costs, including price regulation and competitive pricing, are continuing in many countries where we do business. As a result of these changes, the marketplace has placed increased emphasis on the delivery of more cost-effective medical therapies.

While we have been unaware of significant price resistance resulting from the trend toward cost containment, changes in reimbursement policies and other reimbursement methodologies and payment levels could have an adverse effect on our pricing flexibility.

Additionally, the current trend among hospitals and other customers of medical device manufacturers is to consolidate into larger purchasing groups to enhance purchasing power. The enhanced purchasing power of these larger customers may also increase the pressure on product pricing, although we are unable to estimate the potential impact at this time.

Inflation.    Although at reduced levels in recent years, inflation continues to apply upward pressure on the cost of goods and services used by us. The competitive and regulatory environments in many markets limit our ability to fully recover these higher costs through increased selling prices. We continually seek to mitigate the adverse effects of inflation through cost containment and improved productivity and manufacturing processes.

Foreign currency fluctuations.    Approximately 72% and 69% of our revenues in the years ended December 31, 2002 and 2001, respectively, were derived from operations outside the United States, and a significant portion of our cost structure is denominated in currencies other than the U.S. dollar. Therefore, we are subject to fluctuations in sales and earnings reported in U.S. dollars as a result of changing currency exchange rates.

The impact of foreign currency fluctuations on sales was a $5.2 million increase in 2002, a $28.2 million decrease in 2001, and an $18.0 million decrease in 2000. The sales increase in 2002 was due primarily to a strengthening of the euro versus the dollar. The sales decrease in 2001 was due primarily to a weakening of the Japanese yen and European currencies. The 2000 sales decrease included decreases related to European currencies partially offset by an increase related to the Japanese yen.

Contractual obligations.    The following represents a list of our material contractual obligations and commitments as of December 31, 2002:

	Payments Due by Year
	2003	2004	2005	2006	2007	Thereafter	Total
	(in millions)
Long-term debt	$0.8	0.8	0.8	0.8	36.0	236.0	$275.0
Lease obligations	$12.8	8.8	5.2	4.1	3.9	28.4	$63.2
IT services	$5.4	5.4	5.4	5.2	4.7	—	$26.1

Quantitative and Qualitative Market Risk Factors

We routinely monitor our risks associated with fluctuations in currency exchange rates and interest rates. We address these risks through controlled risk management that may include the use of derivative financial instruments to economically hedge or reduce these exposures. We do not expect to enter into financial instruments for trading or speculative purposes. For all periods presented through June 28, 2002, we were considered in Allergan’s overall risk management strategy. As part of this strategy, Allergan managed its risks based on management’s judgment of the appropriate trade-off between risk, opportunity and costs. With respect to our risks, Allergan primarily utilized foreign currency option and forward contracts to economically hedge or reduce these exposures.

Given the inherent limitations of forecasting and the anticipatory nature of the exposures intended to be hedged, there can be no assurance that such programs will offset more than a portion of the adverse financial impact resulting from unfavorable movements in either interest or foreign exchange rates. In addition, the timing of the accounting for recognition of gains and losses related to mark-to-market instruments for any given period may not coincide with the timing of gains and losses related to the underlying economic exposures and, therefore, may adversely affect our operating results and financial position.

To ensure the adequacy and effectiveness of our interest rate and foreign exchange hedge positions, we continually monitor, from an accounting and economic perspective, our interest rate swap positions and foreign exchange forward and option positions, when applicable, both on a stand-alone basis and in conjunction with our underlying interest rate and foreign currency exposures.

Interest rate risk.    Our $275.0 million of debt is comprised solely of domestic borrowings, a portion of which incurs interest at a variable interest rate. Thus, our interest expense will fluctuate with rate changes in the U.S.

We have entered into various interest rate swap agreements which effectively convert our interest rate on $150.0 million of the senior subordinated notes from a fixed rate to a floating rate and convert the interest rate on $50.0 million of our $75.0 million term credit facility borrowings from a floating rate to a fixed rate. Changes in fair value of interest rate swap agreements qualifying as cash flow hedges are recorded in other comprehensive income to the extent such changes are effective and as long as the cash flow hedge requirements are met.

At December 31, 2002, the fair value of $0.4 million of the interest rate swap qualifying as a fair value hedge is included in “Other assets” in the accompanying consolidated balance sheet. An offsetting $0.4 million credit is included in long-term term debt as a fair value adjustment. The fair value of $(2.0) million of the interest rate swap qualifying as a cash flow hedge is recorded in “Other liabilities” in the accompanying consolidated balance sheet.

On October 29, 2002, we realized the value of certain interest rate swaps qualifying as fair value hedges. We received approximately $10.4 million, of which approximately $4.8 million represented the net settlement of the accrued but unpaid amount between us and the banks. The remaining amount of approximately $5.6 million was recorded as an adjustment to the carrying amount of the senior subordinated notes as a premium and is amortized over the remaining life of the notes. We used $10 million of the cash proceeds to repay a portion of the term loan.

Concurrently, we entered into a new interest rate swap agreement effective October 31, 2002 which converts the interest rate on $150.0 million of the senior subordinated notes from a fixed to a floating rate.

If interest rates were to increase or decrease by 0.125% for the year, annual interest expense would increase or decrease by approximately $0.2 million.

The tables below present information about our cash equivalents, debt obligations and interest rate derivatives for the years ended December 31, 2002 and 2001:

December 31, 2002

	Maturing in						Total	Fair Market Value
	2003	2004	2005	2007	2008	Thereafter
	(in thousands, except interest rates)
LIABILITIES
Debt Obligations:
Fixed Rate	$—	$—	$—	$—	$—	$200,000	$200,000	$205,606
Weighted Average Interest Rate						9.25%	9.25%
Variable Rate	750	750	750	750	36,000	36,000	75,000	$75,000
Weighted Average Interest Rate	4.90%	4.90%	4.90%	4.90%	4.90%	4.90%	4.90%
Total Debt Obligations	$750	$750	$750	$750	$36,000	$236,000	$275,000	$280,606
Weighted Average Interest Rate	4.90%	4.90%	4.90%	4.90%	4.90%	8.59%	8.06%
INTEREST RATE DERIVATIVES
Interest Rate Swaps:
Variable to Fixed	$—	$—	$50,000	$—	$—	$—	$50,000	$(1,986)
Average Pay Rate	—	—	3.74%	—	—	—	3.74%
Average Receive Rate	—	—	1.76%	—	—	—	1.76%
Fixed to Variable	$—	$—	$—	$—	$—	$150,000	$150,000	$418
Average Pay Rate	—	—	—	—	—	6.50%	6.50%
Average Receive Rate	—	—	—	—	—	9.25%	9.25%

	December 31, 2001

	Maturing in						Total	Fair Market Value
	2002	2003	2004	2005	2006	Thereafter
	(in thousands, except interest rates)
Repurchase Agreements	$6,725	$—	$—	$—	$—	$—	$6,725	$6,725
Weighted Average Interest Rate	1.59%	—	—	—	—	—	1.59%
LIABILITIES
Debt Obligations:
Fixed Rate (JPY)	$—	$18,988	$—	$37,830	$—	$—	$56,818	$59,063
Weighted Average Interest Rate	—	3.55%	—	1.85%	—	—	2.42%
Variable Rate (JPY)	18,988	18,991	—	—	—	—	37,979	37,979
Weighted Average Interest Rate	0.75%	0.58%	—	—	—	—	0.66%
Total Debt Obligations	$18,988	$37,979	$—	$37,830	$—	$—	$94,797	$97,042
Weighted Average Interest Rate	0.75%	2.06%	—	1.85%	—	—	1.71%

Foreign currency risk.    Overall, we are a net recipient of currencies other than the U.S. dollar and, as such, we benefit from a weaker dollar and are adversely affected by a stronger dollar relative to major currencies worldwide. Accordingly, changes in exchange rates, and in particular a strengthening of the U.S. dollar, may negatively affect our consolidated sales and gross margins as expressed in U.S. dollars.

We may enter into foreign exchange option and forward contracts to reduce earnings and cash flow volatility associated with foreign exchange rate changes to allow management to focus its attention on its core business issues and challenges. Accordingly, we enter into contracts which change in value as foreign exchange rates change to economically offset the effect of changes in value of foreign currency assets and liabilities, commitments and anticipated foreign currency denominated sales and operating expenses. We enter into foreign exchange option and forward contracts in amounts between minimum and maximum anticipated foreign exchange exposures, generally for periods not to exceed one year.

We use foreign currency option contracts, which provide for the sale of foreign currencies to offset foreign currency exposures expected to arise in the normal course of our business. While these instruments are subject to fluctuations in value, such fluctuations are anticipated to offset changes in the value of the underlying exposures. The principal currencies subject to this process are the Japanese yen and the euro.

The foreign currency options are entered into to reduce the volatility of earnings generated in currencies other than the U.S. dollar, primarily earnings denominated in Japanese yen and the euro. As a result, the changes in the fair value of foreign currency option contracts during 2002 and 2001 are recorded through earnings as “Unrealized loss (gain) on derivative instruments” while any realized gains or losses on expired contracts are recorded through earnings as “Other, net” in the accompanying consolidated statements of earnings. The premium cost of purchased foreign exchange option contracts are recorded in “Other current assets” and amortized over the life of the options.

As part of Allergan’s risk management strategy, foreign exchange forward contracts were entered into to protect the value of foreign currency denominated intercompany receivables and the changes in the fair value of the foreign currency forward contracts were economically designed to offset the changes in the revaluation of the foreign currency denominated intercompany receivables. As a result, our allocated portion of current changes in both the foreign currency forward contracts and revaluation of the foreign currency denominated intercompany receivables was recorded through “Other, net” in the accompanying consolidated statements of earnings.

At December 31, 2002, the aggregate notional amounts and strike amounts of our outstanding Yen and euro currency option contracts were $64.6 million and 126.17 and $46.5 million and 0.99, respectively. The notional principal amount provides one measure of the transaction volume outstanding as of year end, and does not represent the amount of our exposure to market loss. The fair value of these foreign currency option contracts was $1.2 million at December 31, 2002. The estimate of fair value is based on applicable and commonly used prevailing financial market information as of December 31, 2002. The amounts ultimately realized upon settlement of these financial instruments, together with the gains and losses on the underlying exposures, will depend on actual market conditions during the remaining life of the instruments.

Through June 28, 2002, our allocated portion of changes in the revaluation of foreign currency forward and changes in the fair value of foreign currency option contracts was based on our percentage of net sales compared to total Allergan net sales. In the last half of 2002 and as part of the transitional services agreement with Allergan, we paid to Allergan the costs of certain Yen denominated foreign currency option contracts previously entered into by Allergan. The impact of foreign exchange risk management transactions on income was a net realized loss of $1.4 million in 2002, a net realized gain of $0.4 million and $1.8 million in 2001 and 2000, respectively, and are recorded in “Other, net” in the accompanying consolidated statements of earnings.

New Accounting Standards

In July 2001, Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS No. 141), was issued. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method combinations completed after June 30, 2001. SFAS No. 141 also requires that we evaluate our existing intangible assets and goodwill that were acquired in prior business combinations, and to make any necessary reclassifications in order to conform with the new criteria in SFAS No. 141 for recognition of intangibles apart from goodwill.

Additionally, in July 2001, Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142), was issued and is effective for all fiscal years beginning after December 15, 2001 (January 1, 2002 for us). SFAS No. 142 establishes accounting and reporting standards for intangible assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives be evaluated annually for impairment rather than amortized. Upon adoption of SFAS No. 142, we will also be required to test goodwill and intangible assets with indefinite useful lives for impairment within the first interim period with any impairment loss being recognized as a cumulative effect of a change in accounting principle.

In connection with the transitional goodwill impairment evaluation, SFAS No. 142 requires us to perform an assessment of whether there is an indication that goodwill and intangible assets with indefinite useful lives are impaired as of the date of adoption. To accomplish this, we must identify our reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. We have up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit’s carrying amount. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired.

We adopted the provisions of SFAS No. 141 on June 30, 2001 and SFAS No. 142 on January 1, 2002 effective with Allergan’s adoption of the new accounting standards. Allergan’s adoption of SFAS No. 142 did not result in a negative impact on Allergan’s consolidated financial statements. As of December 31, 2002, we had unamortized goodwill in the amount of $103.0 million. Amortization expense related to goodwill was $9.0 million and $9.3 million for the years ended December 31, 2001 and 2000, respectively.

We completed a separate assessment of goodwill and intangibles on a stand-alone basis as of June 29, 2002. This separate assessment did not result in a negative impact on the consolidated financial statements.

In April 2002, Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (SFAS No. 145), was issued. SFAS No. 145 rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. Upon adoption of SFAS No. 145, we will be required to apply the criteria in APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (Opinion No. 30), in determining the classification of gains and losses resulting from the extinguishment of debt. SFAS No. 145 is effective for annual years beginning after May 15, 2002, with earlier adoption encouraged. We elected to early-adopt SFAS No. 145 during the second fiscal quarter ended June 28, 2002. The adoption of SFAS 145 did not have a material effect on our consolidated financial statements.

In July 2002, Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS No. 146), was issued. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. As the provisions of SFAS No. 146 are required to be applied prospectively after the adoption date, we cannot determine the potential effects that adoption of SFAS No. 146 will have on our consolidated financial statements.

In December 2002, Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation” (SFAS No. 148), was issued. SFAS No. 148 amends the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), to require prominent disclosures in both interim and annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 also amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. We will commence quarterly footnote disclosure of the fair value based method of accounting for stock-based employee compensation beginning in the first quarter ending March 28, 2003. As we have decided not to voluntarily adopt the SFAS No. 123 fair value method of accounting for stock-based employee compensation, the new transition alternatives of SFAS No. 148 will not have a material impact on our consolidated financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (FIN 45). FIN 45 elaborates on the existing disclosure requirements for most guarantees. FIN 45 requires that at the time a company issues certain guarantees, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. FIN 45’s disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002 and are applicable to all guarantees issued by the guarantor subject to FIN 45’s scope, including guarantees issued prior to the issuance of FIN 45. The adoption of FIN 45 did not have a material impact on our consolidated financial statements.

In November 2002, the Emerging Issues Task Force finalized its consensus on EITF Issue 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21), which provides guidance on the method of revenue recognition for sales arrangements that include the delivery of more than one product or service. EITF 00-21 is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. Under EITF 00-21, revenue must be allocated to all deliverables regardless of whether an individual element is incidental or perfunctory. We do not believe that the adoption of EITF-00-21 will have a material impact on our consolidated financial statements.

ADVANCED MEDICAL OPTICS, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2002	2001
	(In thousands, except share data)
ASSETS
Current assets
Cash and equivalents	$80,578	$6,957
Trade receivables, net	121,607	114,724
Inventories	46,129	65,237
Other current assets	26,180	23,634

Total current assets	274,494	210,552
Property, plant and equipment, net	39,830	28,293
Other assets	45,274	37,248
Goodwill and intangibles, net	103,608	101,373

Total assets	$463,206	$377,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$750	$18,988
Accounts payable	42,356	29,583
Accrued compensation	17,651	16,652
Other accrued expenses	47,447	20,328

Total current liabilities	108,204	85,551
Long-term debt, net of current portion	277,559	75,809
Other liabilities	11,759	2,176
Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value; authorized 5,000,000 shares, none issued	—	—
Common stock, $.01 par value; authorized 120,000,000 shares; issued 28,723,512 and zero shares	287	—
Additional paid-in capital	47,455	—
Retained earnings	14,624	—
Allergan, Inc. net investment	—	215,653
Accumulated other comprehensive income (loss)	3,331	(1,723)

	65,697	213,930
Less treasury stock, at cost (3,151 and zero shares)	(13)	—

Total stockholders’ equity	65,684	213,930

Total liabilities and stockholders’ equity	$463,206	$377,466

See accompanying notes to consolidated financial statements.

ADVANCED MEDICAL OPTICS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Net sales	$538,087	$543,095	$570,573
Cost of sales	204,338	212,090	231,426

Gross margin	333,749	331,005	339,147

Selling, general and administrative	235,977	222,885	241,047
Research and development	29,917	28,990	29,878
Restructuring charge reversal	—	—	(2,237)

Operating income	67,855	79,130	70,459
Non-operating expense (income)
Interest expense	13,764	3,302	3,625
Loss (gain) on investments, net	3,935	793	(231)
Unrealized loss (gain) on derivative instruments	3,199	(1,294)	—
Other, net	2,385	385	(1,135)

	23,283	3,186	2,259

Earnings before income taxes	44,572	75,944	68,200
Provision for income taxes	18,662	20,594	19,020

Earnings before cumulative effect of change in accounting principle	25,910	55,350	49,180
Cumulative effect of change in accounting principle, net of $160 of tax	—	(391)	—

Net earnings	$25,910	$54,959	$49,180

See accompanying notes to consolidated financial statements.

ADVANCED MEDICAL OPTICS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

	Common Stock		Additional Paid-in Capital	Retained Earnings	Allergan Inc. Net Investment	Accumulated Other Comprehensive Income (Loss)	Treasury Stock		Total	Comprehensive Income
	Shares	Par Value					Shares	Amount
	(in thousands)
Balance at December 31, 1999	—	$—	$—	$—	$246,757	$(8,037)	—	$—	$238,720
Comprehensive income
Net earnings					49,180				49,180	$49,180
Other comprehensive income:
Foreign currency translation adjustments						4,039			4,039	4,039

Total comprehensive income										$53,219

Distributions to Allergan, Inc., net of advances					(76,680)				(76,680)

Balance at December 31, 2000	—	—	—	—	219,257	(3,998)	—	—	215,259
Comprehensive income
Net earnings					54,959				54,959	$54,959
Other comprehensive income:
Foreign currency translation adjustments						2,275			2,275	2,275

Total comprehensive income										$57,234

Distributions to Allergan, Inc., net of advances					(58,563)				(58,563)

Balance at December 31, 2001	—	—	—	—	215,653	(1,723)	—	—	213,930
Comprehensive income
Net earnings prior to spin-off					11,286				11,286	$11,286
Net earnings subsequent to spin-off				14,624					14,624	14,624
Other comprehensive income:
Foreign currency translation adjustments						6,226			6,226	6,226
Unrealized loss on derivative instruments qualifying as cash flow hedges, net of $814 of tax						(1,172)			(1,172)	(1,172)

Total comprehensive income										$30,964

Issuance of common stock in connection with the spin-off (note 1)	28,724	287	80,094		(80,381)				—
Dividend and distributions to Allergan, Inc., net of advances and $17,513 of deferred tax assets resulting from the spin-off			(32,639)		(146,558)				(179,197)
Purchase of treasury stock, at cost							(3)	(13)	(13)

Balance at December 31, 2002	28,724	$287	$47,455	$14,624	$—	$3,331	(3)	$(13)	$65,684

See accompanying notes to consolidated financial statements.

ADVANCED MEDICAL OPTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2002	2001	2000
	(in thousands)
Cash flows provided by operating activities
Net earnings	$25,910	$54,959	$49,180
Non cash items included in net earnings:
Cumulative effect of accounting change for derivative instruments	—	551	—
Amortization of original issue discount and debt issuance costs	814	—	—
Depreciation and amortization	15,746	22,093	22,653
Amortization of prepaid royalties	—	392	7,364
Deferred income taxes	4,150	(3,222)	(56)
Loss on investments and assets	5,788	3,080	2,165
Unrealized loss (gain) on derivatives	3,199	(1,294)	—
Restructuring charge reversal	—	—	(2,237)
Changes in assets and liabilities:
Trade receivables	2,809	2,426	(3,610)
Inventories	19,041	5,858	7,721
Other current assets	(2,887)	(6,047)	617
Accounts payable	11,994	(909)	6,335
Accrued expenses	35,702	1,203	3,606
Other non-current assets	(5,632)	(3,278)	(91)

Net cash provided by operating activities	116,634	75,812	93,647

Cash flows from investing activities
Additions to property, plant and equipment	(16,737)	(5,865)	(6,578)
Proceeds from sale of property, plant and equipment	591	901	195
Additions to capitalized internal-use software	(948)	(3,069)	(523)
Additions to demonstration and bundled equipment	(4,993)	(6,428)	(4,132)

Net cash used in investing activities	(22,087)	(14,461)	(11,038)

Cash flows from financing activities
Net decrease in notes payable	—	(7,595)	(38,497)
Proceeds from issuance of senior subordinated notes	197,194	—	—
Long-term debt borrowings	108,363	—	43,522
Repayment of long-term debt	(136,363)	—	—
Net proceeds from settlement of interest rate swap	5,637	—	—
Dividend and distributions to Allergan, Inc., net of advances	(196,710)	(58,563)	(76,680)
Purchase of treasury stock	(13)	—	—

Net cash used in financing activities	(21,892)	(66,158)	(71,655)
Effect of exchange rates on cash and equivalents	966	(877)	(563)

Net increase (decrease) in cash and equivalents	73,621	(5,684)	10,391
Cash and equivalents at beginning of year	6,957	12,641	2,250

Cash and equivalents at end of year	$80,578	$6,957	$12,641

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$3,790	$3,166	$3,457
Income taxes	$3,240	660	138

See accompanying notes to consolidated financial statements.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000

Note 1:    Description of Business

Advanced Medical Optics, Inc. (AMO or the Company) develops, manufactures and markets surgical devices for the eyes, with a focus on devices that are used to perform cataract surgery, a surgery in which the natural focusing lens of the eye, having become hard and clouded, is broken up and removed and subsequently replaced with an artificial lens. The Company also offers a broad range of eye care products for use with virtually all available types of contact lens. These products include disinfecting solutions to destroy harmful microorganisms in and on the surface of contact lenses, daily cleaners to remove undesirable film and deposits from contact lenses, enzymatic cleaners to remove protein deposits from contact lenses and lens rewetting drops to provide added wearing comfort.

The Company has operations in approximately 20 countries and sells its products in approximately 60 countries. On June 29, 2002, Allergan, Inc. (Allergan) transferred its optical medical device business consisting of the ophthalmic surgical and eye care product lines to the Company in connection with a tax-free spin-off. The 28,723,512 shares of AMO were distributed on June 29, 2002 to Allergan stockholders of record on June 14, 2002 by means of a tax-free dividend. The spin-off resulted in AMO operating as an independent entity with publicly traded common stock. Unless the context indicates otherwise, references to the Company and AMO refer to Allergan’s optical medical device business for periods prior to June 29, 2002 and to AMO and its subsidiaries for the periods on or after such date.

Allergan has no ownership interest in AMO after June 29, 2002, but performs certain services for AMO pursuant to various agreements that are outlined in Note 7. However, unless released by third parties, Allergan may remain liable for certain obligations and liabilities that were transferred to and assumed by AMO. The Company is obligated to indemnify Allergan for liabilities related to those transferred obligations and liabilities.

No annual earnings per share data is presented as the Company’s earnings were part of Allergan’s earnings through the close of business on June 28, 2002.

Note 2:    Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the consolidated financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America and have been applied consistently in all material respects. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expense during the reporting period, and related disclosures. Actual results could differ from those estimates.

Basis of Presentation

The consolidated financial statements include the accounts of Advanced Medical Optics, Inc. and all of its subsidiaries. All significant transactions among the consolidated entities have been eliminated from the consolidated financial statements.

The consolidated financial statements have been prepared using Allergan’s historical bases in the assets and liabilities and the historical results of operations of the optical medical device business prior to the spin-off. Prior to the spin-off, Allergan did not account for the business that comprises AMO on the basis of separate legal entities, subsidiaries, divisions or segments. The accompanying consolidated financial statements as of December 31, 2001 and through June 28, 2002 include those assets, liabilities, revenues and expenses directly attributable to

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

AMO’s operations and allocations of certain Allergan corporate assets, liabilities and expenses to AMO. These amounts have been allocated to AMO on the basis that was considered by Allergan management to reflect most fairly or reasonably the utilization of the services provided to or the benefit obtained by the Company. The financial information included herein does not necessarily reflect what the financial position and results of operations of the Company would have been had it operated as a stand-alone public entity during all pre spin-off periods presented, and may not be indicative of future operations or financial position.

Foreign Currency Translation

The financial position and results of operations of AMO’s foreign operations are generally determined using local currency as the functional currency. Assets and liabilities of these operations are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive income (loss) in stockholders’ equity. Gains and losses resulting from foreign currency transactions and remeasurements relating to foreign operations deemed to be operating in U.S. dollar functional currency in highly inflationary economies are included in earnings.

Cash and Equivalents

The Company considers cash and equivalents to include cash in banks, money market mutual funds and repurchase agreements with financial institutions with original maturities of 90 days or less. Cash and equivalents at December 31, 2001, include only those amounts that were considered part of the AMO operations upon spin-off.

Prior to the spin-off, AMO participated in a centralized cash management program administered by Allergan in which AMO received short-term advances from Allergan or made transfers of excess cash to Allergan. These transactions were recorded as an adjustment to the “Allergan, Inc. net investment” account. No interest was charged on this balance.

Investments

The Company has non-marketable equity investments in conjunction with its various collaboration arrangements. The non-marketable equity investments are recorded at cost and are evaluated periodically for other than temporary declines in fair value. If it is determined that a decline of any investment is other than temporary, then the carrying value would be written down to fair value, and the write-down would be included in earnings as a loss.

During 2002, the Company determined that the decline in fair value of two non-marketable equity investments was other than temporary. Accordingly, a loss of $3.9 million was recorded.

Inventories

Inventories are valued at the lower of first-in, first-out cost or market. On a regular basis, the Company evaluates its inventory balances for excess quantities and obsolescence by analyzing demand, inventory on hand, sales levels and other information. Based on these evaluations, inventory balances will be reduced, if necessary.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Additions, major renewals and improvements are capitalized, while maintenance and repairs are expensed. For financial reporting purposes, depreciation is generally provided on the straight-line method over the useful lives of the related assets, which are 20 to 40 years for buildings and improvements and from 3 to 15 years for machinery and equipment. Leasehold improvements are amortized over the life of the related facility leases or the asset, whichever is shorter. Accelerated depreciation methods are generally used for income tax purposes.

Goodwill and Intangibles

Goodwill represents the excess of acquisition costs over the fair value of net assets of purchased businesses and was amortized on a straight-line basis over periods ranging from 7 to 30 years through December 31, 2001. After December 31, 2001, goodwill is no longer amortized. Intangibles include patents, licensing agreements and marketing rights and are amortized over their estimated useful lives ranging from 3 to 10 years.

Accounting for Long-Lived Assets

Long-lived assets are reviewed for impairment in value when changes in circumstance dictate, based upon undiscounted future operating cash flows, and appropriate losses are recognized and reflected in current earnings, to the extent the carrying amount of an asset exceeds its estimated fair value determined by the use of appraisals, discounted cash flow analyses or comparable fair values of similar assets.

Capitalized Software

The Company capitalizes certain internal-use computer software costs after technological feasibility has been established. These capitalized costs are amortized utilizing the straight-line method over its estimated economic life not to exceed three years.

Demonstration (Demo) and Bundled Equipment

In the normal course of business, the Company maintains demo and bundled equipment, primarily phacoemulsification and microkeratome surgical equipment, for the purpose and intent of selling similar equipment or related products to the customer in the future. Demo and bundled equipment are not held for sale and are recorded as other non-current assets. The assets are amortized utilizing the straight-line method over their estimated economic life not to exceed three years.

Revenue Recognition and Accounts Receivable

The Company recognizes revenue from product sales when title and risk of loss transfer to the customer, with the exception of intraocular lenses, which are generally distributed on a consignment basis and recognized as revenue upon implantation in a patient. The Company generally permits returns of product if such product is returned in a timely manner, in good condition, and through the normal channels of distribution. Return policies in certain international markets can be more stringent and are based on the terms of contractual agreements with customers. Allowances for returns are provided for based upon an analysis of the Company’s historical patterns of returns matched against the sales from which they originated. Historical product returns have been within the amounts reserved.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

The allowance for doubtful accounts is determined by analyzing specific customer accounts and assessing the risk of uncollectibility based on insolvency, disputes or other collection issues. In addition, the Company routinely analyzes the different aging categories and establishes reserves based on the length of time receivables are past due.

Income Taxes

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Management evaluates the need to establish a valuation allowance for deferred tax assets based upon the amount of existing temporary differences, the period in which they are expected to be recovered and expected levels of taxable income. A valuation allowance to reduce deferred tax assets is established when it is “more likely than not” that some or all of the deferred tax assets will not be realized. No provision is made for taxes on unremitted earnings of certain non-U.S. subsidiaries which are or will be reinvested indefinitely in such operations.

Prior to the spin-off, AMO’s operations were included in Allergan’s consolidated U.S. federal and state income tax returns and in the tax returns of certain Allergan foreign subsidiaries. The provision for income taxes prior to the spin-off had been determined as if AMO had filed separate tax returns under its existing structure for the periods presented. Accordingly, the effective tax rate of AMO in future years could vary from its historical effective tax rates depending on AMO’s future legal structure and tax elections. Prior to the spin-off, a majority of income taxes were paid by Allergan and reflected through the “Allergan, Inc. net investment” account.

In preparing its consolidated financial statements, the Company is required to estimate its income taxes in each jurisdiction in which it operates. This process involves estimating the current liability as well as assessing temporary differences resulting from differing treatment of items for tax and financial accounting purposes. Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities. The stated effective tax rate could be materially affected in the event the actual tax results differ from these estimates or if the Company adjusts these estimates in future periods.

Stock-Based Compensation

The Company measures stock-based compensation for option grants to employees and members of the board of directors using the intrinsic value method. The pro forma effects to net earnings are presented in Note 10 as if the fair value method had been applied.

Allergan, Inc. Net Investment

“Allergan, Inc. net investment” represents the cumulative investments in, distributions from, and earnings of AMO prior to the spin-off.

Research and Development

Research and development costs are charged to expense when incurred.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Comprehensive Income

Comprehensive income encompasses all changes in equity other than those with stockholders and consists of net earnings, foreign currency translation adjustments and unrealized gains/losses on derivative instruments.

Recently Adopted Accounting Standards

In July 2001, Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS No. 141), was issued. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method combinations completed after June 30, 2001. SFAS No. 141 also requires the Company to evaluate its existing intangible assets and goodwill that were acquired in prior business combinations, and to make any necessary reclassifications in order to conform to the new criteria in SFAS No. 141 for recognition of intangibles apart from goodwill.

Additionally, in July 2001, Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142), was issued and is effective for all fiscal years beginning after December 15, 2001 (January 1, 2002 for the Company). SFAS No. 142 establishes accounting and reporting standards for intangible assets. SFAS No. 142 requires goodwill and intangible assets with indefinite useful lives be evaluated annually for impairment rather than amortized. Upon adoption of SFAS No. 142, the Company is also required to test goodwill and intangible assets with indefinite useful lives for impairment within the first interim period with any impairment loss being recognized as a cumulative effect of a change in accounting principle.

In connection with the transitional goodwill impairment evaluation, SFAS No. 142 requires the Company to perform an assessment of whether there is an indication that goodwill and intangible assets with indefinite useful lives are impaired as of the date of adoption. To accomplish this, the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company then has up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit’s carrying amount. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired.

The Company adopted the provisions of SFAS No. 141 on June 30, 2001 and SFAS No. 142 on January 1, 2002, effective with Allergan’s adoption of the new accounting standard. Allergan’s adoption did not result in a negative impact on Allergan’s consolidated financial statements.

The Company has completed a separate assessment of goodwill and intangibles on a stand-alone basis as of June 29, 2002. The Company’s separate assessment did not result in a negative impact on the consolidated financial statements.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

The components of amortizable intangibles and goodwill were as follows:

Intangibles

	December 31, 2002		December 31, 2001
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
	(In thousands)
Amortized intangible assets:
Licensing	$3,940	$(3,940)	$3,940	$(3,004)
Trademarks	652	(87)	78	(15)

	$4,592	$(4,027)	$4,018	$(3,019)

Amortization expense was $1.0 million, $0.3 million and $0.2 million in 2002, 2001 and 2000, respectively. The amortization expense in 2002 includes the impact of the reduction in the estimated useful life of a licensing agreement.

Estimated amortization expense is $0.2 million for the year ending December 31, 2003 and $0.1 million for each of the years ending December 31, 2004, 2005, 2006 and 2007.

Goodwill

	December 31, 2002	December 31, 2001
	(In thousands)
Goodwill:
United States	$12,783	$12,783
Japan	25,474	22,805
Manufacturing operations	64,786	64,786

	$103,043	$100,374

There was no activity related to goodwill during 2002 except for the impact of foreign currency fluctuations.

Pro forma financial information related to the adoption of SFAS No. 142 is as follows:

	Year ended December 31,
	2002	2001	2000
	(In thousands)
Net earnings	$25,910	$54,959	$49,180
Add back:
Goodwill amortization, net of tax	—	5,388	5,579

Adjusted net earnings	$25,910	$60,347	$54,759

In April 2002, Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (SFAS No. 145), was issued. SFAS No. 145 rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. Upon

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

adoption of SFAS No. 145, the Company is required to apply the criteria in APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (Opinion No. 30), in determining the classification of gains and losses resulting from the extinguishment of debt. SFAS No. 145 is effective for annual periods beginning after May 15, 2002, with earlier adoption encouraged. The Company elected to early-adopt SFAS No. 145 during the quarter ended June 28, 2002. The adoption of SFAS 145 did not have a material effect on the Company’s consolidated financial statements.

New Accounting Standards Not Yet Adopted

In July 2002, Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS No. 146), was issued. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. As the provisions of SFAS No. 146 are required to be applied prospectively after the adoption date, the Company cannot determine the potential effects that adoption of SFAS No. 146 will have on the Company’s consolidated financial statements.

In December 2002, Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation” (SFAS No. 148), was issued. SFAS No. 148 amends the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), to require prominent disclosures in both interim and annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 also amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company will commence quarterly footnote disclosure of the fair value based method of accounting for stock-based employee compensation beginning in the first quarter ending March 28, 2003. As the Company has decided not to voluntarily adopt the SFAS No. 123 fair value method of accounting for stock-based employee compensation, the new transition alternatives of SFAS No. 148 will not have a material impact on the Company’s consolidated financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (FIN 45). FIN 45 elaborates on the existing disclosure requirements for most guarantees. FIN 45 requires that at the time a company issues certain guarantees, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. FIN 45’s disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002 and are applicable to all guarantees issued by the guarantor subject to FIN 45’s scope, including guarantees issued prior to the issuance of FIN 45. The adoption of FIN 45 did not have a material impact on the Company’s consolidated financial statements.

In November 2002, the Emerging Issues Task Force finalized its consensus on EITF Issue 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21), which provides guidance on the method of revenue recognition for sales arrangements that include the delivery of more than one product or service. EITF 00-21 is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Under EITF 00-21, revenue must be allocated to all deliverables regardless of whether an individual element is incidental or perfunctory. The Company does not believe that the adoption of EITF-00-21 will have a material impact on the Company’s consolidated financial statements.

Note 3:    Special Charges

In 1996, the Company recorded a $42.3 million restructuring charge to streamline operations and reduce costs through management restructuring and facilities consolidation. In 2000, the Company completed all activities related to the 1996 restructuring plan and eliminated the remaining accrual of $2.2 million.

Note 4:    Composition of Certain Financial Statement Captions

	December 31,
	2002	2001
	(in thousands)
Trade receivables, net
Trade receivables	$127,069	$117,247
Less allowance for doubtful accounts	5,462	2,523

	$121,607	$114,724

Inventories
Finished products, including consignment inventory of $7,417 and $6,653 in 2002 and 2001, respectively	$39,500	$51,479
Work in process	1,441	5,078
Raw materials	5,188	8,680

	$46,129	$65,237

Other current assets
Prepaid expenses	$7,550	$5,825
Deferred taxes	10,091	9,620
Other	8,539	8,189

	$26,180	$23,634

Property, plant and equipment, net
Buildings and leasehold improvements	$32,880	$23,414
Machinery, equipment and furniture	46,757	34,944

	79,637	58,358
Less accumulated depreciation	39,807	30,065

	$39,830	$28,293

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Note 5:    Debt and Guarantor Subsidiaries

	Average Rate of Interest	December 31, 2002	December 31, 2001
	(In thousands)
Senior Subordinated Notes due 2010	9.25%	$200,000	$—
Bank term loan	4.90%	75,000	—
Yen denominated notes	1.71%	—	94,797
Fair value adjustment (note 6)		418	—
Unamortized realized gain on interest rate swap (note 6)		5,515
Unamortized debt discount		(2,624)	—

		278,309	94,797
Less current maturities		750	18,988

Long-term debt, net of current portion		$277,559	$75,809

On June 20, 2002, the Company issued $200 million of 9-1/4% Senior Subordinated Notes due July 15, 2010 (Notes). The Notes were issued at a discount of $2.8 million. Interest on the Notes is payable on January 15 and July 15 of each year, commencing on January 15, 2003. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2006 at various redemption prices.

The Company has a senior credit facility, consisting of a $100.0 million term loan and a $35.0 million revolving line of credit. The term loan and the revolving credit facility mature on June 30, 2008 and 2007, respectively. The term loan and borrowings under the revolving line of credit, if any, generally bear interest at current market rates plus a margin based upon the Company’s senior secured debt rating or debt to equity ratio. Mandatory prepayment of borrowings under the senior credit facility is required from excess cash flow, as defined in the credit agreement, and from proceeds from certain equity or debt offerings, asset sales and extraordinary receipts. The Company pays a quarterly fee (3.20% per annum at December 31, 2002) on the average balance of outstanding letters of credit and a quarterly commitment fee (0.50% at December 31, 2002) on the average unused portion of the senior credit facility.

As of December 31, 2002, the Company has repaid $25.0 million of the term loan and has no outstanding borrowings under the revolving line of credit. Approximately $17.9 million of the revolving line of credit has been reserved to support letters of credit issued on the Company’s behalf. In January 2003, the Company repaid an additional $25.0 million of the term loan.

The discount on the Notes and the issuance costs on the Notes and the credit facility approximated $13.1 million at issuance and are being amortized to interest expense over the terms of the related debt.

A portion of the proceeds from the Notes and the term loan were used to repay debt in Japan in June 2002. As a result of the prepayment of the Japan debt and the adoption of SFAS No. 145, $3.5 million of early debt extinguishment costs were incurred and recorded in “Other, net” on the accompanying consolidated statement of earnings.

The senior credit facility provides that the Company will maintain certain financial and operating covenants which include, among other provisions, maintaining specific leverage and interest coverage ratios. Certain covenants under the senior credit facility and the indenture relating to the Notes also limit the incurrence

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

of additional indebtedness. The senior credit facility prohibits dividend payments. The Company was in compliance with these covenants at December 31, 2002.

As of December 31, 2002, the aggregate maturities of total long-term debt are as follows: $0.8 million each year between 2003 and 2006; $36.0 million in 2007 and $236.0 million after 2007.

In connection with the issuance of the Notes, one of the Company’s subsidiaries (the Guarantor Subsidiary) jointly, fully, severally and unconditionally guaranteed such Notes. Pursuant to the Securities and Exchange Commission regulations, certain condensed financial information about the Parent, Guarantor Subsidiary and Non-Guarantor Subsidiaries is required to be disclosed. The following provides this required financial information subsequent to the spin-off.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Consolidated Statement of Earnings— Six months ended December 31, 2002 (in thousands)	Parent	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$95,590	—	257,951	(67,130)	$286,411
Operating costs and expenses:
Cost of sales	47,038	—	109,815	(50,211)	106,642
Selling, general and administrative	44,350	—	77,870	(28)	122,192
Research and development	13,391	—	1,658	—	15,049

Operating income (loss)	(9,189)	—	68,608	(16,891)	42,528
Non-operating income (expense)	(13,192)	—	2,811	(5,778)	(16,159)

Earnings (loss) before income taxes	(22,381)	—	71,419	(22,669)	26,369
Income tax expense (benefit)	(468)	—	12,213	—	11,745

Net earnings (loss)	$(21,913)	—	59,206	(22,669)	$14,624

Consolidated Balance Sheet— December 31, 2002 (in thousands)	Parent	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets:
Cash and equivalents	$5,388	—	75,190	—	$80,578
Trade receivables, net	20,152	—	101,455	—	121,607
Inventories	20,092	—	26,037	—	46,129
Other current assets	12,797	—	13,383	—	26,180

Total current assets	58,429	—	216,065	—	274,494
Property, plant and equipment	13,197	—	26,633	—	39,830
Other assets	323,681	200,614	230,955	(709,976)	45,274
Goodwill and intangibles, net	13,111	—	123,141	(32,644)	103,608

Total assets	$408,418	200,614	596,794	(742,620)	$463,206

Liabilities and stockholders’ equity:
Current portion of long-term debt	$750	—	—	—	$750
Accounts payable and accrued expenses	36,627	—	49,130	21,697	107,454

Total current liabilities	37,377	—	49,130	21,697	108,204
Long-term debt, net of current portion	277,559	—	—	—	277,559
Other liabilities	5,838	—	5,921	—	11,759

Total liabilities	320,774	—	55,051	21,697	397,522
Total stockholders’ equity	87,644	200,614	541,743	(764,317)	65,684

Total liabilities and stockholders’ equity	$408,418	200,614	596,794	(742,620)	$463,206

Consolidated Statement of Cash Flows— Six months ended December 31, 2002 (in thousands)		Parent	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Consolidated
Net cash provided by operating activities		$864	—	75,648	$76,512
Cash flows from investing activities:
Additions to property, plant and equipment		(5,687)	—	(2,330)	(8,017)
Proceeds from sale of property, plant and equipment		56	—	535	591
Additions to capitalized software		(11)	—	(62)	(73)
Additions to demonstration and bundled equipment		(914)	—	(1,415)	(2,329)

Net cash used in investing activities		(6,556)	—	(3,272)	(9,828)

Cash flows from financing activities:
Repayment of long-term debt		(25,000)	—	—	(25,000)
Net proceeds from settlement of interest rate swap		5,637	—	—	5,637
Payment of Allergan, Inc. dividend		(50,152)	—	—	(50,152)
Purchase of treasury stock		(13)	—	—	(13)

Net cash used in financing activities		(69,528)	—	—	(69,528)
Effect of exchange rates on cash and equivalents		—	—	320	320

Net increase (decrease) in cash and equivalents		(75,220)	—	72,696	(2,524)
Cash and equivalents at beginning of period		80,608	—	2,494	83,102

Cash and equivalents at end of period		$5,388	—	75,190	$80,578

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Note 6:    Financial Instruments

In the normal course of business, the Company’s operations are exposed to risks associated with fluctuations in interest rates and foreign currency exchange rates. The Company addresses these risks through controlled risk management that may include the use of derivative financial instruments to economically hedge or reduce these exposures. The Company does not enter into financial instruments for trading or speculative purposes.

The Company enters into derivative financial instruments with major financial institutions that have at least an “A” or equivalent credit rating. The Company has not experienced any losses on its derivative financial instruments to date due to credit risk and management believes that such risk is remote.

For all periods presented through June 28, 2002, the Company was considered in Allergan’s overall risk management strategy. As part of this strategy, Allergan managed its risks based on management’s judgment of the appropriate trade-off between risks, opportunity and costs. With respect to AMO’s risk, Allergan primarily utilized interest rate swap agreements, foreign currency option and forward contracts to economically hedge or reduce these exposures.

The Company adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133), as amended, on January 1, 2001 effective with Allergan’s adoption of this accounting standard. This statement requires that the Company recognize all derivatives on the balance sheet at fair value and establishes criteria for using derivatives as hedges. Upon adoption, the Company recorded an allocated portion of the Allergan net-of-tax cumulative-effect loss of $0.4 million in earnings. The allocation was based on the Company’s percentage of net sales compared to total Allergan net sales.

Interest Rate Risk Management

The Company’s $275.0 million of debt is comprised solely of domestic borrowings, a portion of which incurs interest at a variable interest rate. Thus, interest expense will fluctuate with rate changes in the U.S.

The Company has entered into various interest rate swap agreements which effectively convert the interest rate on $150.0 million of the Notes from a fixed rate to a floating rate and convert the interest rate on $50.0 million of the $75.0 million term credit facility borrowing from a floating rate to a fixed rate. The interest rate swaps have maturity dates beginning in 2005 and qualify as either fair value or cash flow hedges. Changes in fair value of interest rate swap agreements qualifying as cash flow hedges are recorded in other comprehensive income to the extent such changes are effective and as long as the cash flow hedge requirements are met.

At December 31, 2002, the fair value of $0.4 million of the interest rate swap qualifying as a fair value hedge is included in “Other assets” in the accompanying consolidated balance sheet. An offsetting $0.4 million credit is included in long-term debt as a fair value adjustment. At December 31, 2002, the fair value of $(2.0) million of the interest rate swap qualifying as a cash flow hedge is recorded in “Other liabilities” in the accompanying consolidated balance sheet.

On October 29, 2002, the Company realized the value of certain interest rate swaps qualifying as fair value hedges. The Company received approximately $10.4 million, of which approximately $4.8 million represented the net settlement of the accrued but unpaid amount between the Company and the banks. The remaining amount of approximately $5.6 million was recorded as an adjustment to the carrying amount of the Notes as a premium and is amortized over the remaining life of the Notes. Concurrently, the Company entered

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

into a new interest rate swap agreement effective October 31, 2002 which converts the interest rate on $150.0 million of the Notes from a fixed to a floating rate.

During 2001, the Company held interest rate swap agreements to reduce the impact of interest rate changes on its Japan floating rate long-term debt by effectively converting the interest rate from a floating to a fixed rate.

The following table presents the notional amounts, maturity dates, and effective floating and fixed interest rates related to the Company’s interest rate swaps as of December 31, 2002:

Notional Amount (in millions)	Maturity Date	Interest Rate
		Floating	Fixed
$50.0	2005	1.76%	3.74%
$150.0	2010	6.50%	9.25%

At December 31, 2001, the Company did not have any interest rate swap agreements outstanding.

Foreign Exchange Risk Management

The Company enters into foreign exchange option and forward contracts to reduce earnings and cash flow volatility associated with foreign exchange rate changes to allow management to focus its attention on its core business issues and challenges. Accordingly, the Company enters into contracts which change in value as foreign exchange rates change to economically offset the effect of changes in value of foreign currency assets and liabilities, commitments and anticipated foreign currency denominated sales and operating expenses. The Company enters into foreign exchange option and forward contracts in amounts between minimum and maximum anticipated foreign exchange exposures, generally for periods not to exceed one year. Effective January 1, 2001 with Allergan’s adoption of SFAS No. 133, these derivative instruments are not designated as accounting hedges.

The Company uses foreign currency option contracts, which provide for the sale of foreign currencies to offset foreign currency exposures expected to arise in the normal course of the Company’s business. While these instruments are subject to fluctuations in value, such fluctuations are anticipated to offset changes in the value of the underlying exposures. The principal currencies subject to this process are the Japanese yen and the euro.

The foreign currency options are entered into to reduce the volatility of earnings generated in currencies other than the U.S. dollar, primarily earnings denominated in Japanese yen and the euro. As a result, the changes in the fair value of foreign currency option contracts during 2002 and 2001 are recorded through earnings as “Unrealized loss/(gain) on derivative instruments” while any realized gains or losses on expired contracts are recorded through earnings as “Other, net” in the accompanying consolidated statements of earnings. The premium cost of purchased foreign exchange option contracts are recorded in “Other current assets” and amortized over the life of the options.

As part of Allergan’s risk management strategy, foreign exchange forward contracts were entered into to protect the value of foreign currency denominated intercompany receivables and the changes in the fair value of the foreign currency forward contracts were economically designed to offset the changes in the revaluation of the foreign currency denominated intercompany receivables. As a result, the allocated AMO portion of current changes in both the foreign currency forward contracts and revaluation of the foreign currency denominated

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

intercompany receivables was recorded through “Other, net” in the accompanying consolidated statements of earnings.

At December 31, 2002, the notional principal amount and fair value of the Company’s outstanding foreign currency option contracts were $111.1 million and $1.2 million, respectively. The notional principal amount provides one measure of the transaction volume outstanding as of year end, and does not represent the amount of the Company’s exposure to market loss. The estimate of fair value is based on applicable and commonly used prevailing financial market information as of December 31, 2002. The amounts ultimately realized upon settlement of these financial instruments, together with the gains and losses on the underlying exposures, will depend on actual market conditions during the remaining life of the instruments.

Through June 28, 2002, the allocated AMO portion of changes in the revaluation of foreign currency forward and changes in the fair value of foreign currency option contracts was based on AMO’s percentage of net sales compared to total Allergan net sales. In the last half of 2002 and as part of the transitional services agreement, the Company paid to Allergan the costs of certain Yen denominated foreign currency option contracts previously entered into by Allergan. The impact of foreign exchange risk management transactions on income was a net realized loss of $1.4 million in 2002, a net realized gain of $0.4 million and $1.8 million in 2001 and 2000, respectively, and are recorded in “Other, net” in the accompanying consolidated statements of earnings.

Fair Value of Financial Instruments

At December 31, 2002 and 2001, the Company’s financial instruments included cash and equivalents, trade receivables, investments, accounts payable and borrowings. The carrying amount of cash and equivalents, trade receivables and accounts payable approximates fair value due to the short-term maturities of these instruments. The fair value of long-term debt was estimated based on quoted market prices at year-end. The fair values of non-marketable equity investments are estimated based on the fair value information provided by these ventures.

The carrying amount and estimated fair value of the Company’s financial instruments at December 31 were as follows (in thousands):

	2002		2001
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and equivalents	$80,578	$80,578	$6,957	$6,957
Non-marketable equity investments	—	—	3,935	3,935
Current portion of long-term debt	750	750	18,988	18,988
Long-term debt	277,559	279,856	75,809	78,054

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk principally consist of trade receivables. Wholesale distributors, major retail chains, and managed care organizations account for a substantial portion of trade receivables. This risk is limited due to the large number of customers comprising the Company’s customer base, and their geographic dispersion. Ongoing credit evaluations of customers’ financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management’s expectations.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Note 7:    Related Party Transactions

Prior to June 29, 2002, the Company participated in various Allergan administered functions including shared services surrounding selling, general and administrative expenses, retirement and other post retirement benefit plans, income taxes and cash management. The allocated portion of the expenses for these shared services of $23.2 million, $34.0 million and $40.8 million for the years ended December 31, 2002 (through June 28, 2002), 2001 and 2000, respectively, are included in “Selling, general and administrative” expense in the accompanying consolidated statements of earnings.

Prior to June 29, 2002, the Company entered into several agreements with Allergan in connection with, among other things, transitional services, employee matters, manufacturing and tax sharing. These agreements generally require the Company to indefinitely indemnify Allergan from liabilities related to the business contributed to AMO. The Company is not aware of any potential liabilities related to these indemnifications.

The transitional services agreement sets forth charges generally intended to allow Allergan to fully recover the allocated costs of providing certain services, plus all out-of-pocket expenses, except that AMO will pay to Allergan a commission related to AMO products that are sold by Allergan during the transition period. The Company will recover costs from Allergan in a similar manner for services provided by AMO.

Under the manufacturing agreement, Allergan manufactures certain eye care products and VITRAX® viscoelastics for a period of up to three years from the date of the spin-off. The Company purchases these products from Allergan at a price equal to Allergan’s fully allocated costs plus 10%. During 2002 (subsequent to the spin-off), the Company purchased $31.8 million of product from Allergan.

The following table summarizes the charges from Allergan for the above-mentioned transitional services for the six months ended December 31, 2002 (in millions):

Selling, general and administrative expenses, net of $0.5 charged to Allergan	$6.3
Research and development	0.1
Foreign currency option contracts	1.5

The tax sharing agreement governs Allergan’s and the Company’s respective rights, responsibilities and obligations with respect to taxes for any tax period ending before, on or after the spin-off. Generally, Allergan is liable for all pre-spin-off taxes except that the Company will indemnify Allergan for all pre-spin-off taxes attributable to its business for the current taxable year. In addition, the tax sharing agreement provides that Allergan is liable for taxes that are incurred as a result of restructuring activities undertaken to effectuate the spin-off. A deemed dividend to Allergan of $45.3 million resulted from the spin-off transaction in Japan. The related withholding tax of $4.5 million was not withheld at the time of the dividend distribution. Allergan remitted the withholding tax plus the related interest and penalties aggregating $5.1 million to AMO-Japan, which subsequently remitted such amount to the Japanese taxing authorities as full and agreed-upon settlement of all related tax liabilities.

The Company and Allergan have made representations to each other and to the Internal Revenue Service in connection with the private letter ruling that Allergan has received regarding the tax-free nature of the spin-off of the Company’s common stock by Allergan to its stockholders. If either the Company or Allergan breach our representations to each other or to the Internal Revenue Service, or if the Company or Allergan take or fail to take, as the case may be, actions that result in the spin-off failing to meet the requirements of a tax-free spin-off

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

pursuant to Section 355 of the Internal Revenue Code, the party in breach will indemnify the other party for any and all resulting taxes.

As of December 31, 2002, a loan of $0.5 million was due from an officer. This relocation loan is evidenced by a promissory note dated July 3, 2002.

Note 8:    Income Taxes

The Company’s operations were included in Allergan’s consolidated U. S. federal and state income tax returns and in the tax returns of certain Allergan foreign subsidiaries prior to the spin-off. The income tax information for periods prior to the spin-off was calculated as if AMO were a stand-alone affiliated group for those periods.

The Company’s income before provision for income taxes was generated from the United States and international operations as follows:

	Year Ended December 31,
	2002	2001	2000
	(in thousands)
Earnings before cumulative effect of change in accounting principle and income taxes
U.S.	$5,893	$50,230	$29,390
Foreign	38,679	25,714	38,810

Cumulative effect of change in accounting principle	—	(551)	—

Earnings before income taxes, but including the cumulative effect of change in accounting principle	$44,572	$75,393	$68,200

The Company’s provision for income taxes consists of the following:

	Year Ended December 31,
	2002	2001	2000
	(in thousands)
Income tax expense (benefit):
Earnings before income taxes	$18,662	$20,594	$19,020
Cumulative effect of change in accounting principle	—	(160)	—

	$18,662	$20,434	$19,020

Current
U.S. federal	$7,800	$16,291	$10,674
Foreign	5,512	6,930	8,022
U.S. state and Puerto Rico	1,200	435	380

Total current	14,512	23,656	19,076

Deferred
U.S. federal	(273)	(1,306)	535
Foreign	5,325	(2,245)	(647)
U.S. state and Puerto Rico	(902)	329	56

Total deferred	4,150	(3,222)	(56)

Total	$18,662	$20,434	$19,020

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

The reconciliations of the U.S. federal statutory tax rate to the Company’s effective tax rate is as follows:

	Year Ended December 31,
	2002	2001	2000
Statutory rate of tax expense	35.0%	35.0%	35.0%
State taxes, net of U.S. tax benefit	0.4	0.1	0.2
Permanent items	1.6	—	—
Foreign income, including U.S. tax effect of foreign earnings and dividends, net of foreign tax credits	6.0	4.0	(5.3)
Change in valuation allowance	—	(12.0)	(3.1)
Intangible write-off	(0.8)	—	—
Other	(0.3)	—	1.1

Effective tax rate	41.9%	27.1%	27.9%

Temporary differences and carryforwards, which give rise to a significant portion of deferred tax assets and liabilities at December 31, 2002 and 2001, are as follows:

	As of December 31,
	2002	2001
	(in thousands)
Deferred tax assets
Net operating loss carryforwards	$8,553	$—
Accrued expenses	6,992	4,420
Capitalized expenses	339	3,116
Deferred compensation	1,132	2,832
Intercompany profit in inventory	2,492	3,460
Capitalized intangible assets	14,826	654
Asset write-off—manufacturing facility	—	4,680
All other	7,970	4,258

	42,304	23,420
Less: valuation allowance	(4,213)	(975)

Total deferred tax asset	38,091	22,445

Deferred tax liabilities
Depreciation	(637)	888
U.S. tax on foreign earnings, net of foreign tax credit	8,724	—
All other	1,411	—

Total deferred tax liabilities	9,498	888

Net deferred tax asset	$28,593	$21,557

The balances of net current deferred tax assets and net non-current deferred tax assets at December 31, 2002 were $10.1 million and $18.5 million, respectively. The balances of net current deferred tax assets and net non-current deferred tax assets at December 31, 2001 were $9.6 million and $12.0 million, respectively. Such amounts are included in “Other current assets” and “Other assets” in the accompanying consolidated balance sheets.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

In accordance with Emerging Issues Task Force Issue No. 94-10, “Accounting by a Company for the Income Tax Effects of Transactions among or with Its Shareholders under FASB Statement No. 109,” the Company established deferred tax assets of approximately $17.5 million through a credit to equity for all differences resulting from the spin-off in the financial reporting and tax bases of certain assets and liabilities. These differences occurred in jurisdictions where the transfer of assets and liabilities to the Company in the spin-off was deemed to be a taxable transaction. In such situations, the tax bases were adjusted to reflect the fair market value of the assets and liabilities on the spin-off date whereas the financial reporting bases were unchanged.

Deferred taxes have been provided for U.S. federal and state income taxes and foreign withholding taxes on the portion of undistributed earnings of non-U.S. subsidiaries expected to be remitted. Applicable foreign income taxes have also been provided.

As of December 31, 2002, the Company has approximately $13.9 million of U.S. federal and $10.3 million of state tax net operating losses available for carryforward that will begin to expire in 2022 and 2007, respectively. The Company also has approximately $23.6 million of foreign tax net operating losses available for carryforward that will begin to expire in 2007 if not utilized. A valuation allowance has been provided on certain foreign net operating losses and certain long-term deferred tax assets of the Company.

Based on the Company’s historical pre-tax earnings, management believes that it is “more likely than not” that the Company will realize the benefit of the existing net deferred tax asset at December 31, 2002. Management believes that the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income; however, there can be no assurance that the Company will generate any earnings or any specific level of continuing earnings in future years.

The annual effective tax rate in 2001 included the recognition of certain tax benefits associated with the utilization of a net operating loss carryforward and the realization of other deferred tax assets in Japan for which a valuation allowance had previously been established. In 2001, the Company determined, based solely on its judgment, that realization of the deferred tax assets had become “more likely than not” and, accordingly, the Company reversed the valuation allowance previously established. The Company does not anticipate that its future provision for income taxes will include tax benefits similar to those recognized in 2001.

Note 9:    Employee Retirement and Other Benefit Plans

Pension and Post-retirement Benefit Plans

Prior to the spin-off, AMO employees participated in Allergan defined benefit pension plans covering substantially all of Allergan’s employees. In addition, AMO employees also participated in Allergan’s two supplemental nonqualified plans, covering certain management employees and officers. U.S. pension benefits are based on years of service and compensation during the five highest consecutive earnings years. Allergan’s funding policy for its U.S. qualified plan is to provide currently for accumulated benefits, subject to federal regulations. Plan assets of the qualified plan consist primarily of fixed income and equity securities. Benefits for the nonqualified plans are paid as they come due. Allergan froze benefits for the AMO employees under the U.S. and certain international plans at the date of the spin-off. AMO did not establish a defined benefit pension plan in the U.S. to replace the Allergan plan. The pension liability related to AMO U.S. employees’ service prior to the spin-off date remained with Allergan. With respect to the Japan and certain European plans, Allergan transferred the assets and liabilities relating to AMO employees to AMO as of the spin-off.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Pension expense for the Allergan-sponsored plans relating to AMO employees was $1.5 million, $3.0 million, and $4.1 million, in 2002 (through June 28, 2002), 2001, and 2000, respectively. The assumed discount rate applied to benefit obligations to determine 2002 and 2001 pension expense was 6.75% and 7.50%, respectively. The assumed long-term rate of return on assets was 8.25% and 10% for 2002 and 2001, respectively. The assumed rate of compensation increase was 4.14% and 4.89% for 2002 and 2001, respectively.

In addition to pension benefits, AMO employees participated in Allergan-sponsored contributory health-care benefits for substantially all domestic retired employees. Allergan froze benefits for the retirement eligible AMO employees under these plans at the date of the spin-off. AMO did not establish comparable health-care plans for employees retiring subsequent to the spin-off date. Expense associated with these benefits relating to AMO employees was $0.4 million in 2002 (through June 28, 2002) and $0.4 million in each of the years 2001 and 2000.

Subsequent to the spin-off, the Company began sponsoring defined benefit pension plans in Japan and in certain European countries.

Components of net periodic benefit cost under the Japan and European pension plans in 2002 (subsequent to the spin-off) were (in thousands):

Service cost	$797
Interest cost	205
Expected return on plan assets	(101)
Amortization of transition amount	1
Amortization of prior service cost	36
Recognized net actuarial loss	22

Net periodic benefit cost	$960

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Components of the change in benefit obligation, change in plan assets and funded status for the Company’s pension plans for December 31, 2002 (subsequent to the spin-off) were as follows (in thousands):

Change in benefit obligation:
Benefit obligation, beginning of period	$10,206
Service cost	797
Interest cost	205
Actuarial gain	(140)
Benefits paid	(872)
Impact of foreign currency translation	528

Benefit obligation, end of period	$10,724

Change in plan assets:
Fair value of plan assets, beginning of period	$3,728
Actual return on plan assets	4
Company contribution	536
Benefits paid	(872)
Impact of foreign currency translation	165

Fair value of plan assets, end of period	$3,561

Funded status of plans	(7,163)
Unrecognized net actuarial loss	1,407
Unrecognized prior service cost	507
Unrecognized net transition obligation	5
Fourth quarter contributions	351

Accrued benefit cost	$(4,893)

The funded status of the pension benefits presented were measured as of September 30, 2002. The Company adopted this measurement date to conform to its internal cost management systems. Assumptions used in determining benefit obligations are as follows:

Discount rate:
Japan	2.0%
European plans	5.5%
Expected return on plan assets:
Japan	2.5%
European plans	NA
Rate of compensation increase:
Japan	2.5%
European plans	3.3%

Savings and Investment Plan

Prior to the spin-off, AMO employees participated in the Allergan Savings and Investment Plan, which provided for all U.S. and Puerto Rico employees to become participants upon employment. In general, participants’ contributions, up to 5% of compensation, qualified for a 50% company match and company contributions were generally used to purchase Allergan Common Stock. The cost of the plan for AMO U.S. and

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Puerto Rico employees was $0.6 million, $1.0 million and $1.4 million, in 2002 (through June 28, 2002), 2001, and 2000, respectively. Subsequent to the spin-off, the Allergan Savings and Investment Plan account balances for AMO employees were transferred to the new Advanced Medical Optics, Inc. 401(k) Plan (the Plan). Under the Plan, participants’ contributions, up to 8% of compensation, qualify for a 50% Company match. Participants are immediately vested in their contributions and are 100% vested in Company contributions after three years of service. The Company also provides an annual profit sharing contribution. Participants vest ratably in five years in the Company’s profit sharing contributions. The Company contributed $1.6 million in 2002 to the Plan.

AMO employees in the U.S. participated in the Allergan Stock Ownership Plan (ESOP). AMO employee participants received an allocation of shares held in the plan and became vested over five years of Allergan service. Allocated shares were divided among participants based on relative compensation. Compensation expense related to AMO employees for 2002 (through June 28, 2002), 2001, and 2000 was $0.7 million, $0.8 million, and $1.0 million, respectively. Subsequent to the spin-off, the AMO employee ESOP account balances were transferred to the newly established AMO 401(k) Plan.

Note 10:    Common Stock

The Company has an incentive compensation plan that provides for the granting of stock options, restricted stock and other stock-based incentive awards to directors, employees and consultants. Options granted to employees become exercisable 25% per year beginning twelve months after the date of grant and have a ten year term. Director stock options are fully vested the day before the next annual stockholder meeting. The Company measures stock-based compensation for option grants to employees using the intrinsic value method and thus, no compensation expense has been recorded for these stock options as the exercise price equals the fair market value at the date of grant. A total of 6,700,000 shares of common stock have been authorized for issuance under the incentive compensation plan.

During 2002, the Company granted options to employees and directors to purchase 2,516,350 shares of common stock at a weighted average exercise price of $9.00 per share under the incentive compensation plan. No stock-based awards have been granted to consultants to date.

As part of the spin-off from Allergan, all unvested Allergan stock options granted under Allergan’s 1989 Incentive Compensation Plan to AMO employees formerly employed by Allergan were canceled and reissued as options to acquire AMO common stock. Options to purchase an aggregate of 2,639,866 shares of common stock with exercise prices ranging from $5.71 to $13.72 per share were issued in exchange for the unvested Allergan stock options. The re-issuance into AMO stock options was done in such a manner that: (1) the aggregate intrinsic value of the options immediately before and after the exchange was the same, (2) the ratio of the exercise price per option to the market value per option was not reduced, and (3) the vesting provisions and option period of the replacement AMO stock options was the same as the original vesting terms and option period of the Allergan stock options.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

The following is a summary of stock option activity during 2002:

	Number of Options	Weighted Average Exercise Price
Outstanding, June 28, 2002	—	$—
Conversion of Allergan options	2,639,866	10.56
Options granted	2,516,350	9.00
Options exercised	—	—
Options canceled	(150,703)	10.38

Outstanding, December 31, 2002	5,005,513	9.78
Exercisable, December 31, 2002	54,612	7.47

The following table summarizes information regarding options outstanding and options exercisable at December 31, 2002:

Range of Exercise Prices	Outstanding			Exercisable
	Number of Options	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$ 5.71—$ 8.90	1,355,289	6.8	$ 7.74	50,061	$ 7.03
$ 8.99—$10.48	2,447,950	9.1	$ 8.99	—	—
$11.43—$13.72	1,202,274	8.1	$13.68	4,551	$12.19

If compensation expense for the Company’s stock options and employee stock purchase plans had been recognized, based upon the fair value of awards granted, the Company’s net earnings would have been reduced by approximately $3.2 million, resulting in a pro forma net earnings of approximately $22.7 million. The fair value of each option granted in 2002 is estimated based on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected life of one to five years, expected volatility of 42%, risk-free interest rate of 2.10% to 4.08%, and no dividend yield. The weighted-average fair value for options granted in 2002 was $4.03.

The pro forma net earnings may not be representative of future disclosures since the estimated fair value of stock options granted subsequent to the spin-off is amortized over the vesting period, which was only a partial year in 2002, and additional options may be granted in varying quantities in future years. For years ended prior to December 31, 2002, the pro forma net earnings would be the same as the actual reported net earnings reported, as there were no AMO options in existence prior to the spin-off.

Under the terms of the Allergan incentive compensation plan, Allergan restricted stock awards are subject to restrictions as to sale or other disposition of the shares and to restrictions which require continuous employment with Allergan. The restrictions generally expire, and the awards become fully vested, four years from the date of grant. Allergan did not grant restricted stock in 2000 or thereafter and granted 180,000 shares of stock under the plan in 1999. Compensation expense recognized under the restricted stock award plan related to AMO employees was $0.2 million, $0.5 million, and $0.8 million in 2002 (through June 28, 2002), 2001 and 2000, respectively. AMO employees with Allergan restricted stock retained such stock under the same restrictions as Allergan employees. AMO currently does not intend to grant shares of restricted stock to its employees.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

The Company implemented two employee stock purchase plans (ESPP) for eligible employees to purchase shares of the Company’s common stock at 85% of the lower of the closing price of the Company’s common stock on the first or last day of the six-month purchase period. Under the ESPP, employees can authorize the Company to withhold up to 10% of their compensation during any offering period for common stock purchases, subject to certain limitations. A total of up to 2,900,000 shares of common stock have been authorized for issuance under the ESPP. The first six-month purchase period commenced on October 1, 2002 and no shares have been issued as of December 31, 2002. As of December 31, 2002, employee withholdings under the ESPP aggregated $0.5 million.

On June 24, 2002, the Company adopted a stockholders’ rights plan to protect stockholders’ rights in the event of a proposed or actual acquisition of 15% or more of the outstanding shares of the Company’s common stock. As part of this plan, each share of the Company’s common stock carries a right to purchase one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, subject to adjustment, which becomes exercisable only upon the occurrence of certain events. The rights are subject to redemption at the option of the Board of Directors at a price of $0.01 per right until the occurrence of certain events. The rights expire on June 24, 2012, unless earlier redeemed or exchanged by the Company.

Note 11:    Commitments and Contingencies

The Company leases certain facilities, office equipment and automobiles and provides for payment of taxes, insurance and other charges on certain of these leases. Rental expense, including amounts allocated to AMO by Allergan through June 28, 2002, was $10.9 million, $11.2 million and $12.5 million, in 2002, 2001 and 2000, respectively.

Future minimum rental payments under non-cancelable operating lease commitments with a term of more than one year as of December 31, 2002, are as follows: $12.8 million in 2003; $8.8 million in 2004; $5.2 million in 2005; $4.1 million in 2006; $3.9 million in 2007 and $28.4 million thereafter.

In August 2002, the Company entered into an information technology services outsourcing agreement expiring in November 2007. Future annual payments under this agreement are as follows: $5.4 million each year between 2003 and 2005; $5.2 million in 2006 and $4.7 million in 2007.

The Company is involved in various litigation and claims arising in the normal course of business. Management believes that recovery or liability with respect to any pending lawsuits, or asserted claims, will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

Note 12:    Business Segment Information

As a part of Allergan, the Company operated in four regions or geographic operating segments: North America, Latin America, Asia Pacific and Europe. Effective with the spin-off from Allergan on June 29, 2002, the Company has organized its operations into three regions: the Americas, which is comprised of North and South America, Europe/Africa/Asia Pacific and Japan and has reclassified prior period identifiable assets, net sales and operating income (loss) amounts to reflect these operating segments.

The United States information is presented separately as it is the Company’s headquarters country, and U.S. sales represented 28.1%, 30.8% and 31.3% of total net sales in 2002, 2001, and 2000, respectively. Additionally, sales in Japan represented 27.0%, 25.3% and 24.2% of total net sales in 2002, 2001, and 2000, respectively. No other country, or single customer, generates over 10% of total net sales.

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

Operating income attributable to each operating segment is based upon the management assignment of costs to such regions, which includes the manufacturing standard cost of goods produced by the Company’s manufacturing operations (or the cost to acquire goods from third parties), freight, duty and local distribution costs, and royalties. Prior to the spin-off, operating income for all operating segments and manufacturing operations included a charge for corporate services and asset utilization which management used to measure segment performance by including a cost of capital in the determination of operating income for each segment.

Income from manufacturing operations is not assigned to geographic regions because most manufacturing operations produce products for more than one region. Research and development costs are corporate costs. For the year ended December 31, 2000, corporate costs also include the reduction of costs related to the reversal of special charges for restructuring.

Identifiable assets are assigned by region based upon management responsibility for such assets. Corporate assets are primarily cash and equivalents, goodwill and intangibles, and long-term investments. At December 31, 2001 and 2000, identifiable assets by region only included trade receivables, inventories and property, plant and equipment as these were the only assets specifically allocated by region. Depreciation and amortization and capital expenditures are assigned by operating segments based upon management responsibility for such items.

Geographic Operating Segments

	Net Sales			Operating Income (Loss)
	2002	2001	2000	2002	2001	2000
	(in thousands)
United States	$151,283	$167,280	$178,764	$31,134	$35,292	$27,074
Europe/Africa/Asia Pacific	217,779	208,370	220,713	44,689	43,952	45,933
Japan	145,135	137,287	138,053	51,069	49,988	46,742
Other	23,890	30,158	33,043	1,509	(1,142)	(1,381)

Segments total	538,087	543,095	570,573	128,401	128,090	118,368
Manufacturing operations	—	—	—	12,267	3,631	7,609
Research and development	—	—	—	(29,917)	(28,990)	(29,878)
Restructuring charge reversal	—	—	—	—	—	2,237
Elimination of inter-company profit	—	—	—	(22,858)	(34,528)	(36,335)
General corporate	—	—	—	(20,038)	10,927	8,458

Total	$538,087	$543,095	$570,573	$67,855	$79,130	$70,459

ADVANCED MEDICAL OPTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000—(Continued)

	Identifiable Assets			Property, Plant and Equipment
	2002	2001	2000	2002	2001	2000
	(in thousands)
United States	$89,287	$29,726	$38,209	$13,197	$1,748	$2,902
Europe/Africa/Asia Pacific	98,910	65,541	70,120	3,881	91	99
Japan	57,666	42,932	43,904	1,545	1,737	1,828
Other	1,038	9,798	13,327	70	—	—

Segments total	246,901	147,997	165,560	18,693	3,576	4,829
Manufacturing operations	32,119	60,258	62,924	21,137	24,717	25,098
Adjustments and eliminations	(709,976)	—	—	—	—	—
General corporate	894,162	169,211	176,171	—	—	—

Total	$463,206	$377,466	$404,655	$39,830	$28,293	$29,927

	Depreciation and Amortization			Capital Expenditures
	2002	2001	2000	2002	2001	2000
	(in thousands)
United States	$4,327	$4,825	$5,550	$12,010	$920	$1,577
Europe/Africa/Asia Pacific	3,269	2,704	2,591	2,748	67	76
Japan	1,520	3,613	4,052	949	877	183
Other	1,044	900	1,047	83	—	—

Segments total	10,160	12,042	13,240	15,790	1,864	1,836
Manufacturing operations	5,450	9,806	9,112	947	4,001	4,742
General corporate	136	245	301	—	—	—

Total	$15,746	$22,093	$22,653	$16,737	$5,865	$6,578

In each geographic segment the Company markets products in two product lines: Ophthalmic Surgical and Eye Care. The Ophthalmic Surgical product line produces intraocular lenses, phacoemulsification equipment, viscoelastics, and other products related to cataract and refractive surgery. The Eye Care product line markets cleaning, storage and disinfection products for the consumer contact lens market. The Company provides global marketing strategy teams to ensure development and execution of a consistent marketing strategy for products in all geographic operating segments. There are no transfers between product lines.

Net Sales By Product Line

	2002	2001	2000
	(in thousands)
Ophthalmic Surgical	$270,395	$253,143	$248,773
Eye Care	267,692	289,952	321,800

Net sales	$538,087	$543,095	$570,573

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of Advanced Medical Optics, Inc.:

We have audited the accompanying consolidated balance sheets of Advanced Medical Optics, Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Medical Optics, Inc. and subsidiaries as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and intangibles in 2002. Also as discussed in Note 6 to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001.

/s/ KPMG LLP

Orange County, California

February 20, 2003

REPORT OF MANAGEMENT

Management is responsible for the preparation and integrity of the consolidated financial statements appearing in this report. The consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America appropriate in the circumstances and, accordingly, include some amounts based on management’s best judgments and estimates.

Management is responsible for maintaining a system of internal control and procedures to provide reasonable assurance, at an appropriate cost/benefit relationship, that assets are safeguarded and that transactions are authorized, recorded and reported properly. The internal control system is augmented by a program of internal audits and appropriate reviews by management, written policies and guidelines, careful selection and training of qualified personnel and a written Code of Ethics adopted by the Board of Directors, applicable to all employees of the Company and its subsidiaries. Management believes that the Company’s system of internal control provides reasonable assurance that assets are safeguarded against material loss from unauthorized use or disposition and that the financial records are reliable for preparing financial statements and other data and for maintaining accountability for assets.

The Audit and Finance Committee of the Board of Directors, composed solely of Directors who are not officers or employees of the Company, meets with the independent auditors, management and internal auditors periodically to discuss internal accounting controls, auditing and financial reporting matters and to discharge its responsibilities outlined in its written charter. The Committee reviews with the independent auditors the scope and results of the audit effort. The Committee also meets with the independent auditors without management present to ensure that the independent auditors have free access to the Committee.

The independent auditors, KPMG LLP, were recommended by the Audit and Finance Committee of the Board of Directors and selected by the Board of Directors. KPMG LLP was engaged to audit the 2002, 2001, and 2000 consolidated financial statements of Advanced Medical Optics, Inc. and its subsidiaries and conducted such tests and related procedures as deemed necessary in conformity with auditing standards generally accepted in the United States of America. The opinion of the independent auditors, based upon their audits of the consolidated financial statements, is presented on Page A-45 of this report.

February 20, 2003

James V. Mazzo

President and Chief Executive Officer

Richard A. Meier

Corporate Vice President and

Chief Financial Officer

Robert F. Gallagher

Vice President, Controller

and Principal Accounting Officer

ADVANCED MEDICAL OPTICS, INC.

Quarterly Results (Unaudited) (a)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
	(in thousands)
2002 (b)
Net sales	$113,997	$137,678	$139,302	$147,110	$538,087
Gross margin	69,721	84,259	87,904	91,865	333,749
Net earnings	4,726	6,560	5,838	8,786	25,910

2001 (c)
Net sales	120,811	139,208	136,774	146,302	543,095
Gross margin	70,476	85,260	83,459	91,810	331,005
Earnings before cumulative effect of change in accounting principle	1,214	12,948	17,969	23,219	55,350
Net earnings	823	12,948	17,969	23,219	54,959

(a)	All fiscal quarters prior to and including the quarter ended June 28, 2002, are comprised of amounts allocated to the optical medical device business by Allergan.
(b)	Fiscal quarters in 2002 ended on March 29, June 28, September 27 and December 31. After December 31, 2001, goodwill is no longer amortized.
(c)	Fiscal quarters in 2001 ended on March 30, June 29, September 28 and December 31. Goodwill amortization was $9.0 million in the year ended December 31, 2001.

SELECTED FINANCIAL DATA

The following table sets forth selected financial data as of and for each of the years in the five-year period ended December 31, 2002, which has been derived from our audited consolidated financial statements as of December 31, 2002, 2001 and 2000 and for the years ended December 31, 2002, 2001, 2000 and 1999 and from our unaudited consolidated financial statements as of December 31, 1999 and 1998 and for the year ended December 31, 1998. After December 31, 2001, goodwill is no longer amortized. Goodwill amortization was $9.0 million, $9.3 million, $9.2 million and $8.9 million in the years ended December 31, 2001, 2000, 1999 and 1998, respectively.

In our opinion, the information derived from our unaudited consolidated financial statements is presented on a basis consistent with the information in our audited consolidated financial statements. The selected financial data may not be indicative of the results of operations or financial position that we would have obtained if we had been an independent company during the periods presented. We do not believe the declining net sales trend is indicative of our future results as Allergan’s management had shifted its focus and efforts to its specialty pharmaceutical business over the past several years.

	For the Year Ended December 31,
	2002	2001	2000	1999	1998
	(in thousands)
Statement of Operations:
Net sales	$538,087	$543,095	$570,573	$577,644	$545,715
Cost of sales	204,338	212,090	231,426	236,002	236,481

Gross margin	333,749	331,005	339,147	341,642	309,234

Selling, general and administrative	235,977	222,885	241,047	255,666	226,246
Research and development	29,917	28,990	29,878	27,765	27,674
Restructuring/impairment charge (reversal)	—	—	(2,237)	(6,527)	50,997

Operating income	67,855	79,130	70,459	64,738	4,317
Interest expense	13,764	3,302	3,625	6,500	6,092
Loss (gain) on investments, net	3,935	793	(231)	—	—
Unrealized loss (gain) on derivative instruments	3,199	(1,294)	—	—	—
Other, net	2,385	385	(1,135)	441	3,254

Earnings (loss) before income taxes	44,572	75,944	68,200	57,797	(5,029)
Provision (benefit) for income taxes	18,662	20,594	19,020	13,347	(1,454)

Earnings (loss) before cumulative effect of change in accounting principle	25,910	55,350	49,180	44,450	(3,575)
Cumulative effect of change in accounting principle, net of $160 of tax	—	(391)	—	—	—

Net earnings (loss)	$25,910	$54,959	$49,180	$44,450	$(3,575)

	As of December 31,
	2002	2001	2000	1999	1998
	(in thousands)
Balance Sheet Data:
Cash and equivalents	$80,578	$6,957	$12,641	$2,250	$1,524
Current assets	274,494	210,552	228,942	234,538	212,692
Total assets	463,206	377,466	404,655	436,532	420,566
Current liabilities	108,204	85,551	87,165	113,177	74,533
Long term debt, net of current portion	277,559	75,809	100,364	83,232	86,987

EXHIBIT B

ADVANCED MEDICAL OPTICS, INC.

2002 BONUS PLAN

(As Amended)

I.        PURPOSE

The purpose of the Advanced Medical Optics, Inc. 2002 Bonus Plan (the “Plan”) is to attract and retain highly qualified individuals; to obtain from each the best possible performance; and to include in such individual’s compensation package an annual incentive component which is tied directly to the accomplishment of specific corporate and individual objectives that enhance value for the stockholders of Advanced Medical Optics, Inc. (“AMO,” together with its subsidiaries, the “Company”).

With respect to individuals who the Committee (as defined below), in its sole discretion, determines meet or may meet the definition of “covered employee” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, such bonus compensation shall be based the accomplishment of specific preestablished financial performance objectives by the Company based on objective business criteria. Such bonus compensation is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder.

II.        EFFECTIVE DATE; TERM; PLAN YEAR

The Plan is effective as of its adoption by the Board of Directors of the Company (the “Board”) and shall remain in effect until such time as it shall be terminated by the Board.

The Plan year shall be each January 1 to December 31 during the term of the Plan; provided, however, that the first Plan year under the Plan shall commence on the date the Distribution (as defined below) is effective and shall end on the following December 31.

III.        ELIGIBILITY AND PARTICIPATION

All regular full-time and part-time employees of the Company and its subsidiaries scheduled to work 20 or more hours per week in salary grades 6E and above (in the United States and Puerto Rico) and 7E and above (outside of the United States and Puerto Rico) are eligible to participate in the Plan. Participants in the Plan (“Participants”) shall be selected annually by the Organization, Compensation and Corporate Governance Committee (the “Committee”) from those eligible to participate in the Plan. Notwithstanding anything in the Plan to the contrary, an individual shall not be eligible to participate in the Plan if such individual (a) performs services for the Company and is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person including a leasing organization.

IV.        OBJECTIVES

Bonuses for Participants, other than 162(m) Participants (as defined below), are based on: (a) both corporate performance and individual performance in relation to pre-established objectives as set forth in subsections A. and B. below and (b) subjective factors as determined by the Committee.

Bonuses for 162(m) Participants with respect to a Plan year shall be based on the achievement of specific preestablished financial performance objectives (the “Performance Objectives”) by the Company with respect to such Plan year. The Performance Objectives shall be based on any of the objective business criteria set forth in subsection A. below, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past Company performance, as the Committee, in its sole discretion, determines in accordance with Section V.

A.    Corporate Objectives

Corporate objectives with respect to a Plan year shall be set by the Committee at the beginning of such Plan year and shall be based on any of the following objective business criteria, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past Company performance, as the Committee, in its sole discretion, determines:

•	revenue (sales)

•	cash flow

•	earnings per share (including earnings before interest, taxes and amortization)

•	return on equity

•	total stockholder return

•	return on capital

•	return on assets or net assets

•	income or net income

•	operating income or net operating income

•	operating profit or net operating profit

•	operating margin

•	market share

B.    Individual Objectives

In the case of Participants, other than 162(m) Participants (as defined below), Management Bonus Objectives (“MBOs”) shall be prepared by each Participant and his or her supervisor at the beginning of each Plan year and shall be subject to modification, in the discretion of the Participant and his or her supervisor, at any time prior to the end of such Plan year. MBOs shall reflect results and objectives to be achieved by the Participant in order for such Participant to meet short-term and long-term business goals that contribute to increased stockholder value. MBOs shall be expressed as specific, quantifiable measures of performance in relation to key operating decisions for the Participant’s business unit including, without limitation, the following:

•	managing inventory levels, receivables, expenses or payables

•	increasing sales

•	eliminating unnecessary capital expenditures

V.        162(M) PARTICIPANTS

A.    Determination of Applicability of Section 162(m)

By no later than the latest time permitted by Section 162(m) of the Code, and the regulations promulgated thereunder (generally, no later than 90 days after the commencement of a Plan year), the Committee, in its sole discretion, shall determine which Participants in the Plan with respect to such Plan year, if any, meet or may meet the definition of “covered employee” under Section 162(m) of the Code and the regulations promulgated thereunder (such Participants hereinafter referred to as “162(m) Participants”). In making such determination, the Committee may employ and rely upon the advice of attorneys, consultants and accountants. Notwithstanding anything in the Plan to the contrary, a bonus payable to a 162(m) Participant for such Plan year shall be made in accordance with this Section V and unless otherwise provided herein, Sections IV, IX and X shall not apply to such 162(m) Participant.

B.    Performance Objectives

By no later than the latest time permitted by Section 162(m) of the Code, and the regulations promulgated thereunder (generally, no later than 90 days after the commencement of the Plan year) and while the achievement of the Performance Objectives remain substantially uncertain within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder, the Committee shall establish, in writing, the specific Performance Objectives which must be achieved in order for a bonus hereunder (or designated portion thereof) to be earned by a 162(m) Participant, the objective bonus formula for computing a bonus (or designated portion thereof) if such Performance Objectives are achieved, and targeted bonus for such 162(m) Participant for such Plan year.

The Committee shall determine whether the Performance Objectives for a Plan year are achieved, and, if so, the Committee shall certify in writing, prior to the payment of any bonus (or designated portion thereof) to a 162(m) Participant for such Plan year, that such Performance Objectives were satisfied. No bonus (or designated portion thereof) for a Plan year shall be paid to a 162(m) Participant unless and until the Committee makes a certification in writing with respect to the achievement of the Performance Objectives with respect to such Plan year as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

C.    Determination of Bonus Amounts

The Committee shall have authority to exercise discretion in determining the amount of the targeted bonus granted to each 162(m) Participant at the beginning of a Plan year, provided that no such targeted bonus shall exceed the maximum bonus limit set forth in Section V.D. The Committee shall also have the authority to reserve, under the terms of any bonus award, the right to exercise discretion to reduce the amount of a targeted bonus which shall be otherwise payable to the 162(m) Participant at the end of each Plan year, subject to the terms, conditions and limits of the Plan. The Committee shall have no authority to increase the amount of a targeted bonus which shall be payable to any 162(m) Participant or to pay a bonus under this Section V if the Performance Objectives have not been satisfied.

The payment of a bonus to a 162(m) Participant with respect to a Plan year shall be conditioned upon the 162(m) Participant’s employment by the Company on the day the bonus is paid; provided, however, that in the discretion of the Committee, if the Performance Objectives with respect to a Plan year are achieved and certified in accordance with Section V.B., a bonus may be paid to a 162(m) Participant: (i) in the event of a Change in Control prior to the end of such Plan year, or (ii) if such 162(m) Participant’s employment terminates after the beginning of such Plan year as a result of disability or death.

D.    Maximum Annual Bonus

Notwithstanding anything herein to the contrary, the maximum bonus that may be earned by any 162(m) Participant under the Plan in any given calendar year shall not exceed $2,000,000.

E.    Compliance with Section 162(m)

It is the intent of the Company that the bonuses made pursuant to Section V shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code, and the regulations promulgated thereunder, shall be disregarded.

VI.        FORM OF BONUSES

All bonuses shall be reviewed and authorized by the Committee and shall be paid in cash.

VII.        PAYMENT OF BONUSES

Bonuses will be paid no later than ninety (90) days following the end of the Plan year through the Participant’s normal payroll channel; provided, however, that with respect to a 162(m) Participant (as defined below), no bonus shall be paid unless and until the Committee certifies, in writing, that the amount payable with respect to such bonus does not exceed the limitations set forth in Section V and that the amount payable to such 162(m) Participant does not exceed the amount of the targeted bonus granted to such 162(m) Participant at the beginning of the Plan year. In the event of a “Change in Control” (as defined in the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan) following the close of a Plan year but prior to such ninety (90) day period, bonuses with respect to such Plan year will be paid within 30 days of the effective date of the Change in Control.

VIII.        STOCKHOLDER APPROVAL

The Plan shall be submitted to the Company’s stockholders for approval in accordance with the requirements of Section 162(m) of the Code, and the regulations promulgated thereunder, no later than the first regularly scheduled meeting of the Company’s stockholders occurring more than twelve (12) months after the date of Allergan, Inc.’s pro rata distribution to the holders of its common stock, $0.01 par value, of all the shares of Advanced Medical Optics, Inc. (the “Company”) common stock owned by Allergan, Inc. (the “Distribution”). No bonuses shall be paid with respect to 162(m) Participants under the Plan on or after such regularly scheduled meeting unless the Plan is approved in accordance with this Section VII and the requirements of Section 162(m) of the Code, and the regulations promulgated thereunder.

IX.        CHANGE IN CONTROL

If a Change in Control occurs during the Plan year, Participants will be paid a bonus prorated to the effective date of the Change in Control and all corporate and individual performance objectives will be deemed to be met at the greater of 100% of the target or the actual prorated year-to-date performance.

Participants must be employed by the Company or its successor on the effective date of the Change in Control in order to receive the prorated payment, unless the Participant’s employment is terminated for retirement, death or disability or otherwise without cause prior to such date. For purposes of this plan, “cause” shall be limited to only three types of events: the willful refusal to comply with a lawful, written instruction of the Board so long as the instruction is consistent with the scope and responsibilities of the Participant’s position prior to the Change in Control; dishonesty which results in a material financial loss to the Company (or to any of its affiliated companies) or material injury to its public reputation (or to the public reputation of any of its affiliated companies); or conviction of any felony involving an act of moral turpitude.

X.        TERMINATION OF EMPLOYMENT

Bonuses, if any, for Participants who become eligible after the beginning of a Plan year, retire (defined as age 55 or over with at least 5 years of service), become disabled, die or transfer into a position covered by another incentive plan will be prorated. Bonuses, if any, for Participants who are laid-off will be prorated provided the Participant was eligible for at least six months of the Plan year. All proration will be based on the number of months of participation in the Plan during the Plan year.

XI.        ADMINISTRATION, AMENDMENT AND INTERPRETATION OF

THE PLAN

The Committee shall administer the Plan. The Committee shall be appointed by the Board and shall consist solely of two or more members of the Board who shall qualify as “outside directors” under Section 162(m) of the Code, and the regulations promulgated thereunder. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

The Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of this Plan and may take into account such other factors as it deems appropriate in administering any aspect of this Plan; provided, however, that the Committee may not, with respect to Section V of the Plan, modify, reduce or alter Performance Objectives or objective bonus formula once such Performance Objectives and objective bonus formula with respect to a performance period have already been established by the Committee.

Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

The Board shall have the right to amend the Plan from time to time or to repeal it entirely or to terminate the Plan; provided, however, that no amendment to the Plan that is made on or after the first regularly scheduled meeting of the Company’s stockholders occurring more than twelve (12) months after the Distribution and that changes the maximum bonus payable to any 162(m) Participant, as set forth in Section V.D., or amends the objective business criteria with respect to 162(m) Participants as set forth in Section IV.A., shall be effective unless approved by the affirmative vote of a majority of shares voting at a meeting of the shareholders of the Company in accordance with Section 162(m), and the regulations promulgated thereunder.

XII.        RIGHTS OF PLAN PARTICIPANTS

Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

No individual to whom a bonus has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

XIV.        MISCELLANEOUS

The Company shall deduct all federal, state and local taxes required by law or Company policy from any bonus paid hereunder.

In no event shall the Company be obligated to pay to any Participant a bonus for any period by reason of the Company’s payment of a bonus to such Participant in any other period, or by reason of the Company’s payment of a bonus to any other Participant or Participants in such period or in any other period.

The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

EXHIBIT C

ADVANCED MEDICAL OPTICS, INC.

2002 INCENTIVE COMPENSATION PLAN

ARTICLE I.

GENERAL PROVISIONS

1.1        Purposes of the Plan

Advanced Medical Optics, Inc. (“AMO”) has adopted this 2002 Incentive Compensation Plan (the “Plan”) to advance the interests of AMO and its stockholders by affording its Directors, Employees and Consultants an opportunity to acquire or increase a proprietary interest in AMO or to otherwise benefit from the success of the Company through the grant to such Directors, Employees and Consultants of Incentive Awards under the terms and conditions set forth herein. By thus encouraging such Directors, Employees and Consultants to become owners of AMO’s shares and by granting such Directors, Employees and Consultants other incentive compensation that is measured by the increased market value of AMO’s shares or another appropriate measure of the success and profitability of the Company, the Company seeks to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. Additionally, options will be granted under the Plan in accordance with Section 3.8 to individuals who held unvested options under the Allergan, Inc. 1989 Incentive Compensation Plan which were converted in connection with and as of the Distribution (as defined below).

1.2        Definitions

As used herein the following terms shall have the meanings set forth below:

(a)    “Allergan” means Allergan, Inc., a Delaware corporation.

(b)    “AMO” means Advanced Medical Optics, Inc., a Delaware corporation, or any successor thereto.

(c)    “Board” means the Board of Directors of AMO.

(d)    “Cause” means, with respect to the discharge by the Company of any Participant, any conduct that under Company policies as set forth from time to time in the AMO Supervisors Manual (or any successor thereto) would be considered to constitute “serious misconduct” that would justify immediate termination without benefit of a counseling review or severance pay.

(e)    “Change in Control” means the following and shall be deemed to occur if any of the following events occur after the Distribution Date:

(i)    Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of AMO representing (i) 20% or more of the combined voting power of AMO’s then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of AMO’s then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

(ii)    Individuals who, as of the date of the Distribution, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date of the Distribution whose election, or nomination for election by AMO’s stockholders, is approved by a vote of at least a majority of the Directors then comprising the

Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of AMO, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of AMO;

(iii)    The consummation of a merger, consolidation or reorganization involving AMO, other than one which satisfies both of the following conditions:

(A)    a merger, consolidation or reorganization which would result in the voting securities of AMO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of AMO or such other entity resulting from the merger, consolidation or reorganization (the “Surviving Corporation”) outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in AMO’s voting securities immediately before such merger, consolidation or reorganization, and

(B)    a merger, consolidation or reorganization in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of AMO representing 20% or more of the combined voting power of AMO’s then outstanding voting securities; or

(iv)    Complete liquidation of AMO or a sale of all or substantially all of AMO’s assets.

Additionally, notwithstanding the preceding provisions of this Paragraph (e), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (e) is (1) an underwriter or underwriting syndicate that has acquired any of AMO’s then outstanding voting securities solely in connection with a public offering of AMO’s securities, (2) AMO or any subsidiary of AMO or (3) an employee stock ownership plan or other employee benefit plan maintained by the AMO or any of its subsidiaries that is qualified under the provisions of the Code. In addition, notwithstanding the preceding provisions of this Paragraph (e), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (e) becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by AMO which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of AMO or through a stock dividend or stock split), then a Change in Control shall occur. Notwithstanding the preceding provisions of this Paragraph (e), the Distribution shall not be deemed to constitute a Change in Control.

(f)    “Code” means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

(g)    “Committee” means the committee appointed by the Board to administer the Plan. The Committee shall be composed entirely of members who meet the requirements of Section 1.4(a) hereof.

(h)    “Common Stock” means the common stock of AMO, $0.01 par value.

(i)    “Company” means AMO and any Subsidiary, as determined from time to time.

(j)    “Consultant” means any consultant or adviser if:

(i)    The consultant or adviser renders bona fide services to the Company;

(ii)    The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(iii)    The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

(k)    “Director” shall mean a member of the Board.

(l)    “Distribution” means Allergan’s pro rata distribution to the holders of its common stock, $0.01 par value, of all the shares of Common Stock owned by Allergan.

(m)    “Distribution Date” means the date that the Distribution is effective.

(n)    “Dividend Equivalent” means an amount payable in cash, Common Stock or a combination thereof to a holder of a Stock Option, Stock Appreciation Right or other Incentive Award denominated in shares of Common Stock that is equivalent to the amount of dividends paid to stockholders with respect to a number of shares of Common Stock equal to the number of shares upon which such Incentive Award is based.

(o)    “Employee” means any individual classified by the Company as a regular, full-time employee of the Company, and with respect to individuals employed by AMO or any of its U.S. Subsidiaries, whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company, except that such term shall not include any individual who (a) performs services for the Company and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person including a leasing organization.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act shall also refer to any successor provision to such section.

(q)    “Fair Market Value” means: (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day next preceding such date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day next preceding such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

(r)    “Incentive Award” means any Stock Option, Dividend Equivalent, Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or other award granted or sold under the Plan.

(s)    “Incentive Stock Option” means an incentive stock option, as defined under Section 422 of the Code and the regulations thereunder.

(t)    “Independent Director” shall mean a member of the Board who is not an Employee (or otherwise an employee of the Company).

(u)    “Nonqualified Stock Option” means a Stock Option other than an Incentive Stock Option.

(v)    “Normal Retirement” means any termination of an Employee’s employment (other than for Cause or death or Total Disability) after such Employee has attained age 55 and has been employed by the Company for a minimum of five (5) years. For purposes of determining the number of years a Transferring Employee has been employed by the Company, service with Allergan and its subsidiaries prior to the Distribution will be counted.

(w)    “Option” or “Stock Option” means a right to purchase Common Stock and refers to both Incentive Stock Options and Nonqualified Stock Options.

(x)    “Participant” means an individual who has received an Incentive Award pursuant to the Plan.

(y)    “Payment Event” means the event or events giving rise to the right to payment of a Performance Award.

(z)    “Performance Award” means an award, payable in cash, Common Stock or a combination thereof, the terms and conditions of which may be determined by the Committee at the time the Performance Award is granted.

(aa)    “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles.

(bb)    “Plan” means the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan as set forth herein, as amended from time to time.

(cc)    “Purchase Price” means the purchase price (if any) to be paid by a Participant for Restricted Stock as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

(dd)    “Restricted Stock” means Common Stock which is the subject of an Incentive Award under this Plan and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any instrument evidencing the grant of such Incentive Award.

(ee)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

(ff)    “Securities Act” means the Securities Act of 1933, as amended.

(gg)    “Stock Appreciation Right” or “Right” means a right granted pursuant to Section VII of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares of Common Stock and cash, based on the increase in the Fair Market Value of the shares of Common Stock subject to the right during such period as is specified by the Committee.

(hh)    “Stock Payment” means a payment in shares of Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any Employee.

(ii)    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with AMO if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(jj)    “Total Disability” means the inability of a person, by reason of mental or physical illness or accident, to perform any and every duty of the occupation for the Company for which such person was employed, engaged, appointed or elected when such disability commenced, which disability is expected to continue for a period of at least 12 months. Any determination as to the date and extent of any disability shall be made by the Committee upon the basis of such information as the Committee deems necessary or desirable including, without limitation, a determination by the insurance provider with respect to a Participant under the Company’s Insured Long Term Disability Program or a disability award letter with respect to a Participant from the Social Security Administration.

(kk)    “Transferring Employee” means an individual who transferred employment to the Company before or as of the Distribution Date in accordance with the terms of the Employee Matters Agreement effective as of the Distribution Date, between Allergan and AMO.

1.3        Shares of Common Stock Subject to the Plan

(a)    Subject to the provisions of Section 1.3(c) and Section 9.1 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to Incentive Awards under the Plan shall be 6,700,000 shares.

(b)    The Common Stock to be issued under this Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(c)    Shares of Common Stock subject to unexercised portions of any Incentive Award granted under this Plan that expires or is terminated, cancelled, or substituted or exchanged for an award for a different kind of shares or other securities, and shares of Common Stock issued pursuant to an Incentive Award under this Plan that are reacquired by the Company pursuant to the terms of the Incentive Award under which such shares were issued, will again become available for the grant of further Incentive Awards under this Plan. Additionally, shares of Common Stock which are delivered by an Employee or withheld by the Company upon the exercise of any Incentive Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder.

(d)    The maximum number of shares of Common Stock with respect to which Incentive Awards may be granted to any individual in any given calendar year is 500,000 shares. With respect to Performance Awards made in cash, the maximum dollar amount which may be awarded in the aggregate to any individual in any calendar year is $500,000.

1.4        Administration of the Plan

(a)    The Plan will be administered by the Committee, which will consist of two or more Independent Directors appointed by the Board, each of whom is both a “non employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

(b)    The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan Subject to the provisions of the Plan, the Committee has authority in its discretion to select the eligible Employees and Consultants to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up each Incentive Award, the period for the exercise of each Incentive Award, the Performance Criteria (which need not be identical) utilized to measure the value of Performance Awards and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to an Employee or Consultant who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Awards. The Committee may grant Incentive Awards singly or in combination or in tandem with other Incentive Awards as it determines in its discretion. The purchase price or initial value and any and all other terms and conditions of the Incentive Awards may be established by the Committee without regard to existing Incentive Awards or other grants. Further, the Committee may, with the consent of the holder of an Incentive Award, amend in a manner consistent with the Plan the terms of such Incentive Award. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Incentive Awards granted to Independent Directors, in which case any reference in the Plan to the “Committee” shall be deemed a reference to the Board.

(c)    Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(d)    Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board or the Committee nor any designee thereof will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

(e)    The Committee may, but need not, delegate from time to time some or all of its authority to grant Incentive Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of AMO; provided, however, that the Committee may not delegate to any such committee, the Committee’s authority to grant Incentive Awards to officers. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 1.4(e) shall serve in such capacity at the pleasure of the Committee.

1.5        Award Instrument

At the time of the grant of each Incentive Award pursuant to this Plan, the Committee shall deliver, or cause to be delivered, to the Participant to whom the Incentive Award is granted an instrument evidencing the grant of the Incentive Award and setting forth such terms and conditions applicable to the Incentive Award as the Committee may in its discretion determine consistent with the Plan.

ARTICLE II.

DIVIDEND EQUIVALENTS

2.1        Dividend Equivalents

Any holder of an Incentive Award may, in the discretion of the Committee, be granted, at no additional cost, Dividend Equivalents based on the dividends declared on the Common Stock on record dates during the period between the date an Incentive Award is granted and the date such Incentive Award is exercised (or expires, or is terminated or cancelled) or such other period as is determined by the Committee and specified in the instrument that evidences the grant of the Incentive Award. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

Dividend Equivalents shall be computed as of each dividend record date in such manner as may be determined by the Committee and shall be payable to Participants at such time or time as the Committee in its discretion may determine.

Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

ARTICLE III.

OPTION GRANTS TO EMPLOYEES AND CONSULTANTS

3.1        Eligibility

Any Employee or Consultant selected by the Committee shall be eligible to be granted an Option; provided, however, that only Employees shall be eligible to receive “incentive stock options” within the meaning of Code Section 422 and the regulations promulgated thereunder.

3.2        Option Price

The purchase price of Common Stock under each Option (the “Option Exercise Price”) will be determined by the Committee at the date such Option is granted. The Option Exercise Price may be less than the Fair Market Value on the date of grant of the Common Stock subject to the Option; provided, however, that in no event shall the Option Exercise Price be less than the par value of the shares of Common Stock subject to the Option; and further provided, that in the case of an Incentive Stock Option the Option Exercise Price shall be not less than the Fair Market Value on the date of grant of the Common Stock subject to such Option or such other amount as is necessary to enable such Option to be treated as an “incentive stock option” within the meaning of Code Section 422 and the regulations promulgated thereunder.

3.3        Option Period

Options may be exercised as determined by the Committee, but: (a) in the absence of specific action by the Committee, or (b) in the case of an Incentive Stock Option, in no event after ten years from the date of grant of such Option (or with respect to an Incentive Stock Option, such other period as is necessary to enable such Option to be treated as an “incentive stock option” within the meaning of Code Section 422 and the regulations promulgated thereunder).

3.4        Exercise of Options

At the time of the exercise of an Option, the purchase price shall be paid in full in cash or other equivalent consideration acceptable to the Committee, in its sole discretion, consistent with the Plan’s purpose and applicable law and as set forth in the instrument evidencing the grant of the Option, including without limitation: (i) a delay in payment up to 30 days from the date the Option, or portion thereof, is exercised; (ii) in whole or in part, through the delivery of shares of Common Stock duly endorsed for transfer to AMO with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; provided, however, that if such shares of Common Stock were issued to the Participant directly from the Company, such shares must have been owned by the Participant for at least six months; (iii) in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than a market rate of interest, but in no event less than an interest rate which would cause the imputation of income under the Code) and payable upon such terms as may be prescribed by the Committee; (iv) in whole or in part, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

3.5        Limitation on Exercise of Incentive Stock Options

The aggregate Fair Market Value (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all stock option plans of the Company) shall not exceed $100,000 or such other limit as is prescribed by the Code. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options.

3.6        Termination of Employment

(a)    Except as otherwise provided in a written instrument between the Company and the Employee evidencing the grant of the Option, in the event of the termination of an Employee’s employment with the Company for Cause, all of the Employee’s unexercised Options shall expire as of the date of such termination.

(b)    Except as otherwise provided in a written instrument between the Company and the Employee evidencing the grant of the Option, in the event of an Employee’s termination of employment for:

(i)    Any reason other than for Cause, death, Total Disability, Normal Retirement or Job Elimination (as defined below), the Employee’s Options shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) three calendar months after the date of termination.

(ii)    Death or Total Disability, all of the Employee’s unvested Options shall become vested as of the last date of employment, and the Employee (or his or her successor in interest) shall have twelve (12) months after the date of termination within which to exercise Options that have not expired on or before such date.

(iii)    Normal Retirement, the Employee’s Options shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) three (3) years after the date of termination.

(iv)    Job Elimination, all of the Employee’s unvested Options shall become vested as of the last date of employment, and the Employee’s Options shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) three calendar months after the date of termination. Notwithstanding the foregoing, if an Employee meets the requirements for Normal Retirement at the time his or her employment is terminated for Job Elimination, the Employee’s Options shall become vested as of the last date of employment, and the Employee’s Options shall expire and become unexercisable as of the earlier to occur of (Y) the date such Options expire in accordance with their terms or (Z) three calendar years after the date of termination “Job Elimination” occurs when an Employee ceases to be an Employee of the Company as a result of a reduction in force or transfer to a new organization outside of the Company as a result of a divestiture, other than a spin-off or other distribution to the Company’s stockholders. A “reduction in force” occurs under the Plan when the

Employee is terminated pursuant to a plan to reduce headcount and is not offered an alternative job at the Company. In order to receive the accelerated vesting set forth in this section (iv), the Employee must sign and deliver to AMO a release and waiver with respect to any and all claims relating to the Employee’s employment with or termination from the Company in a form acceptable to AMO.

(c)    Notwithstanding anything to the contrary in Paragraphs (a) or (b) above, the Committee may in its discretion designate such shorter or longer periods to exercise Options following an Employee’s termination of employment; provided, however, that any shorter periods determined by the Committee shall be effective only if provided for in the instrument that evidences the grant to the Employee of such Options or if such shorter period is agreed to in writing by the Employee. In the case of an Incentive Stock Option, notwithstanding anything to the contrary herein, in no event shall such Option be exercisable after the expiration of ten years from the date such Option is granted (or such other period as is provided in Code Section 422 and the regulations promulgated thereunder). This Plan provides for automatic acceleration of vesting of Options in the event of an Employee’s termination due to death or Total Disability or Job Elimination. In all other situations, with the exception of terminations for Cause, Options shall be exercisable by an Employee (or his successor in interest) following such Employee’s termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; provided, however, that the Committee, in its discretion, may elect to accelerate the vesting of all or any portion of any Options that had not become exercisable on or prior to the date of such termination.

3.7        Limitations on Exercise of Options Granted to Consultants

Unless otherwise prescribed by the Committee in the instrument evidencing the grant of the Option, no Option granted to a Consultant may be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration of 12 months from the date of the Consultant’s termination of consultancy by reason of his or her death or Total Disability;

(b)    The expiration of three months from the date of the Consultant’s termination of consultancy for any reason other than such Consultant’s death or his or her Total Disability, unless the Consultant dies within said three-month period, in which case the Option shall expire 12 months from the date of the Consultant’s death; or

(c)    The expiration of 10 years from the date the Option was granted.

3.8        Grant of Options in Substitution for Allergan, Inc. Options

In accordance with the provisions of Section 8.4 of that certain Employee Matters Agreement effective as of the Distribution Date, between Allergan and AMO (the “Employee Matters Agreement”) and notwithstanding anything to the contrary in this Plan, in the event that immediately prior to the Distribution Date a Transferring Employee (or other person described in Section 1.25 of the Employee Matters Agreement) shall hold an outstanding option granted under the Allergan, Inc. 1989 Incentive Compensation Plan (the “Allergan Option”) that is, or a portion of which is, unvested, there shall be granted to such Employee (or other person) pursuant to this Plan, in substitution for such unvested Allergan Option, or unvested portion thereof, an Option to purchase Common Stock (a “Substitute Option”) effective as of the Distribution Date. Each Substitute Option shall be adjusted to preserve the intrinsic value of the Allergan Option, and the ratio of the per share exercise price to the per share fair market value of the Allergan Option, in a manner that complies with the requirements of the Securities Exchange Commission and the Financial Accounting Standards Board and as set forth in Section 8.4 of the Employee Matters Agreement.

ARTICLE IV.

DIRECTOR OPTIONS

4.1    Grant of Options to Independent Directors other than the Chairman of the Board

(a)    Each person who is appointed to the Board and is an Independent Director as of July 29, 2002 automatically shall be granted (x) an Option to purchase 20,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on such date, and (y) an Option to purchase 6,500 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of each annual meeting of stockholders occurring after July 29, 2002 during the term of the Plan provided such person is an Independent Director as of such date.

(b)    Commencing on or after July 30, 2002 and during the term of the Plan, each person who is initially elected or appointed to the Board and who is an Independent Director at the time of such initial election or appointment automatically shall be granted (x) an Option to purchase 20,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of such initial election or appointment, and (y) an Option to purchase 6,500 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of each annual meeting of stockholders after such initial election or appointment provided such person is an Independent Director as of such date.

4.2    Grant of Options to Chairman of the Board of Directors

(a)    Any person who is appointed to the Board as Chairman of the Board (“Chairman”) and who is Chairman and an Independent Director as of July 29, 2002 automatically shall be granted (x) an Option to purchase 40,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on such date, and (y) an Option to purchase 13,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of each annual meeting of stockholders occurring after July 29, 2002 during the term of the Plan provided such person is Chairman and an Independent Director as of such date.

(b)    Commencing on or after July 30, 2002 and during the term of the Plan, any person, other than a person described in Section 4.2(a), who is elected or appointed to the Board as Chairman and who is an Independent Director at the time of such election or appointment automatically shall be granted (x) an Option to purchase 40,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of such initial election or appointment, and (y) an Option to purchase 13,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of each annual meeting of stockholders after such initial election or appointment provided such person is Chairman and an Independent Director as of such date.

(c)    The awards granted to the Chairman under this Section 4.2 shall be in lieu of any awards the Chairman may have otherwise been entitled to under Section 4.1(a) or (b), as applicable, on or after the Chairman’s election or appointment as Chairman; provided, however, that if the Chairman shall cease to be Chairman, but shall continue as an Independent Director, such individual shall be entitled to receive the annual grants set forth in clause (y) of Section 4.1(a) or (b), as applicable, on the date of each annual meeting of stockholders thereafter provided such person is an Independent Director as of such date.

4.3    Discretionary Grants

Notwithstanding the foregoing, the Board may, in its discretion, grant additional Options to Independent Directors at any time and from time to time, the terms of which shall be determined by the Board. In the discretion of the Board, Options granted hereunder to Independent Directors may be granted in lieu of director fees.

4.4    Terms of Options Granted to Independent Directors

Unless otherwise prescribed by the Board in the instrument evidencing the grant of the Option, the price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the Fair

Market Value of a share of Common Stock on the date the Option is granted. Unless otherwise prescribed by the Board in the instrument evidencing the grant of the Option, each Option granted to an Independent Director shall become fully exercisable on the day immediately preceding the date of the first annual meeting of stockholders subsequent to the date the Option was granted, provided such person is an Independent Director as of such date. Subject to Section 4.5, the term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted. No portion of an Option which is unexercisable at termination of directorship shall thereafter become exercisable. Payment of the exercise price with respect to an Option granted to an Independent Director shall be made in accordance with Section 3.4. Notwithstanding the foregoing, in the event of a Change in Control, Options granted to Independent Directors shall, as of the date of such Change in Control, immediately become fully vested and exercisable.

4.5    Limitations on Exercise of Options Granted to Independent Directors

Unless otherwise prescribed by the Board in the instrument evidencing the grant of the Option, no Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration of 12 months from the date of the Independent Director’s termination of directorship by reason of his or her death or Total Disability;

(b)    The expiration of three months from the date of the Independent Director’s termination of directorship for any reason other than such Independent Director’s death or his or her Total Disability, unless the Independent Director dies within said three-month period, in which case the Option shall expire 12 months from the date of the Independent Director’s death; or

(c)    The expiration of 10 years from the date the Option was granted.

ARTICLE V.

PERFORMANCE AWARDS

5.1    Grant of Performance Awards

Any Employee or Consultant selected by the Committee may be granted one or more Performance Awards. At the time of grant, the Committee shall determine the Performance Criteria (which need not be identical) to be utilized to calculate the value of a Performance Award, the term of such Performance Award, the Payment Event, the form of payment of the Performance Award (in cash or in shares of Common Stock) and the time of payment of the Performance Award. The specific terms and conditions of each Performance Award shall be set forth in a written statement evidencing the grant of such Performance Award.

5.2    Payment of Award; Limitation

Upon the occurrence of a Payment Event, payment of a Performance Award will be made to the Participant (in cash or shares of Common Stock, as determined by the Committee at the time of grant). The Committee may impose a limitation on the amount payable upon the occurrence of a Payment Event, which limitation shall be set forth in the written statement evidencing the grant of the Performance Award; provided, however, that such limitation shall not exceed the limit set forth in Section 1.3(d).

5.3    Expiration of Performance Award

If a Participant’s employment, or if applicable, consultancy with the Company is terminated for any reason other than death, Total Disability or, with respect to an Employee, Normal Retirement, prior to the occurrence of the Payment Event, all of the Participant’s rights under the Performance Award shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consultancy by reason of death, Total Disability or, with respect to an Employee, Normal Retirement, the Committee, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Participant.

ARTICLE VI.

RESTRICTED STOCK

6.1    Award of Restricted Stock

The Committee may grant awards of Restricted Stock to Employees, Consultants and Independent Directors. The Committee shall determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when and under what circumstances such restrictions shall lapse. The terms and conditions of the Restricted Stock shall be set forth in the statement evidencing the grant of such award of Restricted Stock.

6.2    Requirements of Restricted Stock

All shares of Restricted Stock granted or sold, pursuant to the Plan will be subject to the following conditions:

(a)    The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

(b)    The Committee may require that the certificates representing Restricted Stock granted or sold to a Participant pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

(c)    Each certificate representing Restricted Stock granted or sold to a Participant pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

(d)    The Committee may impose such other conditions on Restricted Stock as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

6.3    Lapse of Restrictions

The restrictions imposed upon Restricted Stock pursuant to Section 6.2 above will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the statement evidencing the grant or sale of the Restricted Stock.

6.4    Rights of Participant

Subject to the provisions of Section 6.2 or restrictions imposed pursuant to Section 6.2, the Participant will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Participant under the Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.2.

6.5    Termination of Employment, Consultancy or Directorship

Upon a Participant’s termination of employment or, if applicable, termination of consultancy or directorship, for death or Total Disability, all of the restrictions imposed on the Participant’s Restricted Stock shall lapse as of the

Participant’s last date of employment or, if applicable, consultancy or directorship. In all other cases (other than a Job Elimination), unless the Committee in its discretion determines otherwise, upon a Participant’s termination of employment or, if applicable, termination of consultancy or directorship, for any reason, all of the Participant’s Restricted Stock remaining subject to restrictions imposed pursuant to this Plan on the date of such termination of employment or, if applicable, termination of consultancy or directorship, shall be repurchased by the Company at the Purchase Price (if any).

6.6    Termination of Employment Due to Job Elimination

Upon an Employee’s termination of employment due to Job Elimination, the terminating Employee shall have the restrictions lapse on each grant of Restricted Stock in an amount equal to the number of shares of Restricted Stock granted multiplied by a fraction, the numerator of which is the number of full calendar months from the date of grant until the Employee’s last day of employment and the denominator of which is the number of months during which the restriction would have been in effect pursuant to each original grant.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1    Granting of Stock Appreciation Rights

The Committee may approve the grant to Employees or Consultants of Stock Appreciation Rights related or unrelated to Options, at any time.

(a)    A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 7.1(c). Such Option will, to the extent surrendered, then cease to be exercisable.

(b)    Subject to Section 7.1(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(c)    Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Option Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

(d)    The Committee may grant Stock Appreciation Rights unrelated to Options to eligible Employees or Consultants. Section 7.1(c) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Option Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

(e)    Notwithstanding the foregoing, the Committee, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

(f)    Payment of the amount determined under the foregoing provisions of this Section 7.1 may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares of Common Stock as the Committee deems advisable. The Committee is hereby vested with full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Participant to receive cash in full or partial settlement of a Stock Appreciation Right. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(g)    The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 (or any other comparable provisions in effect at the time or times in question).

7.2    Termination of Employment or Consultancy

Sections 3.6 and 3.7 will govern the treatment of Stock Appreciation Rights upon the termination of a Participant’s employment or consultancy, as applicable, with the Company.

ARTICLE VIII.

STOCK PAYMENTS

8.1    Stock Payments

The Committee may approve Stock Payments of Common Stock to any Employee or Consultant for all or any portion of the compensation (other than base salary with respect to an Employee) that would otherwise become payable to an Employee or Consultant in cash.

ARTICLE IX.

OTHER PROVISIONS

9.1    Adjustment Provisions

(a)    Subject to Section 9.1(b) below, (i) if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares provided in Section 1.3 (including the maximum amounts referred to in Section 1.3(d)), (y) the number and kind of shares or other securities subject to then outstanding Incentive Awards, and (z) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards. No fractional interests will be issued under the Plan resulting from any such adjustments.

(b)    In addition to the adjustments permitted by Section 9.1(a) above, except as otherwise expressly provided in the statement evidencing the grant of an Incentive Award, upon the occurrence of a Change in Control any outstanding Incentive Awards not theretofore exercisable, payable or free from restrictions, as the case may be, shall immediately become exercisable, payable or free from restrictions (other than restrictions required by applicable law or any national securities exchange upon which any securities of the Company are then listed), as the case may be, in their entirety and any shares of Common Stock acquired pursuant to an Incentive Award which are not fully vested shall immediately become fully vested, notwithstanding any of the other provisions of the Plan.

9.2    Continuation of Employment

(a)    Nothing in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be construed to create or imply any contract of employment between any Employee and the Company, to confer upon any Employee any right to continue in the employ of the Company, or to confer upon the Company any right to require any Employee’s continued employment. Except as expressly provided in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan, the Company shall have the right to deal with each Employee in the same manner as if the Plan and any such statement evidencing the grant of an Incentive Award pursuant to the Plan did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment of the Employee. Unless otherwise expressly set forth in a separate employment agreement between the Company and such Employee, the Company may terminate the employment of any Employee with the Company at any time for any reason, with or without cause.

(b)    Any question(s) as to whether and when there has been a termination of an Employee’s employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan or any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be determined by the Committee’s and the Committee’s determination thereof shall be final and binding.

9.3    Compliance with Government Regulations

No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Incentive Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

9.4    Additional Conditions

The award of any benefit under this Plan may also be subject to such other provisions (whether or not applicable to the benefit award to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

9.5    Privileges of Stock Ownership

No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award, except as to such shares of Common Stock, if any, that have been issued to such Participant in accordance with the terms and conditions of the applicable Incentive Award; provided, however, that Participants who have received Restricted Stock shall have only those rights with respect to such stock as are set forth in this Plan and the statement evidencing the grant or sale of such Restricted Stock. No adjustment will be made for any dividends or other rights where the record date is prior to the date shares of Common Stock are issued.

9.6    Amendment and Termination of Plan, Amendment of Incentive Awards

(a)    The Board may alter, amend, suspend or terminate the Plan at any time. No such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares that may be sold or issued under the Plan or alter the class of Employees eligible to participate in the Plan. With respect to any other amendments of the Plan, the Board may in its discretion determine that such amendments shall only become effective upon approval by the stockholders of the Company, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under federal or state securities law, federal or state tax law or any other laws or for the purposes of satisfying applicable stock exchange listing requirements.

(b)    The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award as it deems advisable; provided, however, that the Committee may not reduce the exercise price of an outstanding Option by amending the terms of such Option without first obtaining approval from the AMO stockholders.

(c)    Except as otherwise provided in this Plan or in the statement evidencing the grant of the Incentive Award, no amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

9.7    Not Transferable

(a)    No Incentive Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order, unless and until such Award has been exercised, or the shares underlying such Incentive Award have been issued, and all restrictions applicable to such shares have lapsed. No Incentive Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)    During the lifetime of the Participant, only he or she may exercise an Option or other Incentive Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Committee pursuant to a domestic relations order. After the death of the Participant, any exercisable portion of an Option or other Incentive Award may, prior to the time when such portion becomes unexercisable under the Plan or the terms and conditions of such Incentive Award, be exercised by his or her personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(c)    Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant to transfer an Incentive Award to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Incentive Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Incentive Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Incentive Award as applicable to the Participant (other than the ability to further transfer the Incentive Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 9.7, “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Committee after taking into account any state or federal tax or securities laws applicable to transferable Incentive Award. Nothing contained in this Section 9.7(c) shall be deemed to require or obligate the Committee to permit a Participant to transfer an Incentive Award in the manner described herein.

9.8      Other Compensation Plans

The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for Employees or Directors of the Company.

9.9      Plan Binding on Successors

The Plan shall be binding upon the successors and assigns of the Company.

9.10    Singular, Plural; Gender

Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

9.11    Headings, Etc., No Part of Plan

Heading of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

9.12    Participation By Foreign Employees

Notwithstanding Section 9.6 of the Plan, the Committee may, in order to fulfill the purposes of the Plan: (i) modify grants of Incentive Awards to Participants who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom and/or (ii) amend the Plan from time to time by adopting or modifying appendices to the Plan, which appendices shall contain such terms and conditions with respect to the operation of the Plan in one or more foreign jurisdictions as are necessary to bring the Plan into compliance with applicable law, tax policy or local custom. Nothing contained in this Section 9.12 shall be deemed to grant the Committee the authority to: (i) increase the maximum number of shares that may be sold or issued under the Plan, (ii) alter the class of Employees eligible to participate in the Plan, (iii) reduce the minimum exercise price with respect to Options as set forth in Sections 3.2 and 4.4, or (iv) increase the annual award limits set forth in Section 1.3(d).

9.13    Withholding

The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Incentive Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award (or which may be repurchased from the Participant of such Incentive Award within six months after such shares of Common Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Incentive Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

9.14    Miscellaneous

(a)    At the request of a Participant, and as soon as practicable after any proper exercise of an Option (or any portion thereof) in accordance with the provisions of the Plan, the Company shall deliver to the Participant at the main office of the Company, or such place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock to which the Participant is entitled by reason of exercise of the Option (or portion thereof).

(b)    No shares of Common Stock shall be issued or delivered upon exercise of an Option unless and until there shall have been compliance with all applicable requirements of the Securities Act, all applicable listing requirements of any market or securities exchange on which shares of Common Stock are then listed and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any shares of Common Stock hereunder on terms deemed reasonable by the Committee shall relieve the Company, the Board and the Committee of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite permits, authorizations or approvals shall not have been obtained.

(c)    Each certificate representing shares of Common Stock acquired pursuant to the Plan shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the certificates. The determination of which legends, if any, shall be placed upon the certificates shall be made by the Committee in its sole discretion and such decision shall be final and binding.

ARTICLE X.

EFFECTIVE DATE

10.1    Effective Date and Duration of Plan

The Plan will be submitted for approval by Allergan, as sole stockholder of AMO, after the date of the Board’s initial adoption of the Plan but in any event prior to the Distribution Date. The Plan shall become effective on the later of (a) the date of its adoption by the Board or (b) the date of its approval by Allergan, as sole stockholder of AMO. The Plan shall terminate at such time as the Board, in its discretion, shall determine. No Incentive Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Incentive Award theretofore granted; provided, however, that in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

(a)    The expiration of 10 years from the date the Plan is adopted by the Board; or

(b)    The expiration of 10 years from the date the Plan is approved by Allergan under this Section 10.1.

* * *

[Separate Appendices with specific terms and conditions for employees resident in each of the following locations are omitted: Austria, Brazil, People’s Republic Of China And Kingdom Of Thailand, Denmark,

France, Germany, Hong Kong, Italy, Puerto Rico, and Spain.]

EXHIBIT D

ADVANCED MEDICAL OPTICS, INC.

AUDIT AND FINANCE COMMITTEE CHARTER

(As adopted by the Board of Directors on January 28, 2003)

I.        PURPOSE

The Audit and Finance Committee (the “AFC”) is appointed by the Board of Directors (the “Board”) of Advanced Medical Optics, Inc. (the “Company”) to assist the Board (1) in fulfilling its audit oversight responsibilities and (2) in the review and approval of corporate financial policy and strategy.

The AFC shall have the authority to conduct or authorize any investigation appropriate to fulfilling its responsibilities and it shall have direct access to the independent auditor as well as to anyone in the Company. In fulfilling its audit oversight responsibilities, the AFC may utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion and at the Company’s expense, retain special legal, accounting, or other consultants or experts it deems necessary or appropriate in the performance of its duties.

II.        AUDIT AND FINANCE COMMITTEE COMPOSITION AND MEETINGS

The AFC shall be composed of three or more directors as determined by the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. All members of the AFC shall be “financially literate” as determined by the Board in its business judgment and shall satisfy the “independence” requirements of the New York Stock Exchange. At least one member of the AFC shall have “accounting or related financial management expertise” as determined by the Board in its business judgment.

The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the AFC. The AFC shall have the authority to establish its own rules and procedures consistent with the Bylaws of the Company for notice and conduct of its meetings, should the AFC, in its discretion, deem it desirable to do so.

The AFC shall meet at least four times in each fiscal year, or more frequently as circumstances dictate. An agenda shall be circulated in advance of each meeting. The AFC may meet privately in executive session with the Company’s financial management, the director of the internal auditing department, representatives of the independent auditor, any other financial personnel employed or retained by the Company, any other persons whose presence the AFC believes to be necessary or appropriate, and as a committee to discuss any matters that the AFC or any of these groups believe should be discussed. The AFC may meet with the independent auditor or the director of the internal auditing department in separate executive sessions to discuss any matters that the AFC believes should be addressed privately, without management’s presence. The AFC may likewise meet privately with management, as it deems appropriate.

III.        AUDIT AND FINANCE COMMITTEE RESPONSIBILITIES AND DUTIES

A.        Audit Oversight. In its audit oversight role, the AFC shall have the following responsibilities and duties:

Independent Auditor

1.        The independent auditor of the Company is ultimately accountable to the AFC and the Board in connection with the audit of the Company’s annual financial statements and related services. The Board, with the assistance of the AFC, has the ultimate authority and responsibility to select and evaluate the independent auditor, to consider whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis and, where appropriate, to replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in the annual proxy statement).

2.        Approve the fees and other significant compensation to be paid to the independent auditor and any other terms of the engagement of the independent auditor.

3.        On an annual basis, ensure that the independent auditor prepares and delivers a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the AFC, may impact the objectivity and independence of the independent auditor. If the AFC determines that further inquiry is advisable, recommend that the Board take any appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

4.        Review the experience and qualifications of the outside auditor’s senior personnel that are providing audit services to the Company and the quality control procedures of the outside auditor.

5.        Approve the retention of the independent auditor or any of its affiliates for any information technology services or other non-audit services and approve the fees to be paid to the independent auditor or its affiliates for any such services.

6.        If applicable, consider whether the independent auditor’s provision of (i) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X of the Securities and Exchange Commission (“SEC”) and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor.

Annual Audit

7.        Review the independent auditor’s audit plan. Discuss scope, staffing, locations, reliance upon management and internal audit and general audit procedures to be followed.

8.        Discuss with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any disagreements with management, and whether or not those disagreements were resolved to the satisfaction of the independent auditor. Obtain from the independent auditor assurances that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

9.        Meet with the independent auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the independent auditor any matters within the scope of the pending audit that have not yet been completed.

10.      Review and discuss the audited financial statements with the management of the Company.

11.      Discuss with the independent auditor the matters required to be discussed by Statement of Accounting Standards (“SAS”) No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

12.      Based on the review and discussions in paragraphs 10 and 11 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 2 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

13.      Meet with the independent auditor and management prior to the public release of financial results of operations for each quarter. Prior to the filing of any Form 10-Q, the independent auditor is required to review the interim financial statements to be included in such Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC. The AFC shall discuss with management and the independent auditor the results of the quarterly review, including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire AFC for purposes of these discussions.

Internal Controls

14.      Discuss with the independent auditor and the director of the internal auditing department, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company and consider any recommendations for improvement of such internal control procedures.

15.      Discuss with the independent auditor and with management any management letter provided by the independent auditor and any other significant matters brought to the attention of the AFC by the independent auditor as a result of its annual audit. The AFC shall allow management adequate time to consider any such matters raised by the independent auditor.

Internal Audit Department

16.      Review, as the AFC deems appropriate or necessary, the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department.

17.      Review the appointment and when necessary replacement of the senior internal audit executive.

18.      Review significant reports prepared by the internal audit department, together with management’s response and follow-up to these reports.

19.      Grant the director of the internal auditing department and the other personnel performing the Company’s internal audit function unfettered access to the AFC.

20.      On at least an annual basis, review with the Company’s counsel any legal matters that could reasonably be expected to have a significant impact on the Company’s financial statements.

Other AFC Audit Oversight Responsibilities

21.      Discuss with management and the independent auditor any accounting policies the independent auditor identifies as critical, and discuss any changes in the accounting policies of the Company or any changes (or initiatives or proposals to change) any accounting or financial reporting rules that could reasonably be expected to have a material impact on the Company’s financial statements.

22.      Review and discuss with management and the independent auditor: (i) any material off-balance sheet arrangements or other material financial arrangements of the Company that do not appear on the financial statements of the Company; and (ii) any transactions with parties related to or affiliated with the Company which are material in size or involve terms different from those reasonably likely to be negotiated with independent third parties and which transactions are relevant to the understanding of the Company’s financial statements.

23.      Discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

24.      Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the document published in accordance with SEC regulations.

25.      Annually prepare a report to shareholders as required by Item 306 of Regulation S-K of the SEC. The report should be included in the Company’s annual proxy statement.

26.      Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the AFC or the Board deems necessary or appropriate.

27.      Maintain minutes of its meetings and report, through its Chair, periodically (as often as the AFC deems necessary or desirable, but at least annually) to the full Board regarding the AFC’s actions and recommendations.

28.      Review as the AFC in its discretion deems necessary the Company’s Code of Ethics and management’s system to enforce this Code.

B.        Finance Oversight. In its finance oversight role, the AFC shall have the following responsibilities and duties:

1.        Review, evaluate and, to the extent the AFC deems necessary or appropriate, make recommendations to the Board regarding the Company’s financial organization, staffing thereof, and succession planning.

2.        Review periodically the capital structure of the Company and, to the extent the AFC deems necessary or appropriate, recommend to the Board transactions or alterations of the capital structure of the Corporation.

3.        Review, evaluate and, to the extent the AFC deems necessary or appropriate, make recommendations to the Board regarding the Company’s debt financing policies, strategies and actions.

4.        Review, evaluate and, to the extent the AFC deems necessary or appropriate, make recommendations to the Board regarding investment, stock issuance, stock repurchases, dividend payment and other significant financial policies and actions.

C.        Limitations

While the AFC is responsible for the duties set forth in this Charter, it is not the duty of the AFC to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements and the independent accountants are responsible for auditing the financial statements and monitoring the effectiveness of the internal controls. Auditing literature, including SAS No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent accountants. The members of the AFC are not independent accountants, and the term “review” as used in this AFC charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this AFC charter of the term “review” should not be interpreted to suggest that the AFC members can or should follow the procedures required of auditors performing reviews of interim financial statements.

Where a vote is not specified, the Trustee will vote the shares represented by this Direction Card FOR the election of directors and FOR proposals 2 and 3 and will vote in accordance with its discretion on such other matters as may properly come before the meeting.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

☐

	FOR	WITHHELD FOR ALL
1. ELECTION OF THREE DIRECTORS - Nominees: 01 W. Link 02 M. Mussallem 03 D. Pyott	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
2. TO APPROVE THE 2002 BONUS PLAN	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. TO APPROVE THE 2002 INCENTIVE COMPENSATION PLAN	☐	☐	☐

I/We consent to future access of the Annual Reports and Proxy Materials electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.

☐

I/we plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)	☐

Dated:	, 2003

Signature

Signature if held jointly

In signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person each should sign the direction card. Please sign, date, and return the direction card promptly using the enclosed envelope.

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é  FOLD AND DETACH HERE  é

Direction by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone direction is available until 11PM Eastern Time on Friday, April 25, 2003.

Your Internet or telephone direction authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

Internet http://www.eproxy.com/avo

Use the Internet to direct the Trustee. Have your direction card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic direction.

OR

Telephone 1-800-435-6710

Use any touch-tone telephone to direct the Trustee. Have your direction card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the instructions given.

OR

Mail

Mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

If you direct the Trustee by Internet or by telephone,

you do NOT need to mail back your direction card.

You can view the Annual Report and Proxy Statement on the Internet at www.amo-inc.com

DIRECTION CARD

TO: UMB BANK, N.A., TRUSTEE

ADVANCED MEDICAL OPTICS, INC. 401(k) PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Advanced Medical Optics, Inc. Common Stock held for my account in the Advanced Medical Optics, Inc. 401(k) Plan (the “Plan”) at the Annual Meeting of Stockholders of Advanced Medical Optics, Inc. to be held on April 30, 2003, or any adjournment thereof, as marked on the reverse side of this card.

Unless UMB Bank, N.A., as Trustee for the Plan, receives my vote by April 25, 2003, it will vote the shares allocated to my Plan account as directed by the Advanced Medical Optics, Inc. Corporate Benefits Committee.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

é  FOLD AND DETACH HERE  é

Bring this admission ticket with you to the meeting on April 30, 2003.  Do not mail.

This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of March 6, 2003, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

2003 Annual Meeting of Stockholders

April 30, 2003

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE	NON-TRANSFERABLE

Where a vote is not specified, the proxies will vote the shares represented by the proxy FOR the election of directors and FOR proposals 2 and 3 and will vote in accordance their discretion on such other matters as may properly come before the meeting.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

☐

	FOR	WITHHELD FOR ALL
1. ELECTION OF THREE DIRECTORS - Nominees: 01 W. Link 02 M. Mussallem 03 D. Pyott	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
2. TO APPROVE THE 2002 BONUS PLAN	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. TO APPROVE THE 2002 INCENTIVE COMPENSATION PLAN	☐	☐	☐

I/We consent to future access of the Annual Reports and Proxy Materials electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.

☐

I/we plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)	☐

Dated:	, 2003

Signature

Signature if held jointly

In signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person each should sign the proxy. Please sign, date, and return the proxy card promptly using the enclosed envelope.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available until 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/avo

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.amo-inc.com

ADVANCED MEDICAL OPTICS, INC.

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Aimee S. Weisner and Diane W. Biagianti, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Advanced Medical Optics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on April 30, 2003, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

To vote in accordance with the Board of Directors’ recommendations just sign and date the other side; no boxes need to be checked.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Bring this admission ticket with you to the meeting on April 30, 2003.  Do not mail.

This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of March 6, 2003, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

2003 Annual Meeting of Stockholders

April 30, 2003

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE	NON-TRANSFERABLE